                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION
    PROXY SOLICITATION STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:
    [ ] Preliminary Proxy solicitation statement          [ ] Confidential, For Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))
    [X] Definitive Proxy solicitation statement
    [X] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CAREY DIVERSIFIED LLC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing Consent Solicitation Statement, if other than the
                                  Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: Limited Liability Company Interests of Carey Diversified LLC.
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies: up to 10,000,000 shares.
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to Rules 14a-6(i)(1) and 0-11(a)(4) and (c)(1) under the Exchange Act, the average of the high and low prices reported in the consolidated reporting system of Carey Diversified LLC as of December 22, 1999 was $17.09375.
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction: $170,937,500.
--------------------------------------------------------------------------------

     (5) Total fee paid: $34,187.50.
--------------------------------------------------------------------------------

     [X] Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by the Exchange
         Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------

     (3) Filing Party:
--------------------------------------------------------------------------------

     (4) Date Filed:
--------------------------------------------------------------------------------

[W. P. CAREY LOGO]
                                                                    May 17, 2000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 28, 2000

Dear Carey Diversified Shareholder:

     On Thursday, June 28, 2000, Carey Diversified LLC will hold its 2000 annual meeting of the shareholders at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York. The meeting will begin at 9 a.m.

     We are holding this meeting:

     - To elect four (4) Class III directors, each to hold office for a three year term and until their respective successors are elected and qualified.

     - To consider and vote upon a proposal to approve the acquisition of the management business of W.P. Carey & Co., Inc. and its affiliates by Carey Diversified LLC. As consideration for the acquisition, Carey Diversified will issue up to 10,000,000 Listed Shares, all as more fully described in the enclosed proxy statement.

     - To consider and vote upon a proposal to approve an amendment to the 1997 Listed Share Incentive Plan to increase the number of shares eligible for issuance from 700,000 to 2,600,000 shares.

     - To transact such other business as may properly come before the meeting.

     Only shareholders who owned stock at the close of business on March 31, 2000 are entitled to vote at the meeting. Carey Diversified mailed this proxy statement, proxy and its Annual Report to shareholders on May 17, 2000.

                                              By Order of the Board of Directors

                                              [/s/ H. Augustus Carey]
                                              H. Augustus Carey
                                              Secretary

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING, WHETHER OR NOT YOU ATTEND THE MEETING. YOU CAN VOTE YOUR SHARES BY USING THE TELEPHONE OR THROUGH THE INTERNET. INSTRUCTIONS FOR USING THESE SERVICES ARE SET FORTH ON THE ENCLOSED PROXY. YOU MAY ALSO VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE ENCLOSED PROXY, SIGNING AND DATING IT AND MAILING IT IN THE BUSINESS REPLY ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                             CAREY DIVERSIFIED LLC
                              50 ROCKEFELLER PLAZA
                               NEW YORK, NY 10020

                                  MAY 17, 2000

Dear Fellow Shareholder,

     The board of directors requests your approval of a proposal to acquire the management businesses of W. P. Carey & Co., Inc. and its affiliates, which consists primarily of the management business of our investment advisor, Carey Management LLC, and the business of managing four real estate investments trusts. If the transaction is completed, the combined entity, which will be renamed W. P. Carey & Co. LLC, will be a fully integrated investment company and one of the nation's premier net lease firms. Changing the company's name to W.
P. Carey & Co. LLC will capitalize on the strong corporate identity that W. P. Carey has built among its clients and the investment community for over 25 years. The acquisition will be achieved through the merger of Carey Management LLC and a wholly-owned subsidiary of Carey Diversified LLC. W. P. Carey & Co., Inc. (and certain of its affiliates) has transferred to Carey Management LLC all of the assets used for the management of Carey Diversified and the four real estate investment trusts. This merger is described in detail in the accompanying proxy solicitation statement, which you are urged to read carefully.

     Carey Diversified's board of directors voted unanimously in favor of this transaction because it believes the proposed merger will provide many potential benefits to shareholders, including an immediate increase in funds from operations (FFO), increased access to capital, enhanced growth from the asset management business, a strengthened credit profile and future growth potential.

     A special committee consisting of three independent members of Carey Diversified's board of directors carefully reviewed, considered and negotiated the terms of the proposed merger. Based on its review, the special committee has unanimously determined that the terms of the merger agreement, the related agreements and the merger are fair to and in the best interests of Carey Diversified and its public shareholders. In making this determination, the special committee considered, among other things, an opinion received from Robert A. Stanger & Co., Inc., the special committee's independent financial advisor, as to the fairness, from a financial point of view, of the consideration to be paid by Carey Diversified in the merger from the perspective of Carey Diversified's public shareholders.

     Taking into account the unanimous recommendation of the special committee, the board of directors of Carey Diversified has unanimously determined (with two directors affiliated with Carey Management, Messrs. Wm. Polk Carey and DuGan, abstaining) that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of Carey Diversified and its unaffiliated shareholders and has approved the merger agreement and the transactions contemplated by the merger agreement.

     The merger is expected to reduce Carey Diversified's operating expenses by eliminating the management fees it currently pays to Carey Management and is expected to provide Carey Diversified with an additional source of revenue through fees for the management of four real estate investment trusts currently managed by Carey Management. As of March 31, 2000 (the record date) these REITs own 201 properties with a total of over 18 million square feet of space. These additional management fees will be accretive during the first year of combined operations.

     In effect, we will be uniting the business functions that are integral to the operation of the company. Carey Management personnel will become employees of the merged entity and will be responsible for acquisitions, financing, investment analysis, asset management, accounting and shareholder relations functions. In addition, we believe the merger will eliminate any actual or perceived conflicts of interest between Carey Diversified and Carey Management in the management of Carey Diversified, and potentially improve the company's valuation, as the investment community generally views internally managed companies more favorably.

     In the merger, the shareholders of Carey Management, who are current officers of Carey Diversified, will receive eight million shares ($133,000,000 at $16.625 per share, the closing price on the record date) of W. P. Carey & Co. LLC. Carey Management shareholders may earn up to an additional two million shares ($33,250,000) of W. P. Carey & Co. LLC over a period of four years, if W.
P. Carey & Co. LLC meets certain performance criteria.

     While there can be no assurance that shareholders will ultimately benefit from the merger, the board believes the transaction is in the best interest of the shareholders. There are also potential conflicts of interests in the operation of W. P. Carey & Co. LLC as a result of the contingent consideration.

     W. P. Carey & Co. LLC will trade publicly on the New York Stock Exchange and on the Pacific Stock Exchange under the symbol "WPC." There will be no change in the total number of shares currently owned by each Carey Diversified shareholder. Immediately after the merger, public shareholders of Carey Diversified will own approximately 72% of the combined company. In general, the merger will not be a taxable event for Carey Diversified shareholders; however investors will have a lower tax basis than they had before the transaction. The change in tax basis will only effect the tax treatment of distributions from W.
P. Carey & Co. LLC, and will not affect the gain or loss recognized on the sale of shares.

     You are also being asked to approve an amendment to the 1997 Listed Share Incentive Plan to increase the number of shares eligible for issuance from 700,000 to 2,600,000 shares. This increase is necessary to allow for the granting of awards under the plan to the new employees of W. P. Carey & Co. LLC following the merger, to attract and retain executive officers and employees, to provide for management continuity and to create incentives for management performance and to align the interests of management and the shareholders.

     In addition, you are also being asked to re-elect directors for the three-year term expiring in 2003. The directors nominated for re-election are Wm. Polk Carey, Dr. Lawrence R. Klein, Charles C. Townsend, Jr. and Donald E. Nickelson.

     We have been committed over the years to serving the best interests of our shareholders. We believe that this new structure will insure our ability to generate increasing growth and shareholder value.

     YOUR BOARD URGES YOU TO EVALUATE CAREFULLY THE PROPOSED MERGER AND PLAN AMENDMENT AND THE DIRECTORS NOMINATED FOR RE-ELECTION AND TO VOTE FOR THE MERGER, THE PLAN AMENDMENT AND THE NOMINATED DIRECTORS.

     PLEASE VOTE FOR THE PROPOSED MERGER AND PLAN AMENDMENT AND RETURN YOUR ELECTION CARD TODAY OR VOTE BY PHONE OR ON THE INTERNET. We have attempted to anticipate any questions you may have and to answer them in the pages that follow. However, if you have any additional questions regarding this proxy solicitation statement or the proposed merger, or if you need assistance with completing the election card, please feel free to contact Shareholder Communications Corporation, which has been retained to answer any questions you may have, at 1-800-611-9976.

     With best regards,


LOGO                                              /s/ Francis J. Carey
Gordon F. DuGan                                   Francis J. Carey
President                                         Chairman and Chief Executive Officer

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS.......................................    1
PROPOSAL ONE:
ELECTION OF DIRECTORS.......................................    3
  Class III Directors to Serve Until the Year 2003..........    3
  Class I Directors Continuing to Serve Until the Year
     2001...................................................    4
  Class II Directors Continuing to Serve Until the Year
     2002...................................................    5
  Executive Officers of Carey Diversified...................    5
  Security Ownership of Certain Beneficial Owners, Directors
     and Management.........................................    6
  Committee of the Board of Directors.......................    7
  Compensation of the Board of Directors....................    8
  Executive Compensation....................................    8
  Performance Graph.........................................   10
  Certain Transactions......................................   10
     Management Contract with Carey Management..............   10
     Amounts Paid to W.P. Carey & Co. ......................   10
     Amounts Paid/Payable to General Partners...............   10
     Livho, Inc. Transaction................................   11
     FREDIP, S.A. Transactions..............................   11
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....   11
INDEPENDENT PUBLIC ACCOUNTANTS..............................   11
PROPOSAL TWO:
SUMMARY OF PROPOSAL TWO.....................................   12
  The Merger................................................   12
  The Combined Company......................................   12
  Parties to the Merger.....................................   13
  What Carey Diversified Will Receive in the Merger.........   13
  Recommendation to Shareholders............................   13
  Record Date...............................................   14
  Vote Required to Approve the Merger.......................   14
  Share Ownership After the Merger..........................   14
  Dividend Policy Following the Merger......................   14
  Board of Directors and Management of Carey Diversified
     Following the Merger...................................   14
  Interests of Certain Persons in the Merger................   14
  Opinion of the Financial Advisor..........................   15
  Federal Tax Matters.......................................   15
  Closing of the Merger; Conditions to Closing..............   15
  Termination of the Merger Agreement.......................   16
  Risks of the Merger to Carey Diversified and its
     Shareholders...........................................   16
  Accounting Treatment......................................   16
  No Appraisal Rights.......................................   17
  Special Note Regarding Forward-Looking Statements.........   17
SUMMARY SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA....   18
THE MERGER..................................................   23
  Special Note Regarding Forward-Looking Statements.........   26
THE COMPANIES...............................................   27
  The Combined Company -- W.P. Carey & Co. LLC..............   27
  Carey Diversified.........................................   27
  Carey Management..........................................   28

DESCRIPTION OF THE MERGER AND MERGER AGREEMENT...............................................................         28
  General....................................................................................................         28
  The Merger Agreement.......................................................................................         29
  Total Return Target........................................................................................         30
  Lock-up Agreement..........................................................................................         30
  Registration Rights Agreement..............................................................................         31
  Non-Competition Agreement..................................................................................         31
  Use of W.P. Carey Name.....................................................................................         31
  Closing....................................................................................................         32
  Conduct of Business Prior to Closing.......................................................................         32
  Conditions to Closing......................................................................................         32
  Representations and Warranties.............................................................................         33
  Expenses...................................................................................................         34
REASONS FOR AND BACKGROUND OF THE MERGER.....................................................................         34
  Deliberations and Recommendation of the Special Committee..................................................         35
  The Recommendation of the Board of Directors...............................................................         39
OPINION OF THE FINANCIAL ADVISOR.............................................................................         39
  Stanger Fairness Opinion...................................................................................         39
  Experience of Stanger......................................................................................         40
  Reasons for Selection of Stanger...........................................................................         40
  Summary of Materials Considered............................................................................         40
  Summary of Analysis........................................................................................         41
  Conclusions................................................................................................         45
  Assumptions................................................................................................         45
  Limitations and Qualifications of Fairness Opinion.........................................................         46
  Compensation and Material Relationships....................................................................         46
SERVICES PROVIDED BY CAREY MANAGEMENT........................................................................         46
  Management Services Provided by Carey Management to Carey Diversified......................................         46
  Services Provided to the CPA(R) REITs......................................................................         48
  Capital Raising Services...................................................................................         50
RISKS OF THE MERGER TO CAREY DIVERSIFIED AND ITS SHAREHOLDERS................................................         50
  The investment advisory business presents different risks..................................................         50
  Future sales of our stock by shareholders of W.P. Carey & Co. LLC may adversely affect the market price of
     our stock...............................................................................................         50
  The revenue streams from the investment advisory agreements are subject to limitation or cancellation......         51
  Carey Diversified directors and executive officers may have interests in the merger which differ from the
     interests of Carey Diversified shareholders.............................................................         51
  The fixed number of shares to be issued in the merger will not reflect any changes in the relative value of
     each of the two companies after the date the merger agreement was signed................................         51
  After the merger, the officers and directors of W.P. Carey & Co. LLC may control the company...............         51
BENEFIT TO THE SHAREHOLDERS OF CAREY MANAGEMENT RESULTING FROM THE MERGER....................................         51
SHARE OWNERSHIP AFTER THE MERGER.............................................................................         52
CONSEQUENCES OF FAILURE TO APPROVE THE MERGER................................................................         53
MANAGEMENT OF W.P. CAREY & CO. LLC...........................................................................         53
  Directors and Executive Officers of W.P. Carey & Co. LLC...................................................         53
  Carey Asset Management Corp................................................................................         53
INTERESTS OF CERTAIN PERSONS IN THE MERGER...................................................................         54

FINANCIAL, ACCOUNTING, TAX AND OTHER LEGAL INFORMATION
  REGARDING THE MERGER......................................   55
  Financial Information.....................................   55
  Accounting Treatment......................................   55
  Federal Tax Matters.......................................   55
  No Appraisal Rights.......................................   56
  Vote Required to Approve the Merger.......................   56
PROPOSAL THREE:
AMENDMENT TO 1997 LISTED SHARE INCENTIVE PLAN...............   57
WHERE YOU CAN FIND MORE INFORMATION.........................   59

                             CAREY DIVERSIFIED LLC
                            ------------------------

                                PROXY STATEMENT
                                  MAY 16, 2000

                            ------------------------

                              QUESTIONS & ANSWERS

Q.  WHAT ARE THE PROPOSALS I AM BEING ASKED TO CONSIDER?

A. You are being asked to give your proxy to vote on three proposals. Proposal One is to re-elect four directors to a three year term ending in 2003. The nominees are Wm. Polk Carey, Dr. Lawrence R. Klein, Charles C. Townsend, Jr., and Donald E. Nickelson. Proposal Two is to approve the acquisition of the management business of W.P. Carey & Co., Inc. and its affiliates by Carey Diversified. As consideration for the acquisition, Carey Diversified will issue up to 10,000,000 Listed Shares. Proposal Three is to amend the 1997 Listed Share Incentive Plan to increase the number of shares eligible for issuance from 700,000 to 2,600,000 shares. Each of these proposals are more fully described in this proxy solicitation statement.

Q.  WHO IS SOLICITING MY PROXY?

A. We, the directors of Carey Diversified, are sending you this proxy statement and enclosed proxy.

Q.  WHO IS ENTITLED TO VOTE?

A. Shareholders of Carey Diversified as of the close of business March 31, 2000 (the record date) are entitled to vote at the annual meeting.

Q.  HOW MANY SHARES MAY VOTE?

A. At the close of business on the record date, March 31, 2000, Carey Diversified had 25,979,383 shares outstanding and entitled to vote. Every shareholder is entitled one vote for each share held.

Q.  WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

A. Nominees for election of directors must receive the affirmative vote of a majority of the votes cast at the meeting to be elected to the board. The merger and the amendment to the Listed Share Incentive Plan must be approved by the affirmative vote of shareholders owning a majority of all Carey Diversified shares. If any material amendment to the terms of the merger is made, we will re-solicit your consent to the merger.

Q.  WHAT DO I NEED TO DO NOW?

A. You may register your vote by calling the number on your proxy card or you may vote on the Internet at the web address on your proxy card. You may also fill out and sign your proxy card and mail it to us in the enclosed return envelope. If you fail to vote on the merger or the amendment to the incentive plan, your inaction will have the same effect as a vote against each proposal. If you sign and return your proxy without indicating your vote, you will be treated as having voted for the nominees, the merger and for the amendment of the incentive plan.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. No. Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares by following the directions provided by your broker. Without instructions, your shares will not be voted and will have the same effect as a vote against the merger and plan amendment.

Q.  MAY I REVOKE MY PROXY?

A. Yes, you may revoke your proxy as to any or all of the proposals at any time before the meeting by voting in person, notifying Carey Diversified's Secretary, or submitting a later-date proxy. The mailing address of Carey Diversified is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.

Q.  WHAT IS A "QUORUM"?

A. A "quorum" is the presence, either in person or represented by proxy, of a majority of the shares entitled to vote at the meeting. There must be a quorum for the meeting to be held.

Q.  HOW WILL VOTING ON SHAREHOLDER PROPOSALS BE CONDUCTED?

A. We do not know of other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the annual meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on such matters in accordance with their best judgment.

Q.  WHO WILL PAY THE COST FOR THIS PROXY SOLICITATION AND HOW MUCH WILL IT COST?

A. Carey Diversified will pay the cost of preparing, assembling and mailing this proxy statement, the Notice of Meeting and the enclosed proxy. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of Carey Management (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by telephone. We have retained Shareholder Communications Corp. to assist us in the solicitation of proxies, for a fee estimated not to exceed $40,000, plus out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

Q.  WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING DUE?

A. We must receive any proposal which a shareholder intends to present at Carey Diversified's 2001 annual meeting of shareholders no later than December 15, 2000 in order to be included in Carey Diversified's Proxy Statement and form of proxy relating to that meeting.

Q.  WHO CAN HELP ANSWER MY QUESTIONS?

A. If you have more questions about the merger or if you need additional copies of this proxy solicitation statement, please contact:

         Carey Diversified LLC
         50 Rockefeller Plaza
         New York, NY 10020
         Attention: Investor Relations
         TELEPHONE NUMBER: 1-800-611-9976

     CAREY DIVERSIFIED WILL PROVIDE SHAREHOLDERS, WITHOUT CHARGE, A COPY OF CAREY DIVERSIFIED'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES ATTACHED THERETO, UPON WRITTEN REQUEST TO MS. SUSAN C. HYDE, DIRECTOR OF INVESTOR RELATIONS OF CAREY DIVERSIFIED, AT CAREY DIVERSIFIED LLC, 50 ROCKEFELLER PLAZA, NEW YORK, NEW YORK 10020.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     Carey Diversified has a classified board of directors currently consisting of four Class III directors, two Class I directors, and two Class II directors who will serve until the annual meetings of shareholders to be held in 2000, 2001 and 2002, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting.

     Nominees for election as Class III directors are Wm. Polk Carey, Dr. Lawrence R. Klein, Charles C. Townsend, Jr. and Donald E. Nickelson. If elected, the nominees will serve as directors until Carey Diversified's annual meeting in 2003, and until their successors are elected and qualified. Unless otherwise specified, proxies will be voted for the election of the named nominees. If a nominee is unavailable for election, the board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. No circumstances are presently known that would render the nominees unavailable. All of the nominees are now members of the board of directors.

     Detailed information on each member of the board of directors, including each Class III nominee to be elected at the meeting, is provided below.

CLASS III DIRECTORS TO SERVE UNTIL THE YEAR 2003

WILLIAM P. CAREY
AGE:  70

     Mr. Carey, Chairman, Chief Executive Officer of W.P. Carey & Co. since 1973, has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding Carey Management, in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb, Rhoades & Co. (now Lehman Brothers), and head of Real Estate and Private Placements, Director of Corporate Finance and Vice Chairman of the Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania's Wharton School, Mr. Carey also received a Sc.D. honoris causa from Arizona State University and is a Trustee of The John Hopkins University and of other educational and philanthropic institutions. He has served for many years on the Visiting Committee to the Economics Department of the University of Pennsylvania and co-founded with Dr. Lawrence R. Klein the Economics Research Institute at that University. In the fall of 1999, Mr. Carey was the Executive-in-Residence at Harvard Business School. He also serves as Chairman of the Board and Chief Executive Officer of CPA(R):10, CIP(R), CPA(R):12 and CPA(R):14. Mr. Carey is the brother of Francis J. Carey.

DR. LAWRENCE R. KLEIN
AGE:  79

     Dr. Klein was elected to the board of directors of Carey Diversified in 1998 and is Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School, having joined the faculty of the University in 1958. He is a holder of earned degrees from the University of California at Berkeley, the Massachusetts Institute of Technology and Oxford University and has been awarded the Alfred Nobel Memorial Prize in Economic Sciences, as well as a number of honorary degrees. Founder of Wharton Econometric Forecasting Associates, Inc., Dr. Klein has been counselor to various corporations, governments and government agencies, including the Federal Reserve Board and the President's Council of Economic Advisers. Dr. Klein joined W.P. Carey & Co. in 1984 as Chairman of the Economic Policy Committee and as a director.

CHARLES C. TOWNSEND, JR.
AGE:  72

     Mr. Townsend was elected to the board of directors of Carey Diversified in 1998 and currently is an Advisory Director of Morgan Stanley Dean Witter & Co., having held such position since 1979. Mr. Townsend was a Partner and a Managing Director and head of the Corporate Finance Department of Morgan Stanley & Co. from 1963 to 1978 and served as Chairman of Morgan Stanley Realty Corporation from 1977 to 1982. Mr. Townsend holds a B.S.E.E. from Princeton University and an M.B.A. from Harvard University. Mr. Townsend also serves as director of CIP(R) and CPA(R):14; he will resign from those positions upon the consummation of the merger.

DONALD E. NICKELSON
AGE:  67

     Mr. Nickelson was elected to the board of directors of Carey Diversified in 1998 and is currently Vice-Chairman and director of Harbour Group Industries Inc., a leveraged buy-out firm. Mr. Nickelson served as Chairman of the Special Committee of the board of directors of Carey Diversified which evaluated and approved the merger on behalf of the shareholders of Carey Diversified. From 1988 to 1990, he served as President of Paine, Webber, Jackson & Curtis, PaineWebber, Inc. and PaineWebber Group, investment banking and brokerage firms. He also serves as a Trustee of the Mainstay Mutual Funds Group, and is on the Advisory Board at Stanford Institute for the Quantitative Study of Society. Previously, Mr. Nickelson was Chairman of the Board of Omniquip International, Inc., Greenfield Industries and Flair Corporation. He served as director for Selectide Corporation and Sugen, Inc., biotech companies. In addition, he served as Chairman of the Pacific Stock Exchange and director of the Chicago Board of Options Exchange.

CLASS I DIRECTORS CONTINUING TO SERVE UNTIL THE YEAR 2001

GORDON F. DUGAN
AGE:  33

     Mr. DuGan, President and Chief Acquisitions Officer of Carey Diversified, was elected President of W.P. Carey & Co. in 1999, Executive Vice President and a Managing Director of W.P. Carey & Co. in June 1997. Mr. DuGan rejoined W.P. Carey & Co. as Deputy Head of Acquisitions in February 1997. Mr. DuGan was until September 1995 a Senior Vice President in the Acquisitions Department of W.P. Carey & Co. From October 1995 until February 1997, Mr. DuGan was Chief Financial Officer of Superconducting Core Technologies, Inc., a Colorado-based wireless communications equipment manufacturer. Mr. DuGan joined W.P. Carey & Co. as Assistant to the Chairman in May 1988, after graduating from the Wharton School at the University of Pennsylvania where he concentrated in Finance.

REGINALD WINSSINGER
AGE:  57

     Mr. Winssinger was elected to the board of directors of Carey Diversified in 1998 and is currently Chairman of the Board and Director of Horizon Real Estate Group, Inc. and National Portfolio, Inc. Mr. Winssinger has managed portfolios of diversified real estate assets exceeding $500 million throughout the United States for more than 20 years. Mr. Winssinger is active in the planning and development of major land parcels and has developed 20 commercial properties. He is a native of Belgium with more than 25 years of real estate practice, including 10 years based in Brussels, overseeing appraisals, construction and management. Mr. Winssinger holds a B.S. in Geography from the University of California at Berkeley and received a degree in Appraisal and Survey in Belgium. Mr. Winssinger presently serves as Honorary Consul of Belgium to the State of Arizona, a position he has held since 1991.

CLASS II DIRECTORS CONTINUING TO SERVE UNTIL THE YEAR 2002

FRANCIS J. CAREY
AGE:  74

     Mr. Carey was elected in 1997 as Chairman, Chief Executive Officer and a director of Carey Diversified. From 1987 to 1997, Mr. Carey held various positions with affiliates of the W.P. Carey & Co. Inc., including President of W.P. Carey & Co., and President and director of CPA(R):10, CIP(R) and CPA(R):12. Mr. Carey also served as director of Carey Management from its founding in 1973 through 1997. Prior to 1987, he was senior partner in Philadelphia, head of the real estate department nationally and a member of the executive committee of Reed Smith Shaw & McClay LLP, counsel for W.P. Carey & Co. and Carey Diversified. He served as a member of the executive committee and Board of Managers of the Western Savings Bank of Philadelphia from 1972 until its takeover by another bank in 1982, and is a former chairman of the Real Property, Probate and Trust Section of the Pennsylvania Bar Association. Mr. Carey served as a member of the Board of Overseers of the School of Arts and Sciences at the University of Pennsylvania from 1983 to 1990. He has also served as a member of the Board of Trustees and executive committee of the Investment Program Association since 1990, and as its Chairman from 1998 to 2000 and on the Business Advisory Council of the Business Council for the United Nations since 1994. He holds A.B. and J.D. degrees from the University of Pennsylvania and completed executive programs in corporate finance and accounting at Stanford University Graduate School of Business and the Wharton School of the University of Pennsylvania. Mr. Carey is the brother of William P. Carey.

EBERHARD FABER, IV
AGE:  63

     Mr. Faber was elected to the board of directors of Carey Diversified in 1998 and is currently Chairman of the Board and director of the newspaper Citizens Voice, Chairman of the Board of Kings College and a director of Geisinger Wyoming Valley Hospital. Mr. Faber served as Chairman and Chief Executive Officer of Eberhard Faber, Inc., from 1973 to 1987. Mr. Faber also served as the director of the Philadelphia Federal Reserve Bank, including service as the Chairman of its Budget and Operations Committee from 1980 to 1986. Mr. Faber has served on the boards of several other companies, including First Eastern Bank from 1980 to 1994, where he was Chairman. He is also a Borough Councilman and Chief Financial Officer of Bear Creek Village Borough.

EXECUTIVE OFFICERS OF CAREY DIVERSIFIED

     Carey Diversified's executive officers are elected annually by Carey Diversified's board of directors. Detailed information regarding Carey Diversified's executive officers who are not directors is set forth below.

H. AUGUSTUS CAREY
AGE:  42

     Mr. Carey, Managing Director and Secretary, is Senior Vice President and a Managing Director of W.P. Carey & Co. He returned to W.P. Carey & Co. as a Vice President in August 1988 and was elected a First Vice President in April 1992. He also serves as President of CPA(R):10, CPA(R):12, CPA(R):14 and CIP(R). Mr. Carey previously worked for W.P. Carey & Co. from 1979 to 1981 as Assistant to the President. From 1984 to 1987, Mr. Carey served as a loan officer in the North American Department of Kleinwort Benson Limited in London, England. He received his A.B. in Asian Studies from Amherst College in 1979 and a M.Phil. in Management Studies from Oxford University in 1984. Mr. Carey is Chairman of the Corporate Advisory Council for the International Association for Investment Planners and a Trustee for the Oxford Management Center Advisory Council. He is the son of Francis J. Carey and a nephew of Wm. Polk Carey.

JOHN J. PARK
AGE:  35

     Mr. Park, Managing Director, Chief Financial Officer and Treasurer, is an Executive Vice President, Chief Financial Officer and a Managing Director of W.P. Carey & Co. Mr. Park became a First Vice President of W.P. Carey & Co. in April 1993 and a Senior Vice President in October 1995. Mr. Park joined W.P. Carey & Co. as an Investment Analyst in December 1987 and became a Vice President in July 1991. Mr. Park received a B.S. in Chemistry from Massachusetts Institute of Technology in 1986 and an M.B.A. in Finance from the Stern School of New York University in 1991.

CLAUDE FERNANDEZ
AGE:  47

     Mr. Fernandez, Managing Director -- Financial Operations, is a Managing Director, Executive Vice President and Chief Administrative Officer of W.P. Carey & Co. Mr. Fernandez joined W.P. Carey & Co. as Assistant Controller in March 1983, was elected Controller in July 1983, a Vice President in April 1986, a First Vice President in April 1987, a Senior Vice President in April 1989 and Executive Vice President in April 1991. Prior to joining W.P. Carey & Co., Mr. Fernandez was associated with Coldwell Banker, Inc. in New York for two years and with Arthur Andersen & Co. in New York for over three years. Mr. Fernandez, a Certified Public Accountant, received a B.S. in Accounting from New York University in 1975 and an M.B.A. in Finance from Columbia University Graduate School of Business in 1981.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of shares as of March 31, 2000 by each of the directors including the Chief Executive Officer of the Carey Diversified. The business address of the individuals listed is 50 Rockefeller Plaza, New York, NY 10020. Wm. Polk Carey beneficially owns 15.2% of the shares of Carey Diversified. No other director or officer beneficially owns more than 1% of the shares of Carey Diversified. The directors and executive officers as a group own approximately 16.1% of the shares.

                                                                AMOUNT OF SHARES
NAME                                                          BENEFICIALLY OWNED(1)
----                                                          ---------------------
Francis J. Carey(2).........................................          152,711
Wm. Polk Carey(3)...........................................        4,428,579
Gordon F. DuGan(4)..........................................            6,005
Eberhard Faber, IV(5)(6)....................................           15,958
Dr. Lawrence R. Klein(6)....................................            7,283
Donald E. Nickelson(7)......................................           24,507
Charles C. Townsend, Jr.(6).................................           10,398
Reginald Winssinger(6)......................................           12,283
All Directors and Executive Officers and a Group (11
  individuals)..............................................        4,689,497

---------------
(1) Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission. Except as noted, and except for any community property interest owned by spouses, the listed individuals have sole investment power and sole voting power as to all shares which they are identified as being the beneficial owners.

(2) The amounts shown include 88,500 shares which Mr. Carey has the right to acquire through the exercise of stock options within 60 days after March 31, 2000 under Carey Diversified's 1997 Listed Share Incentive Plan. Additionally, 37,500 of these shares are held pursuant to a compensation arrangement with Carey Management and are subject to the restrictions connected therewith.

(3) Includes 1,367,718 shares held by Carey Management, which Mr. Carey is deemed to own beneficially as a result of his ownership of the shareholders of Carey Management, W.P. Carey & Co.,

    Inc., Carey Corporate Property, Inc., Seventh Carey Corporate Property, Inc., Eighth Carey Corporate Property, Inc. and Ninth Carey Corporate Property, Inc. This amount also includes 3,010,730 shares which W.P. Carey & Co. has the right to acquire through the exercise of stock options. See "Certain Transactions."

(4) 5,000 of these shares are held pursuant to a compensation arrangement with Carey Management and are subject to the restrictions connected therewith.

(5) Includes 4,675 shares held by trusts of which Mr. Faber is a trustee and a beneficiary. Does not include 1,090 shares held by the Faber Foundation.

(6) The amount shown includes 2,666 shares which each of these directors has the right to acquire pursuant to stock options exercisable within 60 days of March 31, 2000 under Carey Diversified's Non-Employee Director Plan.

(7) Includes 2,912 shares held by Mr. Nickelson's wife. Also includes 11,497 shares which Mr. Nickelson has the right to acquire pursuant to stock options exerciseable within 60 days of March 31, 2000 under Carey Diversified's Non-Employee Director Plan.

COMMITTEES OF THE BOARD OF DIRECTORS

     Members of the board of directors have been appointed to serve on various committees of the board of directors. The board of directors has currently established three committees: (i) the Executive Committee; (ii) the Compensation Committee; and (iii) the Audit Committee.

     - EXECUTIVE COMMITTEE. The Executive Committee may authorize the execution of contracts and agreements, including those related to the borrowing of money by Carey Diversified. The Executive Committee will exercise, during intervals between meetings of the board of directors and subject to certain limitations, all of the powers of the full board of directors and will monitor and advise the board of directors on strategic business planning for Carey Diversified.

     - COMPENSATION COMMITTEE. The Compensation Committee is responsible for assuring that the officers and key management personnel of Carey Diversified are effectively compensated in terms of salaries, supplemental compensation and benefits which are internally equitable and externally competitive. The Compensation Committee will review annually the compensation and allowances for directors as recommended by company management, review and approve distribution of incentive compensation or bonuses and the design of any new supplemental compensation program and, upon recommendation of company management, review and approve the number of shares, price per share, and period of duration for stock grants under any approved share incentive plan.

     - AUDIT COMMITTEE. The Audit Committee has been established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of Carey Diversified's internal accounting controls.

     The board of directors does not have a standing nominating committee.

                       BOARD COMMITTEE MEMBERSHIP ROSTER

NAME                                                          EXECUTIVE    COMPENSATION    AUDIT
----                                                          ---------    ------------    -----
Wm. Polk Carey..............................................      X*
Francis J. Carey............................................      X
Gordon F. DuGan.............................................      X
Charles C. Townsend, Jr.....................................                     X*
Eberhard Faber, IV..........................................                     X           X
Donald E. Nickelson.........................................                     X           X*
Reginald Winssinger.........................................                                 X
                                                                 --             --          --
Number of Meetings in 1999..................................      0              2           2
                                                                 ==             ==          ==

---------------
* Chairman of Committee

  Board Meetings and Directors' Attendance

     There were four board meetings held in 1999. No incumbent director attended less than 75% of the total number of board meetings held in 1999.

COMPENSATION OF THE BOARD OF DIRECTORS

     Carey Diversified pays its directors who are not officers fees for their services as directors. These directors receive annual compensation of $31,000, and $1,000 for attending each quarterly meeting. This compensation is paid with $10,000 in cash and $25,000 in the form of restricted shares or options to purchase shares. In addition, Mr. Nickelson receives additional compensation (in the amount of $10,000 in the form of options to purchase shares) for serving as Chairman of the Audit Committee. This compensation may be changed by the board of directors. Officers or employees of Carey Diversified or Carey Management who are directors are not paid any director fees.

     Pursuant to the Carey Diversified's Non-Employee Directors' Plan, each independent director who was a member of the board of directors on January 21, 1998 was granted an option to purchase 4,000 shares at an exercise price of $20 per share and 1,250 restricted shares. The exercise price of options granted under the Non-Employee Directors' Plan may be paid in cash, acceptable cash equivalents, shares or a combination thereof. Options issued under the Non-Employee Directors' Plan are exercisable for ten years from the date of grant.

     The options granted under the Non-Employee Directors' Plan are exercisable as follows: 1,333 shares on January 21, 1999, 1,333 shares on January 21, 2000 and 1,334 shares on January 21, 2001, provided that the director is a member of the board of directors on that date.

     The Non-Employee Directors' Plan authorizes the issuance of up to 300,000 shares. In addition to the initial grant, in subsequent annual periods, each independent director is eligible to receive quarterly an award of options to purchase shares or restricted shares. Awards may be made on each April 1, July 1, October 1 and January 1 (each date, a "Quarterly Award Date") during the term of the Non-Employee Directors' Plan. As part of the compensation described above, each independent director may receive in lieu of restricted shares, on each Quarterly Award Date on which he is a member of the board of directors, the number of options to purchase shares or restricted shares having a fair market value on that date that as nearly as possible equals, but does not exceed $6,250.

EXECUTIVE COMPENSATION

     Carey Diversified was organized as a Delaware limited liability company in October 1996. On January 1, 1998, Carey Diversified completed its merger with nine CPA(R) Partnerships. During 1996 and 1997 Carey Diversified had no employees and paid no compensation to any executive officer. Carey

Diversified currently has one employee. The following table sets forth the base compensation earned by Francis J. Carey, Carey Diversified's Chief Executive Officer, during 1999.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL
                                         COMPENSATION       LONG TERM COMPENSATION
                                        ---------------   ---------------------------
                                                                     RESTRICTED STOCK   SECURITIES UNDERLYING
                                        YEAR    SALARY     BONUS       AWARDS($)(1)          OPTIONS(#)
                                        ----   --------   --------   ----------------   ---------------------
Francis J. Carey
  Chairman & Chief Executive            1999   $300,000   $102,738       $379,688              150,000
  Officer.............................
                                        1998    250,000    150,000        150,000              113,500

---------------
(1) On January 3, 2000, Mr. Carey received a grant of 22,500 shares as part of his annual compensation for 1999. On January 3, 2000, the New York Stock Exchange was closed. The closing price of Carey Diversified's shares on the immediately preceding trading date was $16.875 per share. Mr. Carey holds 30,000 restricted shares valued at $506,250 as of December 31, 1999. These shares are eligible to receive dividends.

                      OPTIONS GRANTED IN FISCAL YEAR 1999

                                            PERCENT OF                                  POTENTIAL REALIZABLE VALUE
                                           TOTAL OPTIONS                                 AT ASSUMED ANNUAL RATE OF
                                            GRANTED TO      EXERCISE                     SHARE PRICE APPRECIATION
                              OPTIONS      EMPLOYEES IN     PRICE PER   EXPIRATION   ---------------------------------
                             GRANTED(1)     FISCAL YEAR       SHARE        DATE       0%(2)        5%          10%
                             ----------   ---------------   ---------   ----------   -------   ----------   ----------
Francis J. Carey...........   150,000           100%         $16.50       1/21/08    $56,250   $1,264,809   $2,950,959

---------------
(1) The options are exercisable for one-third of the covered shares on each of January 2000, January 2001 and January 2002.

(2) Options were granted on January 3, 2000, when the New York Stock Exchange was closed. The closing price of Carey Diversified shares on the immediately preceding trading date was $16.875 per share.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                       AND FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                              OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END
                                             ----------------------------    ----------------------------
                                             EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                             -----------    -------------    -----------    -------------
Francis J. Carey...........................       0            263,000          none            none

  Compensation Committee Report on Executive Compensation

     Carey Diversified established a Compensation Committee which monitors and implements the compensation program for Carey Diversified. The committee's activity is currently limited to evaluating the compensation of Carey Diversified's sole employee, Francis J. Carey, Carey Diversified's Chief Executive Officer. For 1999, Mr. Carey's base salary was established by the board of directors. The Compensation Committee meet during 1999 to determine the bonus to be paid to Francis J. Carey, Carey Diversified's Chief Executive Officer, for 1999 and his 2000 compensation.

     The committee concluded that Carey Diversified was on target to satisfy its funds from operations target for 1999 and the Mr. Carey was entitled to a bonus of $102,738 in cash, 22,500 shares of restricted stock valued at $379,688 and options to purchase 150,000 shares. This bonus was within the target bonus range established by Carey Diversified's compensation consultant.

                                          Submitted by the Compensation
                                          Committee:
                                          Charles C. Townsend, Jr., Chairman
                                          Eberhard Faber, IV
                                          Donald E. Nickelson

PERFORMANCE GRAPH

     The graph below provides an indicator of cumulative shareholder returns for Carey Diversified as compared with the S&P 500 Stock Index and the National Association of Real Estate Investment Trusts (NAREIT) Index.
[2 YEAR CUMULATIVE RETURN CHART]

                                                           CDC                    NAREIT INDEX                S&P 500 INDEX
                                                           ---                    ------------                -------------
1/1/98                                                   100.00                      100.00                      100.00
12/31/98                                                 106.71                       82.50                      128.58
12/31/99                                                 100.88                       78.69                      155.62

CERTAIN TRANSACTIONS

MANAGEMENT CONTRACT WITH CAREY MANAGEMENT LLC

     Carey Management, the manager of Carey Diversified, provides both strategic and day-to-day management services for Carey Diversified including acquisition services, research, investment analysis, asset management, capital funding services, disposition of assets and administrative services for which it receives a fee from Carey Diversified. W.P. Carey & Co., Inc., a company which is owned solely by Wm. Polk Carey, a director of Carey Diversified, owns directly and indirectly 100% of Carey Management. Carey Diversified paid $9,660,000 in fees to Carey Management in fiscal year 1999 and $1,257,000 in fees from January 1, 2000 through March 31, 2000 (the record date). As more fully-detailed in Proposal Two of this proxy solicitation statement, Carey Diversified has agreed to acquire the management business of Carey Management, pending shareholder approval. See page 46, "Proposal Two -- Services Provided by Carey Management," for a description of the fees and amounts paid by Carey Diversified to Carey Management.

AMOUNTS PAID TO W.P. CAREY & CO.

     Upon completion of the merger of the nine CPA(R) Partnerships on January 1, 1998, W.P. Carey & Co. received warrants to purchase 2,284,800 of Carey Diversified's shares at $21 per share and 725,930 shares at $23 per share as compensation for investment banking services provided to Carey Diversified. The warrants are exercisable through December 31, 2008.

AMOUNTS PAID/PAYABLE TO THE GENERAL PARTNERS

     In connection with the merger of the nine CPA(R) Partnerships, W.P. Carey & Co. and affiliates (collectively, the "General Partners") received a subordinated preferred return of $4,422,000, measured based upon the cumulative proceeds arising from the sale of the CPA(R) Partnerships' assets (with the exception of CPA(R):5). The General Partner was entitled to this payment if the Limited partners received a return of their initial investment in the partnership plus a cumulative return of varying percentages depending on the particular CPA(R) Partnership. Each CPA(R) Partnership, other than CPA(R):5, was deemed to satisfy the required return based on the trading price of the stock of Carey Diversified after the Consolidation. Carey Management is entitled to be paid a preferred return in connection with CPA(R):5 of $1,423,000 if the closing price of the shares exceeds $23.11 for five consecutive days.

LIVHO, INC. TRANSACTION

     In connection with the consolidation, Carey Diversified obtained a hotel in Livonia, Michigan which was not subject to a lease. Carey Diversified would be taxed as a corporation if it received more than a small percentage of its income from the operation of a hotel. In order to avoid taxation as a corporation, Carey Diversified leased the hotel to Livho Inc., a corporation wholly-owned by Francis J. Carey, the chairman and chief executive officer of Carey Diversified pursuant to a 10-year lease. Livho Inc. paid $2,923,044 in rent in 1999 and is scheduled to pay $3,014,544 in rent for 2000. Rent increases annually and reaches $3,736,737 in the final year of the lease. Livho, Inc. had a net loss of $361,761 in 1999.

FREDIP, S.A. TRANSACTIONS

     Carey Diversified has acquired six properties in France through its subsidiary, Polkinvest. In the acquisition of these properties, Polkinvest has co-invested with a FREDIP, S.A., a company in which Reginald Winssinger, a director of Carey Diversified, is a 25% owner. Polkinvest owns between a 75% and a 99% interest in these properties and FREDIP owns the remaining interest. The total cost to Polkinvest of acquiring these properties was $18,963,373. FREDIP has invested a total of $5,934,000 on the same terms as Carey Diversified.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     In 1999, Francis J. Carey filed two late reports and Charles C. Townsend, Jr., H. Augustus Carey and Reginald Winssinger each filed one late report required by Section 16(a). Based on a review of its records and written representations, Carey Diversified believes that during 1999, all other Section 16 filings of its officers and directors complied with the requirements of the Securities Exchange Act.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     From our inception, we have engaged the firm of PricewaterhouseCoopers LLP as our independent public accountants. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to any questions.

                                  PROPOSAL TWO
                             ---------------------

                             APPROVAL OF THE MERGER
                            SUMMARY OF PROPOSAL TWO

     This summary highlights selected information from this document and does not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the terms and conditions of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" (page 59). A copy of the merger agreement is attached to this proxy solicitation statement as Appendix I. We have included page references parenthetically to direct you to a more complete description of the topics presented in this Summary.

     In this section of the proxy solicitation statement, the term Carey Diversified will be used to refer to Carey Diversified before the merger. Carey Management will be used to refer to the company that now owns all of the operating assets and liabilities of W.P. Carey & Co., Inc. and its affiliates and that will be combined with Carey Diversified in the merger. W.P. Carey & Co. LLC will be used to refer to the combined company after the merger. The four REITs managed by Carey Management are referred to as the CPA(R) REITs.

THE MERGER (PAGE 23)

     This section of the proxy solicitation statement describes the proposed acquisition by merger of the management business of W.P. Carey & Co., Inc. and its affiliates, including Carey Diversified's own investment advisor, Carey Management. To facilitate this acquisition, all of the operating assets and liabilities of W.P. Carey & Co., Inc. and its affiliates have been consolidated in Carey Management. If the merger proposal is approved and the other conditions to the merger are satisfied, Carey Management will be merged into a wholly-owned subsidiary of Carey Diversified. At the effective time of the merger, Carey Diversified will issue 8,000,000 shares (subject to adjustment) to the shareholders of Carey Management and will issue an additional 2,000,000 shares over four years if specified performance goals are achieved. Upon completion of the merger, Carey Diversified will change its name to W.P. Carey & Co. LLC. The 8,000,000 shares to be issued at the effective time of the merger will be subject to a three-year lock-up agreement (with one-third of the shares released from the lock-up each year). The owners of these shares will have the benefit of certain registration rights if the shares are not subject to the lock-up. The merger agreement is attached as Appendix I to this proxy solicitation statement. You are encouraged to read the merger agreement as it is the legal document that governs the merger.

     Assuming a price of $16.625 per share (the closing price per share of Carey Diversified on the New York Stock Exchange on the record date), the aggregate merger consideration of the 8,000,000 shares has a value of $133,000,000. The value of the 2,000,000 earnout shares, if earned, will depend on the price per share at the time of issuance. If issued at $16.625 per share, the value of these additional shares would be $33,250,000.

THE COMBINED COMPANY

     W.P. Carey & Co. LLC will be the largest diversified net leased real estate investment company (based on total assets owned and under management), and among the top four asset managers and owners of net leased real estate in the United States. The merger will combine the ownership of 207 properties and the management of an additional 201 properties. The combined company will be a real estate finance company which will have the ability to provide a wide range of solutions to corporations seeking real estate or other financing. It is expected that W.P. Carey & Co. LLC will also be able to originate and market new investment products, including interests in real estate investment trusts it will manage. It is expected that the combined company will earn revenue from the ownership and management of real estate and from the sale of investment products.

PARTIES TO THE MERGER

     CAREY DIVERSIFIED LLC
         Carey Diversified LLC
         50 Rockefeller Plaza
         New York, NY 10020
         (212) 492-1100

     Carey Diversified is a real estate investment company that acquires and owns commercial properties leased to companies nationwide and in Europe, primarily on a triple net basis. Under triple net leases, tenants are generally obligated to pay the costs of maintenance, taxes and insurance in addition to rent. Carey Diversified's mission is to provide investors with stable income, consistent investment performance and earnings growth. As of March 31, 2000, Carey Diversified owned 207 properties in 35 states and France, consisting of an aggregate of over 20 million square feet.

     CAREY MANAGEMENT, W.P. CAREY & CO., INC. AND THEIR AFFILIATES
         W.P. Carey & Co., Inc.
         50 Rockefeller Plaza
         New York, NY 10020
         (212) 492-1100

     Since its founding in 1973, W.P. Carey & Co., Inc. and its affiliates have specialized in providing net lease financing to corporations throughout the United States, primarily in sale-leaseback transactions. Over the last 26 years, W.P. Carey & Co., Inc. and its affiliates have provided capital to corporations by structuring net lease transactions on corporate real estate facilities. W.P. Carey & Co., Inc. and its affiliate manages 392 properties leased to 207 tenants.

     Immediately prior to the execution of the merger agreement, W.P. Carey & Co., Inc. and certain of its affiliates transferred substantially all of the operating assets and liabilities, including certain real estate investment advisory agreements and all of the outstanding common stock of Carey Financial Corporation, a broker-dealer affiliate of W.P. Carey & Co., Inc., to Carey Management pursuant to an assignment and assumption agreement. These assets and liabilities are described in the next paragraph. As a result, Carey Management currently provides acquisition, asset management, real estate brokerage, investment advisory, accounting and shareholder relations services to Carey Diversified, as well as to the following real estate investment trusts:
Corporate Property Associates 10 Incorporated, Corporate Property Associates 12 Incorporated, Corporate Property Associates 14 Incorporated and Carey Institutional Properties Incorporated. Carey Management also sponsors investment programs and through its wholly-owned broker-dealer subsidiary, Carey Financial Corporation, markets these programs and raises equity capital on behalf of the entities it manages. If the merger is approved, Carey Diversified will succeed to all of the management and business operations of Carey Management and will change its name to W.P. Carey & Co. LLC.

WHAT CAREY DIVERSIFIED WILL RECEIVE IN THE MERGER

     Through the merger, Carey Diversified will acquire all of the assets and liabilities of Carey Management. These assets and liabilities include the rights and obligations under investment advisory agreements with the CPA(R) REITs and Carey Diversified; computer, telecommunications and other office equipment; operating systems, databases and software; agreements with broker-dealers; and the assets and liabilities associated with the personnel of Carey Management. It is anticipated that all employees of Carey Management will become employees of W.P. Carey & Co. LLC.

RECOMMENDATION TO SHAREHOLDERS (PAGE 39)

     The Carey Diversified board of directors believes that the merger is fair to you and in your best interest and unanimously recommends that you vote FOR the proposal to adopt the merger agreement and the issuance of the merger consideration.

RECORD DATE

     You are entitled to vote on the merger if you owned shares as of the close of business on March 31, 2000, the record date. On the record date, there were 9,469 shareholders of record and 25,979,383 shares eligible to vote on the merger proposal.

VOTE REQUIRED TO APPROVE THE MERGER (PAGE 56)

     Owners of a majority of the shares outstanding on the record date (12,989,692 shares) must vote to adopt the merger agreement and the issuance of up to 10,000,000 shares as consideration for the merger.

SHARE OWNERSHIP AFTER THE MERGER (PAGE 52)

     On the record date, directors and executive officers of Carey Management owned and were allowed to vote 1,568,106 shares of Carey Diversified, or approximately six percent of the shares of Carey Diversified outstanding on the record date. The shares of W.P. Carey & Co. LLC initially issued to the Carey Management shareholders in the merger will represent approximately 24% of the outstanding shares of W.P. Carey & Co. LLC.

DIVIDEND POLICY FOLLOWING THE MERGER

     Following the merger, management expects to maintain the current dividend policy of Carey Diversified. The dividend during 1999 was $1.67 per share. The dividend declared in March 2000 was $1.69 (annualized). The dividend policy is to grow funds from operations faster than dividends. It is expected that this transaction will be accretive to funds from operations. The board of W.P. Carey & Co. LLC reserves the right to change the dividend policy at any time.

BOARD OF DIRECTORS AND MANAGEMENT OF CAREY DIVERSIFIED FOLLOWING THE MERGER (PAGE 53)

     If the merger is completed and assuming the election of all nominees in Proposal One, the board of directors of W.P. Carey & Co. LLC will include the following members:

- Francis J. Carey                                        - Donald E. Nickelson
- Wm. Polk Carey                                          - George E. Stoddard
- Gordon F. DuGan                                         - Charles C. Townsend, Jr.
- Eberhard Faber, IV                                      - Reginald Winssinger
- Dr. Lawrence R. Klein

     If the merger is completed:

     - Wm. Polk Carey will chair the board of directors and serve as the Chief Executive Officer.

     - Francis J. Carey will be Vice Chairman of the board of directors and Chairman of the Executive Committee.

     - George E. Stoddard will be Chairman of the Investment Committee and Chief Investment Officer.

     - Gordon F. DuGan will continue to serve as the President.

     - John J. Park will continue to serve as Managing Director and Chief Financial Officer.

     After the merger, the Investment Committee will include the following members:

- George E. Stoddard, Chairman                            - Frank J. Hoenemeyer
- Dr. Lawrence R. Klein                                   - Nathaniel S. Coolidge

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 54)

     In considering the recommendation of our board that you vote in favor of the merger proposal, you should be aware that two of our directors, Wm. Polk Carey and Gordon F. DuGan, and several executive officers of Carey Diversified are also directors and/or executive officers of W.P. Carey & Co. and its affiliates, including Carey Management, and, therefore, may have interests in the merger that are different from, or in addition to, your interests as a shareholder. In addition to Messrs. Wm. Polk Carey and DuGan, three other officers of Carey Diversified will receive shares of Carey Diversified if the merger is approved. The 8,000,000 shares to be issued by Carey Diversified in the merger will be allocated, directly or indirectly, to the following individuals on the basis of the share price at the time of the merger. The shares (and value) will be allocated as follows (based on a share price of $16.625).

- Wm. Polk Carey -- 7,275,514                       - Claude Fernandez -- 155,347
  ($120,955,420)                                      ($2,582,644)
- Gordon F. DuGan -- 250,571                        - H. Augustus Carey -- 147,473
  ($4,165,743)                                        ($2,451,739)
- John J. Park -- 171,095
  ($2,844,454)

     An additional 2,000,000 shares will be issued upon the satisfaction of certain performance targets as described more fully under "Description of the Merger -- The Merger Agreement -- Funds From Operation (FFO) Target" and
"-- Total Return Target." These shares will be distributed to the individuals listed above and several other officers. Upon completion of the merger, it is expected that current employees of Carey Management will become employees of W.P. Carey & Co. LLC and will be eligible to receive awards under the 1997 Listed Share Incentive Plan.

     In recognition of the potential conflicts of interest inherent in the transaction, the merger was considered and unanimously approved by a special committee comprised solely of independent members of the board of Carey Diversified. Members of the special committee are Donald E. Nickelson, Chairman, Eberhard Faber, IV and Reginald Winssinger. The merger and the amendment to the 1997 Listed Share Incentive Plan were also unanimously approved by the full board of directors of Carey Diversified (Messrs. Wm. Polk Carey and DuGan abstaining).

OPINION OF THE FINANCIAL ADVISOR (PAGE 39)

     In deciding to approve the merger, the special committee of the board of directors considered, among other factors, the opinion of its financial advisor, Robert A. Stanger & Co., Inc., as to the fairness of the merger consideration to the public shareholders of Carey Diversified from a financial point of view. The financial advisor performed several analyses in connection with its opinion which are described in this consent solicitation statement. The full opinion is attached as Appendix II to this proxy solicitation statement. You are encouraged to read the opinion carefully.

FEDERAL TAX MATTERS (PAGE 55)

     In general, you will not be taxed as a result of the merger. The tax basis used to determine the treatment of distribution by W.P. Carey & Co. LLC of your shares will be reduced to reflect the reallocation of W.P. Carey & Co. LLC debt to all of the shares outstanding after the merger. This tax basis reduction is expected to be approximately $1.25 per share. The final adjustment cannot be determined until the merger is completed. It is not expected to be materially different from $1.25 per share. The tax basis will be reflected on the tax reporting form issued in early 2001. The change in the tax basis will not effect the amount of gain or loss recognized on the sale of shares of W.P. Carey & Co. LLC.

CLOSING OF THE MERGER; CONDITIONS TO CLOSING (PAGE 32)

     We expect the closing of the merger to occur as soon as practicable following approval of the shareholders at the annual meeting to which this proxy solicitation statement relates.

     The obligations of each party to effect the merger are subject to the satisfaction or waiver of a number of conditions, which include:

     - the approval of the merger proposal by the holders of a majority of the shares of Carey Diversified;

     - the absence of legal restraints which prevent the completion of the merger, or which are reasonably likely to have a material adverse effect on Carey Diversified or Carey Management, as applicable; provided that the parties must use all reasonable efforts to prevent such restraints;

     - the absence of a material adverse change in the business operations or financial condition of Carey Diversified or Carey Management, as applicable;

     - the representations and warranties made by Carey Diversified and Carey Management set forth in the merger agreement are true and correct in all material respects as of the closing of the merger;

     - the completion by all parties of their obligations under the merger agreement in all material respects;

     - the receipt of the required approval from the National Association of Securities Dealers under Rule 1018 of the Membership and Registration Rules of the National Association of Securities Dealers permitting the change of ownership of Carey Financial Corporation, the broker-dealer subsidiary of Carey Management, in the form and substance reasonably satisfactory to Carey Diversified and Carey Management (which approval has been received); and

     - the approval for listing on the New York Stock Exchange of the shares issuable to Carey Management shareholders upon completion of the merger.

TERMINATION OF THE MERGER AGREEMENT

     The parties may mutually agree to terminate the merger agreement without completing the merger. In addition, either Carey Diversified or Carey Management may terminate the merger agreement if any of the following occurs:

     - holders of a majority of the shares of Carey Diversified do not approve the merger proposal;

     - the merger is not completed by June 30, 2000 (provided the failure to complete the merger by such time is not caused by the terminating party's failure to perform its obligations under the merger agreement);

     - a legal restraint which prevents the completion of the merger or which is reasonably likely to have a material adverse effect on Carey Diversified or Carey Management has become final and nonappealable; or

     - the other party materially breaches any of the representations or warranties it made or materially fails to comply with the obligations it has under the merger agreement.

RISKS OF THE MERGER TO CAREY DIVERSIFIED AND ITS SHAREHOLDERS(PAGE 50)

     You should carefully consider all of the information provided in this proxy solicitation statement and, in particular, you should evaluate the specific factors described under "Risks of the Merger to Carey Diversified and its Shareholders" for a description of the risks associated with the merger.

ACCOUNTING TREATMENT (PAGE 55)

     The merger will be accounted for under the purchase method. However, the portion of the purchase price attributable to the existing management agreement between Carey Diversified and Carey Management will be accounted for as a contract termination, and this amount will be expensed immediately at the effective date of the merger. See Notes 5 and 6 to Pro Forma Condensed Consolidated Statements of Income on page F-12.

NO APPRAISAL RIGHTS (PAGE 56)

     Carey Diversified is a Delaware limited liability company. Under Delaware law, shareholders have no right to an appraisal of the value of their shares in connection with the merger. The shareholders of Carey Management have approved the merger and have no appraisal rights.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS (PAGE 26)

     There are forward-looking statements in this proxy solicitation statement (and in documents that are incorporated by reference into this consent solicitation statement) that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible future results of operations of W.P. Carey & Co. LLC. Also, when we use words like "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You should note that many factors, some of which are discussed elsewhere in this proxy solicitation statement and in the documents which we incorporate by reference, could affect the future financial results of W.P. Carey & Co. LLC and could cause those results to differ materially from those expressed in our forward-looking statements.

            SUMMARY SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following tables set forth the summary selected historical operating, balance sheet and other data for Carey Diversified as of and for each of the five years ended December 31, 1999 and as of and for each of the three month periods ending March 31, 2000 and 1999. The consolidated financial information as of December 31, 1998 and 1999 and for the years then ended reflects the entity resulting from the consolidation transaction which occurred effective January 1, 1998. The combined financial information as of and for the three years ended December 31, 1997 represent the information applicable to the nine predecessor CPA(R) Partnerships. Prior to the consolidation, the CPA(R) Partnerships were in liquidation mode, distributing proceeds from the sale of their assets and thereby reducing the asset base upon which revenues could be earned. The consolidated and combined operating and balance sheet information as of and for the five years ended December 31, 1999 have been derived from audited financial statements. The interim data as of and for the three months ended March 31, 2000 and 1999 have been derived from the unaudited interim financial statements of Carey Diversified. The accompanying revenues and expenses of W.P. Carey & Co., Inc. and its affiliates for each of the five years ended December 31, 1999 have been derived from audited combined financial statements and for the three months ended March 31, 2000 and 1999 have been derived from the unaudited interim financial statements of W.P. Carey & Co., Inc.

     The summary unaudited pro forma consolidated financial data for W.P. Carey & Co. LLC for the year ended December 31, 1999 and the three months ended March 31, 2000, gives effect to the merger as if it had occurred on January 1, 1999 for operating data and March 31, 2000 for balance sheet data, after giving effect to the pro forma adjustments described in the unaudited pro forma financial statements included elsewhere in this proxy solicitation statement.

     The summary financial information should be read in conjunction with the respective historical financial statements of Carey Diversified included in its Annual Report on Form 10-K for Fiscal Year 1999 and its interim filing on Form 10-Q for the three months ended March 31, 2000, incorporated by reference herein, and the historical financial statements of W.P. Carey & Co., Inc. and unaudited pro forma financial statements included elsewhere in this consent solicitation statement. It should be noted that prior to the consolidation of the predecessor CPA(R) Partnerships, those partnerships were restricted in that they could not acquire additional properties. The consolidation of those partnerships into Carey Diversified in 1998 removed those restrictions. Comparisons of the revenues and earnings in the years prior to 1998 should be interpreted accordingly.

                             CAREY DIVERSIFIED LLC

                        SUMMARY SELECTED HISTORICAL AND
                       UNAUDITED PRO FORMA FINANCIAL DATA

                                                                                               W.P. CAREY
                                                                                                & CO. LLC
                                                                                                PRO FORMA
                                                          HISTORICAL                           (UNAUDITED)
                                   ---------------------------------------------------------   -----------
                                                          YEARS ENDED DECEMBER 31,
                                   -----------------------------------------------------------------------
                                           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   -----------------------------------------------------------------------
                                    1995(1)    1996(1)    1997(1)       1998         1999         1999
                                   ---------   --------   --------   ----------   ----------   -----------
OPERATING DATA:
Total revenues...................  $ 107,946   $101,576   $ 96,271     $ 85,330     $ 88,506     $129,255
Income before income from equity
  investments, gain on
  disposition of properties,
  taxes, extraordinary items and
  allocation to minority
  interest.......................     36,404     43,256     39,496       40,398       34,385       48,751
Income before extraordinary items
  attributable to Listed
  Shares.........................     49,363     45,547     40,561       39,085       34,078       48,803
Basic and diluted earnings per
  Listed Share...................         --         --         --         1.57         1.33         1.45
Weighted average listed shares
  outstanding -- basic...........         --         --         --   24,866,225   25,596,793   33,596,793
Weighted average listed shares
  outstanding -- diluted.........         --         --         --   24,869,570   25,596,793   33,596,793
Distributions declared per Listed
  Share outstanding..............         --         --         --         1.65         1.67           --
OTHER DATA:
Cash provided by operating
  activities.....................  $  63,276   $ 53,317   $ 51,641     $ 51,944     $ 48,241
Cash provided by (used in)
  investing activities...........     24,327     19,545       (273)     (71,525)     (55,189)
Cash (used in) provided by
  financing activities...........   (105,578)   (72,020)   (61,335)       6,668        3,353
Funds from operations
  (unaudited)(2).................         --         --         --       49,265       52,879
Cash distributions...............     57,216     34,173     43,620       30,820       42,525
BALANCE SHEET DATA (AT END OF
  PERIOD):
Real estate, net of accumulated
  depreciation...................  $ 533,213   $487,404   $471,641     $761,849     $799,997
Total assets.....................    582,325    544,728    523,420      813,264      856,259
Total debt.......................    274,737    227,548    207,627      271,298      317,351
Minority interest................     (1,596)      (750)    (6,250)      (3,626)      (3,136)
Members' equity..................    292,896    304,045    300,888      514,233      512,600

                             CAREY DIVERSIFIED LLC

                   UNAUDITED SUMMARY SELECTED HISTORICAL AND
                            PRO FORMA FINANCIAL DATA

                                                                                 W.P. CAREY & CO. LLC
                                                                                      PRO FORMA
                                                      HISTORICAL (UNAUDITED)         (UNAUDITED)
                                                     -------------------------   --------------------
                                                        THREE MONTHS ENDED        THREE MONTHS ENDED
                                                             MARCH 31,                MARCH 31,
                                                     -------------------------   --------------------
                                                        1999          2000               2000
                                                     -----------   -----------   --------------------
                                                                  (AMOUNTS IN THOUSANDS,
                                                             EXCEPT SHARE AND PER SHARE DATA)
OPERATING DATA:
Total revenues.....................................     $ 21,114      $ 23,276          $ 30,187
Income before income from equity investments, gain
  on dispositions of properties, taxes,
  extraordinary items and allocation to minority
  interest.........................................       10,030         9,389             9,659
Income before extraordinary items attributable to
  Listed Shares....................................        9,866         9,625            10,111
Basic and diluted earnings per listed share........          .39           .38               .30
Weighted average listed shares
  outstanding -- basic.............................   25,416,171    25,624,346        33,624,346
Weighted average listed shares
  outstanding -- diluted...........................   25,416,171    25,624,346        33,624,346
Distributions declared per listed share
  outstanding......................................          .42           .42                --
OTHER DATA:
Cash provided by operating activities..............       10,899        15,139
Cash used in investing activities..................      (24,334)      (11,520)
Cash provided by financing activities..............       13,213         3,318
Funds from operations (unaudited)(2)...............          .50           .51
Cash distributions.................................       10,450        10,716
BALANCE SHEET DATA (AT END OF PERIOD):
Real estate, net of accumulated depreciation.......     $780,671      $807,208          $807,208
Total assets.......................................      836,416       871,095           948,995
Total debt.........................................      293,880       340,024           340,024
Minority interest..................................       (3,219)       (3,078)           (4,115)
Members' equity....................................      517,494       503,515           580,594

---------------
(1) The combined financial information for years ended December 31, 1995 to 1997 have been presented as those of a predecessor company consisting of interests in nine Corporate Property Associates ("CPA(R)") real estate limited partnerships and their wholly-owned subsidiaries. The financial information has been presented on a combined basis at historical cost because of affiliated general partners, common management and common control and because the majority ownership interests in the CPA(R) Partnerships were transferred to Carey Diversified effective January 1, 1998, pursuant to a consolidation transaction. The consolidated financial information for the years ended December 31, 1998 and 1999 are those of Carey Diversified and its wholly-owned and majority-owned subsidiaries including the nine CPA(R) Partnerships. All material inter-entity transactions have been eliminated.

    As a result of the consolidation transaction, a change in basis of accounting was established for Carey Diversified as of January 1, 1998. As a result, the results of operations for 1998 are not directly comparable to those of any prior period of the predecessor and have been separated by a solid line.

(2) Carey Diversified believes that Funds From Operations ("FFO") is an appropriate measure of its performance, in addition to other measures, because net income assumes that the value of real estate assets decrease at pre-determined rates over time, whereas Carey Diversified believes that real estate values have historically increased or decreased primarily due to changes in market conditions. FFO is defined as net income determined in accordance with generally accepted accounting principles ("GAAP"), excluding gains and losses from sales of real estate and from debt restructuring, plus depreciation of real estate, amortization and certain non-cash expenses, and after adjustments for unconsolidated partnerships and joint ventures. FFO should not be considered a substitute for cash provided by operating activities or net income calculated in accordance with GAAP, nor should it be considered as an alternative measure of Carey Diversified's liquidity or its ability to pay distributions. FFO as determined by Carey Diversified may not be comparable to "funds from operations" reported by other entities that do not compute funds from operations in the same manner.

                     W.P. CAREY & CO., INC. AND AFFILIATES

                       SUMMARY HISTORICAL FINANCIAL DATA
                             (AMOUNTS IN THOUSANDS)

                                                               HISTORICAL
                                  ---------------------------------------------------------------------
                                                                                    THREE MONTHS ENDED
                                             YEARS ENDED DECEMBER 31,                    MARCH 31,
                                  -----------------------------------------------   -------------------
                                   1995      1996      1997      1998      1999       2000       1999
                                  -------   -------   -------   -------   -------   --------   --------
                                                                                        (UNAUDITED)
OPERATING DATA:
REVENUES:
Management fees from
  affiliates....................  $ 7,855   $ 8,454   $11,515   $17,160   $31,202   $ 5,538    $14,662
Structuring and financing
  fees..........................    4,144     6,712    14,360    26,330    16,356     2,060      3,813
Equity in earnings of
  affiliates....................    2,986     2,876     2,422     5,229     4,687     1,657      1,414
          Total revenues........  $16,629   $19,534   $44,384   $51,874   $56,705   $10,370    $20,811
EXPENSES:
Salaries and other
  compensation..................  $ 9,642   $11,131   $14,395   $25,962   $23,661   $ 6,337    $ 5,462
  Total expenses................   12,560    16,693    23,796    29,875    27,844     7,342      6,109

NET INCOME......................  $ 4,172   $ 2,702   $19,463   $20,478   $27,915   $ 3,231    $14,374

                                   THE MERGER

     The ownership of Carey Management and Carey Diversified and the changes in the management of the assets of Carey Diversified and the CPA(R) REITs are depicted in the charts below and are more fully described under "Description of the Merger and Merger Agreement -- General."

MANAGEMENT OF CAREY DIVERSIFIED AND THE CPA(R) REITS

                               BEFORE THE MERGER

                               [PREMERGER CHART]

                                AFTER THE MERGER

                               [POSTMERGER CHART]

OWNERSHIP OF CAREY DIVERSIFIED AND CAREY MANAGEMENT

                             BEFORE THE TRANSACTION

                    [OWNERSHIP BEFORE THE MERGER FLOW CHART]

                                THE TRANSACTION

     W.P. Carey & Co., Inc. contributes its operating assets to Carey Management. WPC Acquisition LLC merges with Carey Management, and Carey Diversified issues 8,000,000 shares to Wm. Polk Carey and four officers of W.P. Carey & Co., Inc. Carey Management contributes some of the management contracts and other assets to a wholly-owned corporation.

                     [OWNERSHIP FOR THE MERGER FLOW CHART]

                                AFTER THE MERGER

     Carey Diversified changes its name to W.P. Carey & Co. LLC.

                    [OWNERSHIP AFTER THE MERGER FLOW CHART]

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     In this proxy solicitation statement, we make "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934, each as amended, which are usually identified by the use of words such as "will," "anticipates," "believes," "estimates," "expects," "projects," "plans," "intends," "should" or similar expressions. Carey Diversified and W.P. Carey & Co. LLC intend those forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and are including this statement for purposes of complying with these safe harbor provisions.

     These forward-looking statements reflect our current views about the plans, strategies and prospects of W.P. Carey & Co. LLC, which are based on the information currently available to us and on assumptions we have made.

     Although we believe that our plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions or expectations will be achieved. We have listed below and have discussed elsewhere in this proxy solicitation statement some important risks, uncertainties and contingencies which could cause W.P. Carey & Co. LLC's actual results, performances or achievements to be materially different from the forward-looking statements we make in this consent solicitation statement. These risks, uncertainties and contingencies include, but are not limited to, the following:

     - the success or failure of our efforts to implement our current business strategy;

     - economic conditions generally and in the commercial real estate and finance markets specifically;

     - the performance and financial condition of tenants;

     - the actions of our competitors and our ability to respond to those actions;

     - the cost and availability of capital for W.P. Carey & Co. LLC, which depends in part on its portfolio quality, credit rating, prospects and outlook and general market conditions;

     - changes in governmental regulations, tax rates and similar matters;

     - legislative and regulatory changes (including changes to laws governing the taxation of limited liability companies and other policies and guidelines applicable to limited liability companies);

     - interest rates, competition and supply and demand for real estate; and

     - other factors discussed under the heading "Risk Factors" and elsewhere in this proxy solicitation statement.

     In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time to time in Carey Diversified's reports and documents filed with the SEC, and you should not rely solely on those statements.

                                 THE COMPANIES

THE COMBINED COMPANY -- W.P. CAREY & CO. LLC

     W.P. Carey & Co. LLC will be a fully integrated company that will continue and expand the nationwide real estate investment business of Carey Diversified and the asset and private equity management business of Carey Management. Since its founding in 1973, Carey Management has specialized in providing net lease financing to corporations throughout the United States and in Europe, primarily in sale-leaseback transactions. Over the last 26 years, Carey Management has provided capital to major corporations by structuring net lease transactions on corporate real estate facilities. From 1979 through 1999, Carey Management has managed the investment of over two billion dollars in the acquisition of over 460 net leased properties located in 42 states, France and England containing more than 38 million square feet of space, by the CPA(R) Partnerships, the CPA(R) REITs and Carey Diversified.

     W.P. Carey & Co. LLC will succeed to the management and business operations of Carey Management and Carey Diversified. Upon completion of the merger, W.P. Carey & Co. LLC will both own and manage commercial and industrial properties located in 35 states and France and England, net leased to 125 tenants. In addition, W.P. Carey & Co. LLC will manage 201 additional net leased properties on behalf of the CPA(R) REITs.

     The primary business objective of W.P. Carey & Co. LLC will be to maximize the total return to shareholders through increases in funds from operations per share, dividends per share and the value of the properties and operations. W.P. Carey & Co. LLC believes that it will achieve this objective by:

     - realizing the benefits of direct ownership of net lease real estate, through contractual rent increases, refinancing of debt of W.P. Carey & Co. LLC and the acquisition of additional net leased properties;

     - increasing revenues from the management business (which provides services to the CPA(R) REITs) by increasing assets under management as the CPA(R) REIT's acquire additional property and organizing new investment entities;

     - maximizing the value of the W.P. Carey & Co. brand by entering into complimentary businesses, such as mezzanine financing and private placements, in markets that would recognize the W.P. Carey & Co. name;

     - leveraging the talent of the combined organization to maximize the value of W.P. Carey & Co. LLC and to expand into other fields as appropriate; and

     - fully utilizing the debt capacity of Carey Diversified and the CPA(R) REITs to increase revenue by increasing investments in property ownership and assets under management which generate income from management services.

CAREY DIVERSIFIED

     Carey Diversified is a real estate investment company that acquires and owns commercial properties leased to companies in the United States, France and England, primarily on a triple net basis. Carey Diversified's core investment strategy is to purchase and own properties fully leased to a variety of single tenant companies. The diversity of the geographic locations of the properties and industries in which the tenants operate, together with the contractual rental payments and financial covenants provided in the lease documents provide Carey Diversified with a solid base from which to grow. In addition, because the leases typically provide for increases in rent over time based on either a fixed schedule, a specified index (e.g., the consumer price index) or a percentage of revenues, the portfolio carries built-in inflation protection and the opportunity for growth over time.

     The limited liability company form allows pass-through federal income tax advantages similar to those enjoyed by limited partnerships and provides maximum flexibility with regard to optimizing the balance between distributions and the reinvestment of capital. Unlike REITs, limited liability companies are not required to distribute profits to avoid taxation.

     Carey Diversified began operations on January 1, 1998 through the merger of the nine Corporate Property Associates limited partnerships. That merger is referred to in this proxy solicitation statement as the Consolidation and the partnerships are referred to as the CPA(R) Partnerships.

CAREY MANAGEMENT

     Carey Management is an investment banking and asset management firm which provides management services to Carey Diversified and the CPA(R) REITs. These services include both strategic and day-to-day management, including acquisition services, research, investment analysis, asset management, capital funding services, disposition of assets, accounting and shareholder relations and administrative services. Carey Management also provides office and other facilities for these entities. In addition, Carey Management originates, markets and manages real estate investment products, including public net lease funds. Carey Management does not own any real estate.

     From 1979 through 1999, Carey Management and its affiliates have acquired on behalf of its managed entities interests in over 460 properties at a total cost of over two billion dollars. During this time, Carey Management and its affiliates have sponsored 13 public net lease funds, which have raised over $1.2 billion in equity capital from over 62,000 investors.

     Carey Management specializes in evaluating corporate credit and believes it has one of the most extensive underwriting processes in the net lease industry. As a result of its reputation and experience in the industry and the contacts maintained by its professionals, Carey Management has a strong presence and reputation among participants in the net lease market that has provided it with the opportunity to invest in a significant number of transactions on an ongoing basis.

     Carey Management employs a staff of approximately 80 professionals led by Wm. Polk Carey, its Chairman and Chief Executive Officer. Its senior executives have extensive experience in the net lease real estate business and have managed the business and operations of Carey Management and its affiliates for more than 15 years. These senior executives, along with Francis J. Carey, will continue to manage the business and operations of W.P. Carey & Co. LLC. For more information about Carey Management, the services it provides and the fees it receives, see "Services Provided by Carey Management."

               DESCRIPTION OF THE MERGER AND THE MERGER AGREEMENT

     Below is a summary of the material terms of the proposed merger. The merger agreement, a copy of which is attached to this proxy solicitation statement as Appendix I, contains a more extensive description of the terms of the proposed merger. The summary set forth below is qualified in its entirety by reference to the merger agreement. As used in this proxy statement the term "merger agreement" means the Amended and Restated Agreement and Plan of Merger. See "Reasons for and Background of the Merger -- Deliberations and Recommendation of the Special Committee."

GENERAL

     Immediately prior to the execution of the merger agreement, W.P. Carey & Co., Inc. and certain of its affiliates transferred substantially all of their operating assets and liabilities, including the real estate investment advisory agreements with the CPA(R) REITs and all of the outstanding common stock of Carey Financial Corporation, a broker-dealer affiliate of W.P. Carey & Co., Inc., to Carey Management pursuant to an assignment and assumption agreement. If the conditions to the completion of the merger are satisfied, including approval of the merger proposal by the shareholders of Carey Diversified, Carey Management will merge with a wholly-owned corporate subsidiary of Carey Diversified.

THE MERGER AGREEMENT

  PAYMENT OF THE CONSIDERATION

     Upon completion of the merger, the shareholders of Carey Management and certain of its directors and officers who hold options to purchase Carey Management shares will receive 8,000,000 shares of stock of Carey Diversified. In addition, if as of the closing of the merger, the net working capital of Carey Management does not equal zero, a cash payment will be made to the shareholders of Carey Management by W.P. Carey & Co. LLC equal to any positive amount of net working capital and a cash payment will be made by the shareholders of Carey Management to W.P. Carey & Co. LLC equal to any negative amount of net working capital. Carey Management will submit a statement of net working capital as of the closing of the merger within 60 days of the closing. Settlement will be made within ten days thereafter.

     The Carey Management shares (which are controlled by Wm. Polk Carey) and certain officers and directors who hold options to acquire Carey Management shares and other employees of Carey Management, under incentive plans, may earn up to an additional 2,000,000 shares, payable over four years upon the satisfaction of two different performance goals. These earnout shares will be paid annually in four equal installments of 400,000 shares (the "FFO Target Shares") for one performance target and 100,000 shares (the "Total Return Target Shares") for the other performance target within 10 days after the audited financial statements for the target year are issued by W.P. Carey & Co. LLC. If a change of control of W.P. & Carey & Co. LLC takes place, all earnout shares will be paid for the current and future years, regardless of whether any of the targets are met.

     Directors, officers and employees eligible to receive these shares include, Wm. Polk Carey, H. Augustus Carey, Gordon DuGan, John Park, Claude Fernandez, Gordon Whiting, Edward LaPuma, W. Sean Sovak, Anne Coolidge, Susan Hyde, Debra Bigler, Ted Lagreid and David Marvin.

     Assuming a price of $16.625 per share (the closing price per share of Carey Diversified on the New York Stock Exchange on the record date), the aggregate merger consideration of the 8,000,000 shares has a value of $133,000,000. The value of the 2,000,000 earnout shares, if earned, will depend on the price per share at the time of issuance. If issued at $16.625 per share, the value of these additional shares would be $33,250,000.

  FUNDS FROM OPERATIONS (FFO) TARGET

     The shareholders of Carey Management will be entitled to receive the FFO Target Shares for an applicable target year if the fully diluted FFO per share (as defined in the merger agreement) of W.P. Carey & Co. LLC exceeds the following target levels:

                           YEAR                             FFO PER SHARE TARGET
                           ----                             --------------------
2000, if the merger is completed between June 16, 2000 and
    June 30, 2000.........................................          2.26
2001......................................................          2.41
2002......................................................          2.45
2003......................................................          2.55
2004 (contingent year)....................................          2.65

     If the merger is completed after June 30, 2000, the first target year will be 2001 and the target for 2004 will be relevant only in that instance. FFO Target Shares not earned in any given year cannot be earned in subsequent years.

     For purposes of this performance target, FFO per share is the net income
(loss), computed in accordance with generally accepted accounting principles and consistent with the accounting principles applied by Carey Diversified in its prior fiscal years, excluding gains or losses from debt restructuring and sales of properties, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures, divided by the weighted average of W.P. Carey & Co. LLC shares outstanding on a fully-diluted basis during the prior twelve months.

  TOTAL RETURN TARGET

     The shareholders of Carey Management will be entitled to receive the Total Return Target Shares for an applicable target year if the total return per W.P. Carey & Co. LLC share (which is defined in the merger agreement to mean the appreciation in stock price plus dividends) exceeds by five percent the average total return per share of a target group of twelve public real estate companies for the applicable year. For the target year 2000, the base for the calculation of the total return will be the last 20 trading days prior to the effective date of the merger. If the merger is completed after June 30, 2000, the first target year will be 2001 and performance in 2004 will be relevant only in that instance.

     These companies comprise the target group:

     - AMB Properties Corporation (NYSE: AMB)
     - Capital Automotive REIT (NYSE: CARS)
     - Cabot Industrial Trust (NYSE: CTR)
     - Captec Net Lease Realty (NYSE: CRRR)
     - Commercial Net Lease Realty (NYSE: NNN)
     - Entertainment Properties Trust (NYSE: EPR)
     - First Industrial Realty Trust (NYSE: FR)
     - Franchise Finance Corporation of America (NYSE: FFA)
     - Lexington Corporate Properties Trust (NYSE: LXP)
     - Prologis Trust (NYSE: PLD)
     - Realty Income Corporation (NYSE: O)
     - US Restaurant Properties (NYSE: USV)

     If a company included in the total return target group is acquired or otherwise ceases to exist as an independent company in any year during which the total return target is used, that company will not be included in the total return target group in the year of acquisition or in any subsequent year. If the number of companies in the target group falls below five, a majority of the former Carey Management shareholders and the board of directors of W.P. Carey & Co. LLC will mutually agree to add a fifth company (or if they cannot agree, each will add a new company, bringing the total in the target group to six).

     If any Total Return Shares for any year are not earned, they may be earned in subsequent years if the total cumulative return for the period including the then current target year and all prior target years is at least five percent greater than the average of the total cumulative return for the target group for the same period. Any FFO Target Shares or Total Return Shares not earned as of the final target year will not be paid.

LOCK-UP AGREEMENT

     The shareholders of Carey Management have agreed to enter into a lock-up agreement under which they will be prohibited from transferring the 8,000,000 shares of Carey Diversified they receive in the merger without the prior written consent of the board of directors of W.P. Carey & Co. LLC for a period of three years. One-third of the shares will become freely transferable on each anniversary of the closing of the merger. With respect to each shareholder, the lock-up will generally terminate on the earliest of

     - the date of the third anniversary of the closing of the merger,

     - the date on which that shareholder ceases to be a director or officer of W.P. Carey & Co. LLC, and

     - the date of that shareholder's death.

     In addition, a shareholder may transfer all or a portion of the shares:

     - to immediate family members and trusts or similar entities for their benefit or for purposes of estate planning,

     - to entities controlled by that shareholder, or

     - as a bona fide gift(s).

     Individuals or entities that receive shares under these exceptions (other than transferees who are tax exempt organizations qualified under Section 501(c)(3) of the Internal Revenue Code) will be required to execute a substantially identical lock-up agreement with respect to the transferred shares.

     The shares are also subject to the restrictions on transfer under Rule 144 of the Securities Act of 1933, as amended. Rule 144 requires that the shares be held for one or two years, depending on the status of the holder, before they can be sold without registration under the Securities Act. Rule 144 also imposes some additional restrictions on the number of shares that can be sold during any three-month period. The holding period with respect to the shares will begin on the closing date of the merger.

REGISTRATION RIGHTS AGREEMENT

     The shares issued to the Carey Management shareholders in connection with the merger will not be registered under the Securities Act. As a result, these shares will be restricted securities and not immediately freely transferable. Wm. Polk Carey and W.P. Carey & Co. LLC will enter into a registration rights agreement which will allow Mr. Carey to ask W.P. Carey & Co. LLC to register the shares received by him and the other Carey Management shareholders, in connection with the merger (and not subject to the lock-up agreement described above) up to three times. Mr. Carey may also require W.P. Carey & Co. LLC to register these shares when other W.P. Carey & Co. LLC shares are being registered. These rights are subject to certain conditions. The registration of the shares will enable Mr. Carey and the other Carey Management shareholders to freely sell the shares.

NON-COMPETITION AGREEMENT

     The merger agreement provides that, for five years following the closing of the merger, without the permission of the independent directors of W.P. Carey & Co. LLC (which will not be unreasonably withheld if there is an insignificant impact on W.P. Carey & Co. LLC), neither Wm. Polk Carey nor any entity affiliated with Carey Management or Mr. Carey will be permitted to engage in the business of owning, operating or managing net lease commercial real estate anywhere in the United States, England or France (except for the passive investment option described below). In addition, these entities may not enter the employ or agency of, or render any services to or for, any entity that is engaged in the net lease business anywhere in the United States, England or France. Any of these affiliates may own, solely as a passive investment, securities of any publicly traded entity if such affiliate is not a controlling person of, or a member of a group which controls, such entity and if the affiliate does not, directly or indirectly, beneficially own five percent or more of any class of securities of such entity. Mr. Carey may also own directly or indirectly one or more net lease assets if the acquisition of such assets is approved by the Investment Committee of W.P. Carey & Co. LLC prior to its acquisition. The Investment Committee as of the closing of the merger will consist of:

        - George E. Stoddard, Chairman

        - Frank J. Hoenemeyer,

        - Dr. Lawrence R. Klein, and

        - Nathaniel S. Coolidge

USE OF W.P. CAREY NAME

     In the event that Wm. Polk Carey no longer serves as a member of the board of directors of W.P. Carey & Co. LLC, other than as a result of his voluntary resignation or retirement, disability due to physical or mental illness, or death, W.P. Carey & Co. LLC will immediately cease to use (and will cause its subsidiaries to cease to use) the name "W.P. Carey" or similar names in the operation of its businesses. W.P. Carey & Co. LLC has the unlimited right to use the name "Carey Diversified."

CLOSING

     The merger agreement provides that, subject to the approval of the shareholders of Carey Diversified and subject to the satisfaction of certain other conditions, Carey Management will merge with and into a wholly-owned subsidiary of Carey Diversified. Upon completion of the merger, the ownership interests in Carey Management will be exchanged for newly issued shares of Carey Diversified.

     The merger agreement provides that the closing will occur after all of the conditions set forth in the merger agreement have been satisfied or waived. It is contemplated that the closing date will occur shortly after the completion of the solicitation period.

CONDUCT OF BUSINESS PRIOR TO CLOSING

     Carey Management has agreed, among other things, to carry on its business pending the closing in the ordinary course, consistent with past practice and in compliance with all material laws and regulations. Additionally, Carey Management has agreed that prior to the completion of the merger, Carey Management will not take certain actions outside the normal course of business without Carey Diversified's prior written consent, including but not limited to:

     - pay any dividends;

     - issue any new securities of Carey Management;

     - repurchase, redeem or pledge any existing Carey Management securities;

     - adopt any amendment to its operating agreement or its bylaws;

     - incur or guarantee any indebtedness for borrowed money;

     - mortgage, lease, pledge, sell or transfer any material assets of Carey Management (other than the transfer of assets in connection with the merger);

     - take any action that would materially change the tax status or have a material adverse effect on any tax liability of Carey Management;

     - increase the compensation of, or pay a bonus to, an employee of Carey Management; other than in the ordinary course of business

     - materially change its accounting practices;

     - pay, discharge or satisfy any claims or liabilities not in the ordinary course of business or reflected or reserved on its balance sheet; or

     - create, renew, amend, terminate or cancel any material contract not in the ordinary course of business.

CONDITIONS TO CLOSING

     The obligations of Carey Diversified and Carey Management to effect the merger are subject to the fulfillment or waiver at or prior to the completion of the merger of certain conditions, including the approval of the merger by the shareholders of Carey Diversified. In addition, the obligations of Carey Diversified and Carey Management to effect the merger are subject to the fulfillment or waiver at or prior to completion of the merger of certain additional conditions, including that the representations and warranties made by the other party set forth in the merger agreement are true and correct in all material respects as of the date the merger is completed, that the 8,000,000 shares are listed for trading on the New York Stock Exchange, that the obligations required to be performed by the other party are performed in all material respects and that no material adverse changes in the business operations or financial conditions of the other party has occurred. In addition, the obligations of Carey Diversified to effect the merger are subject to the receipt of the consents of the CPA(R) REITs to the transfer of their advisory agreements with Carey Management in the merger (which consents have been obtained).

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains various customary representations and warranties of Carey Management. These representations and warranties survive until the first anniversary of the completion of the merger with the exception of representations and warranties with respect to certain tax matters, which survive until the expiration of the applicable statute of limitations. The material representations and warranties are:

     - the organization and standing of Carey Management and the power of Carey Management to enter into the merger and the transactions in connection therewith;

     - Carey Management's capitalization;

     - authorization of the merger by Carey Management and Carey Management's shareholders;

     - Carey Management's financial statements;

     - the absence of certain material changes or events;

     - pending or threatened litigation;

     - compliance with laws and holding applicable permits and licenses;

     - the merger agreement's noncontravention of any law or governmental order, any operating agreement or bylaw provision, or any contract or other agreement;

     - ownership and title or license to tangible and intangible property and assets owned or used by Carey Management;

     - lack of undisclosed liabilities of Carey Management;

     - payment of taxes;

     - certain contracts and leases of Carey Management;

     - existence of insurance;

     - certain matters with respect to employees and employee benefits;

     - disclosure of affiliated business relationships; and

     - the status of each advisory agreement with the CPA(R) REITs.

     The merger agreement also includes various customary representations and warranties of Carey Diversified (which representations and warranties survive until the first anniversary of the completion of the merger with the exception of certain representations as to certain tax matters, which survive until the expiration of the applicable statute of limitations). The most significant representations and warranties are:

     - the organization and standing of Carey Diversified and the power of Carey Diversified to enter into the merger agreement and the transactions in connection therewith;

     - Carey Diversified's capitalization;

     - authorization of the merger by Carey Diversified and its shareholders;

     - absence of certain material adverse changes;

     - the merger agreement's noncontravention of any law or governmental order, any charter or bylaw provision, or any contract or other agreement;

     - receipt of fairness opinion;

     - compliance with laws; and

     - payment of taxes.

     The complete list of representations and warranties are set forth in the merger agreement, which is attached to this proxy solicitation statement as Appendix I.

EXPENSES

     Carey Diversified, Carey Management and Carey Management's shareholders will each bear their own costs and expenses (including legal fees and expenses) incurred in connection with the merger agreement and the merger. It is anticipated that Carey Diversified's expenses will be approximately $2,305,000.

                    REASONS FOR AND BACKGROUND OF THE MERGER

     The merger will enable W.P. Carey & Co. LLC to combine the principal business of Carey Diversified with the agency, investment product origination, marketing, advisory and asset management businesses of Carey Management to form a fully integrated, internally managed net lease real estate and asset management company. Carey Diversified believes that the integration of the businesses and capabilities of Carey Management with the net lease property ownership of Carey Diversified may provide substantial benefits for the combined company and potentially help achieve the short and long-term objectives of Carey Diversified. Among these objectives and the potential advantages of the merger are:

     - Potentially Increased Earnings Growth Rate. The net income of the advisory business of Carey Management has historically grown at a faster rate than the net income of Carey Diversified and its predecessors, as reflected in their respective historical financial statements. The merger is expected to combine this faster growth rate with the stability of the return on assets of Carey Diversified's business. As a result, management and the board believe that the combined growth rate of W.P. Carey & Co. LLC is expected to be higher than that of Carey Diversified.

     - Enhanced Control Over Critical Functions. While it is not possible to quantify the competitive advantages obtained through internal management, Carey Diversified believes that establishing in-house acquisition, structuring, financing, leasing and asset management capability is likely to improve Carey Diversified's performance through direct control over these functions.

     - Increased Diversification of Revenue Sources. Carey Diversified will also acquire the investment origination, marketing and REIT advisory businesses of Carey Management, which it expects to add to and diversify its sources of revenue.

     - Enhanced Perception of Value for Internally Managed Company. Investment analysts and investors specializing in real estate debt and equity securities have emphasized their strong preference for internally managed real estate companies. These analysts believe that the nature of the relationship between real estate companies that are not internally managed and their outside advisors is susceptible to conflicts of interest that may not best align the interests of an advisor with the real estate company's shareholders. Notwithstanding Carey Management's mechanisms implemented to resolve potential conflicts of interest and protect Carey Diversified's shareholders, Carey Diversified believes the negative perception of an externally managed real estate company in the marketplace continues. Accordingly, Carey Diversified believes that investors and analysts may view Carey Diversified with an internally managed structure more favorably.

     - Immediate Accretion of Income before Extraordinary Items. The merger is expected to be accretive to W.P. Carey & Co. LLC. Carey Management's primary sources of income are advisory and transaction fees and reimbursements earned from Carey Diversified and the CPA(R) REITs. Based on the base income stream for the 12 months ending December 31, 1999, and the base operating expenses for that same period, Carey Diversified's recurring income would be expected to increase by approximately $26 million as a result of the merger. This increase is estimated without giving effect to increased fees arising from growth in the equity capital base of Carey Diversified over the same 12 month period (resulting from increased revenue from new investments) or of the CPA(R) REITs (resulting from increased fee revenue derived by increased assets under management).

     - Ability to Offer Full Range of Financial Options to Corporate Property Owners and Lessees. The acquisition of Carey Management is expected to permit Carey Diversified to offer a full range of internally generated financing and leasing options to corporate property owners and lessees.

     - Elimination of Fees Paid to External Advisor and Improved Alignment of Interests. Upon completion of the merger, fees paid to Carey Management will be eliminated and, with the issuance of shares to the shareholders of Carey Management, Carey Diversified believes that the interests of Carey Management shareholders will be better aligned with the interests of Carey Diversified's shareholders and that any perceived conflict of interest will be mitigated. See also "Risks of the Merger to Carey Diversified and Its Shareholders -- Carey Diversified directors and executive officers may have interests in the merger which differ from the interests of Carey Diversified shareholders."

     - Improved Access to the Capital Markets. Carey Diversified's ability to raise equity capital in public markets is expected to be enhanced with an internally advised structure. Also, by acquiring Carey Management without indebtedness, Carey Diversified's debt capacity is expected to increase, potentially enabling an expansion of its asset base. In addition, during periods of time when capital is not readily available to publicly-traded real estate companies (as has been the case over the past two years), Carey Diversified may be able to continue to raise capital on behalf of the CPA(R) REITs, which have raised over $300,000,000 during the past two years. This capital will enable Carey Diversified to remain active in the net lease real estate market and to grow its revenue even though it may be constrained in its ability to make new investments as a sole principal.

     - Strengthened Credit Profile. The increase of earnings resulting from the acquisition of Carey Management without indebtedness is expected to improve Carey Diversified's financial ratios.

     In reaching the determination that the merger is fair and in the best interests of Carey Diversified and its shareholders, the board consulted with the management of Carey Diversified and Carey Management as well as its financial advisor, legal counsel and accountants and considered the short-term and long-term interests and objectives of Carey Diversified. The factors considered by Carey Diversified's board include those described above. While the Carey Diversified board considered all of these factors, it did not make determinations with respect to each of the factors. Rather, the Carey Diversified board made its judgment with respect to the merger based on the total mix of information available to it, and the judgments of individual directors may have been influenced to a greater or less degree by their individual views with respect to different factors. The Carey Diversified board did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination.

DELIBERATIONS AND RECOMMENDATION OF THE SPECIAL COMMITTEE

     At the time the consolidation of nine CPA(R) Partnerships was considered, consideration was given to including W.P. Carey & Co., Inc. in the consolidation. However, management believed that the consolidation transaction was already complicated and did not want to add to the complexity of the transaction by considering the merger of the management company.

     Since its inception on January 1, 1998, the board of directors informally discussed the possibility of acquiring its financial advisor from time to time. On September 23, 1998, the board of directors of Carey Diversified formalized this process by creating a special committee of independent directors to evaluate the possible acquisition of Carey Management following a formal presentation made by John Park on behalf of Carey Management, which was accompanied by its counsel, Skadden, Arps, Slate, Meagher & Flom LLP. The board appointed Messrs. Donald E. Nickelson, Eberhard Faber, IV and Reginald Winssinger to serve on the special committee and the special committee elected Mr. Nickelson to serve as chairman. They were chosen because they were not affiliated with W.P. Carey & Co., Inc. or any entity managed or advised by Carey Management. Between September 23, 1998 and October 14, 1998, the special committee held several meetings to discuss the retention of a law firm and a financial advisor to represent the special committee in connection with its evaluation of the possible acquisition by Carey Management, and to interview applicants for those positions. As a result of these meetings, the special committee selected Hogan & Hartson L.L.P. as its special legal counsel and Robert A. Stanger & Co., Inc. as its financial advisor.

     On November 10, 1998, Stanger presented to the special committee its analysis of preliminary financial evaluation materials provided by Carey Management on October 20, 1998. These materials evaluated the revenue and income generating potential of all of the operating assets of Carey Management. The special committee determined that the purchase price for Carey Management implied by these materials ($195,000,000) was in excess of a price that could be determined to be fair to Carey Diversified.

     Further meetings of the special committee were held on December 13, 1998, February 18, 1999, March 4, 1999, March 22, 1999, April 7, 1999 and May 19,
1999. At each of these meetings, representatives of Stanger updated the special committee on their continuing discussions and meetings with Carey Management and Carey Management's representatives (including Messrs. John Park, Philip Kibel and Gagan Singh)and advisors, including Deutsche Banc Alex. Brown, concerning the proposed consideration regarding an acquisition of Carey Management. Stanger and Deutsche Banc Alex. Brown were unable in these discussions and meetings to reach agreement as to an appropriate price or transaction structure to recommend an acquisition of Carey Management by Carey Diversified. At each of the special committee meetings from March 4 through May 19, 1999, the special committee nevertheless authorized Stanger to continue discussions with Deutsche Banc Alex. Brown concerning a possible acquisition. On July 16, 1999, Stanger informed the special committee and Hogan & Hartson that little progress had been made toward reaching an agreement as to appropriate terms of a possible acquisition of Carey Management. Mr. Nickelson updated the full board on the status of the discussions at the regular quarterly board meetings (December 16, 1998, March 16, 1999, June 10, 1999 and September 15, 1999).

     The special committee did not meet again until September 10, 1999, when Stanger informed the special committee that Deutsche Banc Alex. Brown had made a downward revision in its proposed consideration offered for Carey Management and that discussions had been held with Carey Management's representatives regarding a proposed earn-out provision.

     The special committee next met on October 25, 1999 to discuss a proposal from Deutsche Banc Alex. Brown on behalf of Carey Management providing for the acquisition of Carey Management by Carey Diversified for a base purchase price of eight million shares of Carey Diversified, and an earn-out provision through which the owners of Carey Management could receive as many as two million additional shares of Carey Diversified if certain financial indicator targets were met by Carey Diversified in the future. The special committee discussed the proposal and decided to review the proposal further and meet again the following week. On or about October 31, 1999, Carey Management's outside legal advisor, Skadden, Arps, Slate, Meagher & Flom, LLP, circulated a draft merger agreement reflecting the terms of the revised proposal. The draft merger agreement contemplated an assignment to Carey Management of the operating assets and liabilities of W.P. Carey & Co., Inc. and its affiliates (not already held by Carey Management) prior to the execution of the merger agreement. The draft assignment and assumption agreement was circulated by Skadden, Arps shortly thereafter.

     The special committee followed up on its October 25 meeting with a meeting on November 1, 1999. The members of the special committee agreed that they generally viewed the proposal favorably, but felt that a number of issues were not addressed in the proposal, such as registration rights, the lock-up of the shares issued as merger consideration and non-compete terms and the inclusion of operations in France and England. The special committee requested that Stanger and Hogan & Hartson work with Carey Management and its advisors, including Deutsche Banc Alex. Brown and Skadden, Arps, and continue to consult with the special committee regarding resolution of outstanding issues and details of the proposed transaction. Throughout this process, the special committee updated the full board of directors at its regularly scheduled quarterly meetings.

     From October 31, 1999 to November 30, 1999, the special committee and its legal advisor, Hogan & Hartson, and Carey Management and its legal advisor, Skadden, Arps, negotiated the terms of the merger agreement, the assignment and assumption agreement, a lock-up agreement and a registration rights agreement. The special committee met again on November 10, 1999, November 23, 1999 and November 26, 1999. During these meetings, Stanger and Hogan & Hartson consulted with the special committee with respect to the negotiations of the terms of the proposed transaction and preparation of the merger agreement and related agreements. At the beginning of the November 26th meeting, Wm. Polk Carey addressed the special committee, stating his view that the proposed transaction was in the best interest of Carey Diversified's shareholders and requesting that the special committee approve it in principle. Mr. Carey then excused himself from the meeting. After extensive deliberations, the special committee determined that several issues remained outstanding, including the terms of a lock-up provision, a covenant not to compete, the acceleration of the earn-out shares upon a change of control, the adjustment proposed by the special committee if Carey Management's 1999 financial statements reflected less income than anticipated and the final target levels for the FFO portion of the earn-out. The special committee determined to request a meeting with Mr. Carey in an attempt to resolve all outstanding issues and reach an agreement in principle on the terms of a transaction which the special committee would view as fair to and in the best interest of Carey Diversified and its shareholders.

     The members of the special committee met with Mr. Carey on November 28, 1999 and believed that they reached an agreement in principle with him on all material terms of the proposed transaction. The terms agreed to on November 28, as modified by the Earn-Out Revision discussed below, represent the material terms of the transaction being submitted for shareholder approval.

     A meeting of the special committee, with its advisors, was convened on November 28 subsequent to the committee members' meeting with Mr. Carey which included Carey Management's attorneys, Skadden, Arps. After extensive review and deliberations, the special committee concluded that the transaction should be approved in principle.

     At the conclusion of the special committee's discussion and review of the transaction, Stanger affirmed its oral opinion that the proposed merger consideration was fair, from a financial point of view, to the public shareholders of Carey Diversified. The special committee then unanimously resolved, subject to receipt of final documentation satisfactory to it, that the acquisition of Carey Management was fair and reasonable to, and in the best interest of, Carey Diversified and the public shareholders of Carey Diversified. Finally, the special committee unanimously recommended that the board of directors of Carey Diversified approve in principle the acquisition of Carey Management.

     At the meeting of the full board on the morning of November 29, the special committee was informed by Mr. Carey that he was uncomfortable with an earn-out provision based in any part on market performance (i.e., shareholder total returns vs. a market index), because such a structure subjected him to market risks which were beyond his control. The special committee met that evening and decided to present a counter offer to Mr. Carey with respect to the earn-out provision of the merger agreement. The special committee's proposal would shift 100,000 of the shares available annually pursuant to the four-year earn-out from the Total Return Target to the FFO Target (the "Earn-out Revision"). Thus, for each year of the earn-out period, 100,000 shares (rather than 200,000) would be available as Total Return Target Shares and 400,000 shares (rather than 300,000) would be available as FFO Target Shares. The meeting was briefly recessed to allow Mr. Nickelson to present the Earn-out Revision to Mr. Carey, who accepted it and agreed in principle to the terms of the transaction as approved by the special committee on November 28, as modified by the Earn-out Revision. The special committee reconvened, Stanger reaffirmed its oral opinion as to the fairness of the merger consideration (as modified) from a financial point of view, and the special committee then unanimously resolved, subject to receipt of final documentation satisfactory to it, that the acquisition of Carey Management, as revised that evening, was fair and reasonable to, and in the best interest of, Carey Diversified and to the public shareholders of Carey Diversified. The special committee also again unanimously recommended that the board of directors of Carey Diversified approve in principle the acquisition of Carey Management. On November 30, the full board approved the merger and the issuance of 8,000,000 shares ($133,000,000) upon completion and up to an additional 2,000,000 shares ($33,250,000) upon satisfaction of the earn out targets.

     On or about March 6, 2000, Carey Management proposed an amendment to the merger agreement to adjust the FFO Target downward since the completion to the merger was going to occur later than the parties had initially contemplated. On March 15, 2000, the special committee met and approved the amendment and restatement of the merger agreement as described in this proxy solicitation statement. The full board met and unanimously approved the amendment and restatement the same day (Messrs. Wm. Polk Carey and DuGan, abstaining).

     All of the members of the special committee attended all of the special committee meetings except that Mr. Winssinger did not attend the October 7, 1998 or September 10, 1999 meetings and Mr. Faber did not attend the November 10, 1998 or March 22, 1999 meetings. Throughout this process, the special committee also considered the principal alternatives to the acquisition and concluded that such alternatives would not be as beneficial to Carey Diversified and its shareholders as the acquisition, in particular:

     - maintaining the status quo would not result in any of the benefits of becoming self-managed as outlined above; and

     - attempting to become self-managed by hiring other management entities or personnel would cause a significant disruption in Carey Diversified's operations and would not contribute to Carey Diversified's growth as outlined above.

     In addition to the positive factors detailed above, the special committee reviewed potentially negative factors of the proposed acquisition, but found that these factors were outweighed by the positive factors set forth above. The following potentially negative factors were considered by the special committee:

     - there could be no assurance that the acquisition would result in the achievement by Carey Diversified of all of its objectives or the expected increase in the per share financial performance of Carey Diversified;

     - the acquisition, while providing more growth potential to Carey Diversified, also could result in more potential volatility in Carey Diversified's earnings;

     - future capital raising in existing or future managed entities is subject to uncertainty and is subject to capital market and real estate market conditions; and

     - the conflict of interest of Messrs. Wm. Polk Carey, and Gordon DuGan, as directors and officers of Carey Diversified and Carey Management, and Messrs. John Park, Claude Fernandez and H. Augustus Carey as officers of both companies in negotiating the transaction.

     In addition to the foregoing factors, in reaching its conclusion that the terms of the proposed merger are fair to Carey Diversified and its shareholders, the special committee reviewed the following:

     - the procedural steps taken (e.g., the creation of the special committee, the retention of special counsel and financial advisor and the securing of a fairness opinion) to ensure that the acquisition would not be affected by the existing conflicts of interest between Carey Diversified and Carey Management;

     - the extended process of negotiations;

     - the contingent form of payment of a portion of the merger consideration which requires achievement of two distinct performance goals;

     - the view of legal advisors to Carey Diversified that Carey Diversified would not recognize taxable income, gain or loss upon the consummation of the acquisition of Carey Management; and

     - the oral presentation of Stanger to the special committee that the merger consideration to be paid by Carey Diversified for the acquisition of Carey Management was fair, from a financial point of view, to the public shareholders of Carey Diversified.

     From November 30 through December 15, Stanger and Hogan & Hartson (on behalf of the special committee) worked with the advisors to Carey Management (Deutsche Banc Alex. Brown and Skadden,

Arps, Slate, Meagher & Flom LLP) and counsel to Carey Diversified (Reed Smith Shaw & McClay LLP) to finalize the merger agreement and related transactional documents. Final drafts of these documents were provided to the special committee on Friday, December 17, including the assignment and assumption agreement. The special committee met on Monday, December 20 and approved the merger agreement and related documents.

THE RECOMMENDATION OF THE BOARD OF DIRECTORS

     The board of directors (excluding Messrs. Wm. Polk Carey and DuGan, who are principals in the transaction and accordingly abstained) has unanimously approved the merger having determined that the merger is fair to, and in the best interests of, Carey Diversified and its shareholders. Accordingly, the board of directors (with Messrs. Wm. Polk Carey and DuGan abstaining) unanimously recommend that shareholders vote for the merger.

     The board of directors based its determination that the merger is fair to, and in the best interests of, Carey Diversified and its shareholders primarily on

     - the analyses and conclusions of the special committee (which were adopted by the board of directors as its own);

     - the business reasons for the merger, including the benefits to be realized by Carey Diversified from the merger;

     - the extensive negotiations of the special committee with representatives of Carey Management; and

     - the Robert A. Stanger & Co. fairness opinion delivered to the special committee stating that the merger consideration is fair, from a financial point of view, to the public shareholders of Carey Diversified.

     The board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

                        OPINION OF THE FINANCIAL ADVISOR

STANGER FAIRNESS OPINION

     In connection with the merger the special committee of the board of directors of Carey Diversified retained Stanger to act as financial advisor to the special committee. Stanger was retained to render its opinion as to the fairness to the shareholders of Carey Diversified, from a financial point of view, of the merger consideration to be paid by Carey Diversified in the merger. Stanger assisted in the special committee's discussions and negotiations with Carey Management and its advisors leading up to the approval and execution of the merger agreement and in the consideration by the special committee of the merger. If the merger agreement is amended, the special committee may, but is not obligated to, seek a revised fairness opinion.

     On November 30, 1999, Stanger delivered its oral opinion to the special committee, which was confirmed in writing on May 5, 2000, to the effect that, as of the date of such opinion, based on Stanger's review and subject to the assumptions, qualifications and limitations described in the written opinion, the merger consideration to be paid in the merger is fair to the public shareholders of Carey Diversified (other than the shareholders and officers of Carey Management) from a financial point of view. The Stanger opinion does not constitute a recommendation to any shareholder of Carey Diversified as to how a shareholder should vote on the merger.

     A copy of the written opinion of Stanger, dated May 5, 2000, which includes the procedures followed, the matters considered, the assumptions made and the limitations and qualifications of its review, is attached hereto as Appendix II and is incorporated herein by reference. Shareholders are urged to read such opinion in its entirety.

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

EXPERIENCE OF STANGER

     Since its founding in 1978, Stanger has provided information, research, appraisal, investment banking and consulting services to clients throughout the United States, including major New York Stock Exchange firms and insurance companies and over 70 companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves real estate investment trusts, partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

REASONS FOR SELECTION OF STANGER

     The special committee selected Stanger as its financial advisor on the basis of Stanger's experience and reputation in the valuation of assets, businesses and/or their securities in connection with mergers, acquisitions and reorganizations, especially with respect to REITs, partnerships and other real estate companies. Prior to its current engagement by the special committee, Stanger provided fairness opinions on behalf of the CPA(R) Partnerships in the consolidation of the CPA(R) Partnerships and has performed real estate portfolio appraisals for various entities advised by Carey Management, including the first ten Corporate Property Associates entities. The committee determined that Stanger's previous relationships with Carey Management and its affiliates increased Stanger's knowledge of Carey Diversified and its familiarity with Carey Management's relationship to Carey Diversified which the special committee believed was beneficial.

SUMMARY OF MATERIALS CONSIDERED

     In the course of Stanger's analysis to render its opinion, Stanger, among other things:

     - reviewed a draft of the consent solicitation statement related to the merger, which draft management of Carey Diversified and Carey Management have indicated to be in substantially the form intended to be finalized and filed with the Securities and Exchange Commission;

     - reviewed the merger agreement, the assignment and assumption agreement and the related schedules between Carey Diversified and Carey Management dated December 21, 1999 and the amended and restated merger agreement dated March 15, 2000;

     - reviewed Carey Diversified's annual report to shareholders filed with the SEC on Form 10-K for the fiscal year ending December 31, 1998 and for the fiscal year ended December 31, 1999, which report Carey Diversified's management has indicated to be the most current financial statements available;

     - reviewed the audited financial statements of W.P. Carey & Co., Inc. and Subsidiaries and Certain Affiliated Companies for the fiscal year ended December 31, 1998, interim financial statements prepared by management for the nine-month period ending September 30, 1999, pro forma financial statements prepared by management for the full year ending December 31, 1999, and audited financial statements for the fiscal year ending December 31, 1999, which report management has indicated to be the most current financial statements available;

     - reviewed the proposal submitted to the special committee of the board of directors of Carey Diversified by Carey Management dated October 20, 1999 and schedules relating to the proposed merger;

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

     - reviewed summaries of the fee structures and key provisions of the agreements between Carey Management or its affiliates on the one hand and Carey Diversified and the CPA(R) REITs on the other hand;

     - reviewed summary internal historical and pro forma financial information and forecasts prepared by the management of Carey Diversified and management of Carey Management of the results of operations of Carey Diversified and Carey Management, respectively, on a stand-alone basis without giving effect to the merger, and on a consolidated basis giving effect to the merger;

     - discussed with management of Carey Diversified conditions in the marketplace for net lease property transactions, conditions in current capital markets, current and projected operations and performance, financial condition and future prospects of Carey Diversified and the combined company after the merger;

     - discussed with management of Carey Management conditions in the marketplace for net leased investments, recent and prospective trends in fundraising and assets under management, the operations, financial condition, future prospects and projected operations and performance of Carey Management and its affiliates and the combined company after the merger;

     - reviewed certain publicly available information relating to selected companies and/or transactions deemed relevant to Stanger's reviews regarding Carey Diversified, Carey Management and the merger;

     - reviewed historical market prices, trading volume and dividends for the shares of Carey Diversified; and

     - conducted such other studies, analyses, inquiries and investigations as Stanger deemed appropriate.

SUMMARY OF ANALYSIS

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods to apply to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or amenable to summary description. Accordingly, Stanger believes that its analysis must be considered as a whole and that considering any portion of the analysis or of the factors considered, without considering all analyses and factors, could create an incomplete view of the process underlying the Stanger opinion. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the values of businesses may not reflect the prices at which businesses may actually be sold.

     In connection with rendering its opinion, Stanger performed a variety of financial and comparative analyses, including those summarized below, which describe all of the material analyses performed. The summary set forth below does not purport to be a complete description of the analyses used by Stanger in rendering its opinion.

     As background for its analyses, Stanger held discussions with the special committee and with members of senior management of Carey Diversified and Carey Management and Carey Management's financial advisor regarding the history, current business operations, financial condition, future prospects and strategic objectives of Carey Diversified and Carey Management.

     In evaluating the merger consideration to be paid to the shareholders of Carey Management, Stanger considered a variety of analytical methodologies, including

     - an analysis of certain transactions pursuant to which real estate companies have acquired or merged with an external advisor;

     - an analysis of selected publicly traded companies that act as advisors or managers in the real estate business;

     - a discounted cash flow analysis; and

     - an accretion analysis.

     For purposes of its analysis, Stanger relied upon internal schedules of anticipated fundraising, acquisitions, dispositions and fees and reimbursements and other revenues and expenses of Carey Management as provided by Carey Management and upon Carey Diversified's forecasts of the financial results for Carey Diversified on a stand-alone basis, financial results for Carey Management on a stand-alone basis, and the pro forma financial results of Carey Diversified assuming consummation of the merger.

     In performing its analysis, Stanger considered a "Company Base Case" scenario prepared by the management of Carey Diversified and two scenarios for Carey Management prepared by the management of Carey Management: (1) a "Carey Management Base Case Scenario"; and (2) a "Carey Management Growth Case" scenario, whereby assumptions regarding fundraising and acquisition levels and operating results were increased from the Carey Management Base Case. Unless otherwise indicated, the analyses described below are based on the Carey Diversified Base Case and Carey Management Base Case scenarios. The Carey Management scenarios included the fees and expenses associated with the provision of services to Carey Diversified by Carey Management pursuant to the advisory contract. Although this contract is to be terminated as a result of the merger, Stanger considered the inclusion of such fees and expenses in the scenarios to be appropriate since (i) a third-party buyer of Carey Management would include such fees and expenses in its assessment of the value of the on-going business of Carey Management; (ii) the advisory contract between Carey Management and Carey Diversified would not be terminated absent the proposed merger; and (iii) following the merger, Carey Diversified will receive the net benefits of the contract following the merger in the form of receiving the same services without incurring the fee expense (which it was paying prior to the merger).

  MERGER CONSIDERATION ANALYSIS

     Stanger noted that the merger consideration was composed of two components:
(i) eight million Carey Diversified shares to be issued upon the closing of the merger, which shares are initially subject to transfer restrictions; and (ii) two million shares of Carey Diversified to be issued only upon attainment of specified performance goals relating to funds from operations per share and total return relative to an index of total return for a group of similar public companies. Stanger further noted that the additional consideration would not be paid by Carey Diversified if the performance criteria are not achieved.

     For purposes of its financial analysis, Stanger used a dollar value range of the total merger consideration to be paid of approximately $157.1 million to $163.2 million, with a mean value of $160.0 million. The value of the merger consideration was obtained by adding the value of the eight million shares, $132.1 million based on the average closing price of Carey Diversified shares during the twenty trading days prior to announcement of the merger (approximately $16.51 per share) and a range of the estimated discounted present value of the additional two million shares. The range of estimated discounted present value of the additional two million shares was obtained by: (i) calculating an estimated range of prices of Carey Diversified shares using a range of funds from operations per share multiples of 8.0 (the approximate multiple at the time of announcement of the merger) to 9.0 and applying that multiple to the annual funds from operations targets required for payment of the additional two million shares; (ii) multiplying the resulting range of stock prices by the maximum number of additional shares which could be issued at the end of each target year in consideration of the attainment of both targets;
(iii) discounting these resulting values at discount rates ranging from 15.0% to 20.0%, which reflect Stanger's assessment of the risks of the business of Carey Management, of Carey Diversified and of achieving specified absolute and relative performance goals such as the FFO targets and total return targets required for the shareholders of Carey Management to receive the additional shares; and (iv) adding the resulting estimated discounted present values of the additional shares to the value of the initial eight million shares.

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

     Stanger believes that Carey Management, like most service companies, should be evaluated in terms of the profitability of its operations and therefore focused its analysis on Carey Management's earnings before interest, taxes, depreciation and amortization ("EBITDA").

  SELECTED COMPARABLE TRANSACTION ANALYSIS

     Stanger analyzed selected transactions in which previously non self-administered REITs or real estate companies or partnerships have acquired or merged with an external advisor. These transactions included: Franchise Finance Corporation of America's acquisition of FFCA Management Company, L.P. as part of a consolidation (completed June 1994); Realty Income Corporation's acquisition of R.I.C. Advisor, Inc. (completed August 1995); Shurgard Storage Centers, Inc.'s acquisition of Shurgard, Incorporated (completed March 1995); Storage Equities, Inc.'s acquisition of Public Storage Management, Inc. (completed November 1995), CRIIMI MAE's acquisition of C.R.I., Inc. (completed June 1995); the acquisition of external advisors affiliated with Security Capital Group, Inc. by Security Capital Atlantic Trust, Security Capital Industrial Trust and Security Capital Pacific Trust (completed September 1997); Commercial Net Lease Realty's acquisition of CNL Realty Advisors, Inc. (completed January 1998); U.S. Restaurant Properties' acquisition of QSV Properties, Inc. (completed October 1997); Glenborough Realty Trusts' acquisition of Glenborough, Inc. as part of a consolidation (completed December
1995); Municipal Mortgage & Equity LLC's acquisition of the businesses of SCA Realty I, Inc. and SCA Associates 86, LP as part of a consolidation (completed August 1996); Equity Office Properties Trust's acquisition of the management and advisory businesses of Equity Office Properties LLC and Equity Office Holdings LLC as part of a consolidation and public offering (completed July 1997); the consideration ascribed to Imperial Credit Commercial Mortgage Asset Management Corp. in the context of the acquisition of Imperial Credit Commercial Mortgage Investment Corp. (completed March 2000); Starwood Financial Trust's acquisition of Starwood Financial Advisors (completed November 1999); and four other private transactions completed between 1997 and 1999. All of the acquirers in the public transactions were publicly traded companies at the time of the transaction, or in the case of the transactions cited above which occurred in the context of consolidations, became publicly traded in connection with the consolidation. In connection with these reviews, Stanger considered the business, financial and operating characteristics of these companies.

     Stanger compared the purchase price paid in each of these comparable real estate advisor transactions with the EBITDA during the latest twelve months or reported period prior to the announcement of the transactions, on an annualized basis, of these companies based on historic and pro forma earnings information disclosed in the financial reports of the companies or the proxy or consent solicitation statements relating to each transaction and calculated a range of multiples of the purchase price to the acquired company EBITDA of 5.0x to 11.4x with a mean of 7.8x. Applying the applicable range of these acquisition multiples, as determined by Stanger, to Carey Management's EBITDA for 1999, as adjusted to reflect management's pro forma adjustments and certain additional adjustments to reflect the elimination of approximately $9.8 million of management fees related to services rendered in prior periods but realized in 1999 that Stanger deemed appropriate due to the non-recurring nature of this income, yielded an implied range of values of Carey Management of approximately $152.2 million to $202.9 million, with a mean value of approximately $177.6 million. Stanger noted that Carey Management's EBITDA for 1999 does not fully reflect future management fees from assets currently managed due to the partial-year nature of fees relating to assets acquired during 1999.

     Stanger also noted that in each of the comparable real estate advisor transactions, the majority, if not all, of the consideration paid for the acquired company was in the form of an initial fixed payment without regard to future performance and therefore did not involve significant amounts of future contingent payments. Of the 19 transactions analyzed, only four (the sales of Public Storage, Shurgard, CNL Realty Advisor and QSV Properties) involved contingent future consideration for the acquisition of the advisor. By contrast, in the merger, up to 2,000,000 shares of the merger consideration is contingent upon Carey Diversified's future ability to reach certain funds from operations targets and total return targets following the merger.

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

     Given that the mean value of the merger consideration is within the implied values of Carey Management derived from the range of acquisition multiples of the transactions involving comparable companies, Stanger believes that this analysis supports the fairness to the shareholders of Carey Diversified, from a financial point of view, of the merger consideration to be paid in the merger.

  SELECTED COMPARABLE PUBLIC REAL ESTATE ADVISORS ANALYSIS

     Stanger compared certain financial information relating to Carey Management to certain corresponding information for a group of five selected publicly traded companies that act as advisors or managers in the real estate business. Stanger considered the following companies: CB Richard Ellis Services Inc.; Grubb & Ellis Company; Insignia Financial Group, Inc.; Jones Lang LaSalle; and Trammell Crow Company.

     Stanger compared the total market capitalization (equity market capitalization plus long-term liabilities) of each of the public real estate managers with its actual EBITDA for the latest twelve months, or reported period on an annualized basis at the time of the announcement of the merger. Based on closing market trading prices as of the date of the announcement of the merger, the public real estate managers traded in a range of total market capitalization to trailing EBITDA multiples of 6.03x to 7.95x with a mean of 6.81x. Applying the range of these selected multiples, as determined by Stanger, to Carey Management's EBITDA for 1999, as adjusted to reflect management's pro forma adjustments and an additional adjustment to reflect elimination of approximately $9.8 million of management fees related to services rendered in prior periods but realized in 1999 that Stanger deemed appropriate due to the non-recurring nature of this income, yielded an implied range of values of Carey Management of approximately $153.0 million to $201.7 million, with a mean of $177.4 million.

     Given that the mean value of the merger consideration to be paid in the merger is within the range of implied values of Carey Management derived from the range of trading multiples of the public real estate advisors, Stanger believes that this analysis supports the fairness to the shareholders of Carey Diversified, from a financial point of view, of the merger consideration to be paid in the merger.

  DISCOUNTED CASH FLOW ANALYSIS

     Stanger analyzed the merger consideration using a discounted cash flow analysis. The discounted cash flow approach is based on the premise that the intrinsic value of any business reflects the current value of the future cash flows that the business will generate for its owners. To establish a current implied value under this approach, future cash flow must be estimated and an appropriate discount rate determined.

     Stanger used the Carey Management Base Case Scenario and other information provided by the management of Carey Diversified and Carey Management to estimate the cash flows, defined as total revenue (including structuring, financing and disposition fees and associated interest income, asset management fees and performance fees, distributions received from equity investments in affiliates and marketing and time charge reimbursements) less Carey Management expenses during the four-year period 2000 through 2003, inclusive. The cash flows were then discounted to present value using discount rates ranging from 17.5% to 22.5% and terminal value multiples from 6.0x to 8.0x applied to projected cash flows for the four years ending December 31, 2003. These discount rates reflected Stanger's assessment of the risks of equity investments, in general, and the specific risks of Carey Management business, in particular, which include the uncertainty of the results of future capital-raising activities in existing and future managed entities and the potential volatility of revenues relating to transaction-based fees. Stanger's calculations resulted in a range of implied values of Carey Management of $167.9 million to $231.0 million, with a mean of $197.8 million. Stanger observed that had the Carey Management Growth Case Scenario been utilized, the resulting implied value indicators for Carey Management would have been higher.

     Given that the mean value of the merger consideration is below the range of implied values of Carey Management derived from the discounted cash flow analysis, Stanger believes that this analysis supports the fairness to the shareholders of Carey Diversified, from a financial point of view, of the merger Consideration to be paid in the merger.

  ACCRETION ANALYSIS

     Stanger also compared the funds from operations per share projected by management for the years 2000 through 2003 for Carey Diversified on a stand-alone basis with the funds from operations per share of Carey Diversified following the merger utilizing the Carey Management Base Case and Growth Case Scenarios (giving effect to the issuance of additional shares relating to the FFO targets) which was prepared by Carey Management and provided to Stanger. The Carey Management Growth Case Scenario assumed the following increases above the Carey Management Base Case Scenario in the volume of acquisitions by the CPA(R) REITs and managed entities: $48 million in the year 2000; $33 million in 2001; $23 million in 2002; and $63 million in 2003. The scenario also reflected estimated effective compound average annual growth rates of approximately 1.2% in the dollar amount of annual acquisition transactions by Carey Management, 7.8% in revenues, and 6.8% in expenses, and took into effect the elimination of Carey Diversified fee payments to Carey Management as a result of the merger. Stanger assumed that all the additional shares relating to the total return targets were paid to the shareholders of Carey Management in the Growth Case Scenario. Had Stanger assumed that such shares were not paid to the shareholders of Carey Management, the level of funds from operations accretion cited below would be larger.

     Stanger observed that in each year, the funds from operations per share for Carey Diversified increased after giving effect to the merger. The amount of increase in projected FFO per share in the Carey Management Base Case Scenario was as follows for each year: 2000 -- $0.19; 2001 -- $0.29; 2002 -- $0.33;
2003 -- $0.36. The amount of increase in projected FFO per share in the Carey Management Growth Case Scenario was as follows for each year: 2000 -- $0.23; 2001 -- $0.29; 2002 -- $0.33; and 2003 -- $0.40. (The year 2000 amounts assume the merger was completed as of April 1, 2000.)

CONCLUSIONS

     Based on and subject to the foregoing and the assumptions, limitations and qualifications cited in its opinion, Stanger concluded, as of the date its analysis, that the merger consideration to be paid in the merger is fair to the public shareholders of Carey Diversified (other than the shareholders and officers of Carey Management, with respect to whom no opinion is expressed) from a financial point of view.

ASSUMPTIONS

     In conducting its review and in rendering the fairness opinion, Stanger assumed that the definitive proxy solicitation statement will not, when filed, differ in any material respect from the drafts thereof that Stanger reviewed. Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information that was publicly available, contained in the proxy solicitation statement, or that was furnished or otherwise communicated to Stanger by Carey Diversified and Carey Management, including without limitation the internal analyses and forecasts of the results of operations of Carey Diversified and Carey Management on a stand-alone basis and giving effect to the merger, and Stanger does not assume responsibility for such information. Stanger did not perform an independent review or audit of these analyses and forecasts or of the assets and liabilities (contingent or otherwise) of Carey Management and relied upon and assumed the accuracy of the internal analyses and forecasts. Stanger also relied on the assurance of Carey Diversified and Carey Management that any pro forma financial statements, projections, budgets, or information contained in the proxy solicitation statement or otherwise provided to Stanger were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments of Carey Diversified and Carey Management as to the future performance of Carey Diversified and Carey Management and Carey Diversified giving effect to the merger; that the determination of all fees, charges and reimbursements earned or forecast to be earned by Carey Management from the CPA(R) REITs is consistent with the provisions of the advisory agreements between Carey Management and the CPA(R)

REITs and that such agreements remain in full force and effect; that any material liabilities (contingent or otherwise) of Carey Diversified and Carey Management are as set forth in the consolidated financial statements of Carey Diversified and Carey Management, respectively; that no material changes have occurred in the terms of any management agreements, broker/dealer agreements, any other agreements material to the operations of Carey Management, or the information reviewed between the date of the information provided and the date of its opinion; and that Carey Diversified and Carey Management are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading in any material respect.

LIMITATIONS AND QUALIFICATIONS OF FAIRNESS OPINION

     Stanger was not requested to, and therefore did not, select the method of determining the consideration offered in the merger; make any recommendation to the shareholders of Carey Diversified or Carey Management with respect to whether to approve or reject the merger; or express any opinion as to: the business decision to effect the merger or alternatives to the merger; tax factors resulting from the merger; the price or trading range at which Carey Diversified shares may trade in the future on a stand-alone basis or following the merger; the impact, if any, of the relative share ownership of Carey Management on future business decisions of Carey Diversified or its shareholders; the forecasts and the assumptions on which they were based; the terms of any employment agreements, grants or other compensation between Carey Diversified and the officers of Carey Management; or any terms of the merger other than the merger consideration.

     Although Stanger evaluated the merger consideration and participated in discussions concerning the consideration to be paid, Stanger did not propose the specific form or amount of merger consideration or terms related thereto. The merger consideration was determined by the special committee and Carey Management in arms-length negotiations.

     Stanger's opinion is based on business, economic, real estate and securities market conditions and other conditions as they existed and could be evaluated as of the date of its analysis and addresses the merger consideration in the context of information available as of the date of its analysis. Events occurring after that date may materially affect the financial results or values of Carey Diversified or Carey Management or the assumptions used in preparing the opinion.

COMPENSATION AND MATERIAL RELATIONSHIPS

     Pursuant to the terms of Stanger's engagement, Stanger received an initial, non-refundable fee of $25,000 upon the execution of the engagement letter and has received an additional $1,125,000 as of the date of this proxy solicitation statement. Stanger will also be reimbursed for certain of its expenses, in an amount not to exceed $25,000 without the prior consent of the special committee. Carey Diversified has agreed to indemnify Stanger, its affiliates and each of its directors, officers, employees, agents, consultants and attorneys, and each person or firm, if any, controlling Stanger or any of the foregoing, against certain liabilities, including liabilities under federal securities law.

                     SERVICES PROVIDED BY CAREY MANAGEMENT

     Carey Management provides its advisory and management services pursuant to investment advisory agreements with Carey Diversified and each of the CPA(R) REITs. These agreements and relationships are described below.

MANAGEMENT SERVICES PROVIDED BY CAREY MANAGEMENT TO CAREY DIVERSIFIED

     Carey Diversified was created as a result of the Consolidation which took place on January 1, 1998. Carey Management serves as the investment advisor to Carey Diversified and provides all of the required advisory and administrative services necessary for its operation. The current term of the investment advisors agreement between Carey Diversified and Carey Management pursuant to which these services are provided ends on December 31, 2000 and thereafter will be automatically renewed for successive one-year periods, unless either party gives notice of non-renewal not less than 60 days before the end of the term. Some termination payments must be made by Carey Diversified to Carey Management if Carey Diversified terminates the agreement before December 31, 2003.

     Carey Management and its affiliates provide advisory services to other entities, and, as a result, their resources are not dedicated exclusively to the business of Carey Diversified. However, pursuant to the investment advisory agreement, Carey Management must devote sufficient resources to the administration of Carey Diversified to properly discharge its obligations under that agreement.

     Carey Diversified believes that fees paid to Carey Management are no more favorable than the fees that would be paid to another third party advisor. In addition, Carey Diversified believes that no other advisor could provide the same level of experience and expertise as Carey Management, and, therefore, has not actively pursued any other advisory companies prior to entering into the merger agreement.

     If the merger is approved, Carey Diversified will no longer pay any fees to Carey Management but will pay directly for the overhead necessary to provide the services that Carey Management currently provides Carey Diversified under the management agreement.

  FEES PAYABLE TO CAREY MANAGEMENT BY CAREY DIVERSIFIED UNDER EXISTING AGREEMENT

     The following is a description of the fees payable by Carey Diversified to Carey Management in connection with the services provided by Carey Management:

     Management Fee. Carey Management is paid a monthly management fee at an annual rate of 0.5 percent of the total capitalization of Carey Diversified. Total capitalization is based on the average of total principal amount of the debt owed by Carey Diversified and the average market capitalization of Carey Diversified. The management fee is reduced by one-half of the amount received by Carey Management from the partnerships controlled by Carey Diversified for property management or leasing fees and distributions of cash from operations.

     Performance Fee. Carey Management is paid a monthly performance fee at an annual rate of 0.5 percent of the total capitalization of Carey Diversified. This fee is paid in the form of cash or restricted shares of Carey Diversified which vest ratably over five years. Until these shares become vested, the restricted shares are not transferable and are subject to forfeiture in the event Carey Management is terminated for cause or resigns. The restricted shares vest immediately in the event of a change of control and certain other circumstances. The merger will not be considered a change of control for purposes of the vesting schedule of these shares. The performance fee is reduced by one-half of the amount received by Carey Management from the partnerships controlled by Carey Diversified for property management or leasing fees and distributions of cash from operations. The sale of the shares is restricted pursuant to Rule 144 of the Securities Act.

     Termination Fee. If the management agreement is terminated by Carey Diversified, Carey Management is entitled to receive payment of any earned but unpaid compensation and expense reimbursements accrued as of the end of the term of the agreement and an incentive fee equal to 15% of the appreciation in property value of properties under management site December 31, 1997 or the date acquired, whichever was later, and based on the appraised value of the properties on the termination date. If the management agreement is terminated in connection with a change of control of Carey Diversified, without cause or by Carey Management with good reason, Carey Management is entitled to receive a termination fee. The termination fee equals the sum of

     - any fees that would be earned by Carey Management upon the disposition of the assets of Carey Diversified owned by the CPA(R) Partnerships prior to the Consolidation at their appraised value as of the date the management agreement is terminated, and

     - if the agreement is terminated by Carey Diversified after a change in control, five times the total fees paid to the Carey Management by Carey Diversified and the CPA(R) Partnerships in the 12 months preceding the change in control, or

     - if the agreement is terminated without cause or for good reason, $40 million if the agreement is terminated before December 31, 2000; $30 million if the agreement is terminated before December 31, 2001; $20 million if the agreement is terminated before December 31, 2002 and $10 million if the agreement is terminated before December 31, 2003.

     No termination fee will be paid in connection with the merger.

     Carey Management is also paid fees on a transactional basis for acquisitions. The acquisition fees are generally 2.5% of the purchase price of properties purchased on behalf of Carey Diversified, which is paid at the time of acquisition, plus 2% of the purchase price if certain performance goals are satisfied, which is paid over eight years (with interest).

     Fees Payable by the Partnerships Controlled by Carey Diversified. Carey Management is entitled to certain distributions from the CPA(R) Partnerships. Distributions paid to Carey Management by these partnerships reduce each of the management fee and performance fee otherwise payable to Carey Management by Carey Diversified by one-half of the amount paid by each partnership.

     Incentive Fee. Carey Management is paid an incentive fee of 15 percent of the amount of the net proceeds received from the sale of a property previously held by a CPA(R) Partnership in excess of the appraised value of the equity interest in that property used for purposes of the Consolidation, less an adjustment for the share of the net proceeds in excess of the appraised value of the equity interest attributable to Carey Management's interest in the shares of Carey Diversified.

     Expenses. Carey Diversified reimburses Carey Management for certain costs that it incurs in connection with the services it provides to Carey Diversified, including, but not limited to, personnel costs, rent and the cost of goods and services used on behalf of Carey Diversified.

  AMOUNTS PAID BY CAREY DIVERSIFIED TO CAREY MANAGEMENT

     The following table sets forth the amounts paid by Carey Diversified for management services in 1998 and 1999.

              CAREY MANAGEMENT COMPENSATION FROM CAREY DIVERSIFIED

                                    ACQUISITION   MANAGEMENT   FINANCING    DISPOSITION
                                      FEES(1)      FEES(2)      FEES(1)       FEES(1)        TOTAL
                                    -----------   ----------   ----------   -----------   -----------
1998..............................  $6,640,000    $6,769,000   $1,001,000   $1,007,000    $15,417,000
1999..............................   1,474,000     6,801,000      696,000      695,000      9,666,000
2000(3)...........................          --     1,377,000           --           --      1,377,000

---------------
(1) Revenue classified as structuring and financing fees by Carey Management.

(2) Revenue classified as management fees by Carey Management. Includes reimbursement of expenses.

(3) For the three months ended March 31, 2000.

     If the merger is approved, W.P. Carey & Co. LLC will no longer pay any of the fees listed above, but will be responsible for the salaries and other overhead expenses necessary to provide the services that Carey Management currently provides to Carey Diversified and the CPA(R) REITs. In 1999, Carey Management received 15% of its gross revenue from Carey Diversified.

SERVICES PROVIDED TO THE CPA(R) REITS

     Carey Management has an agreement with each of the CPA(R) REITs under which it provides the same management services to these REITs as it provides to Carey Diversified. The board of directors of each REIT has approved the transfer of the advisory agreement through the merger.

  ADVISORY AGREEMENTS

     Under the terms of each advisory agreement, Carey Management undertakes to use its best efforts to present to each CPA(R) REIT investment opportunities consistent with the investment policies and objectives of the CPA(R) REIT. In its performance of this undertaking, Carey Management must (at all times subject to the continuing and exclusive authority of the board of each CPA(R) REIT over the management of each CPA(R) REIT):

     - find, present and recommend to each CPA(R) REIT a continuing series of real estate investment opportunities consistent with that CPA(R) REIT's investment policies and objectives and available capital;

     - provide advice to, and act on behalf of, each CPA(R) REIT with respect to the acquisition, financing, refinancing, holding, leasing and disposition of real estate investments; and

     - provide day-to-day management of business activities of the CPA(R) REITs and the other administrative services for the CPA(R) REITs as may be requested by the board.

     The term of each advisory agreement ends on December 31, 2000 and thereafter will be automatically renewed for successive one-year periods unless either party gives the other party notice of non-renewal not less than 60 days before the end of any term. Additionally, an advisory agreement may be terminated under generally the same circumstances under which the agreement between Carey Diversified and Carey Management may be terminated. If an agreement is terminated without cause or for good reason, Carey Management is entitled to all unpaid fees and 15% of the gain on properties owned as of the termination date. This fee is to be paid as the properties are sold.

     Each advisory agreement requires Carey Management to devote sufficient resources to the administration of the CPA(R) REIT to discharge its obligations. The advisory agreements are not generally assignable or transferable by either party without the consent of the other party. The transfer of the agreements to W.P. Carey & Co. LLC in the merger has been approved by each CPA(R) REIT.

     Each CPA(R) REIT reimburses Carey Management for costs it incurs in connection with the services it provides to the CPA(R) REIT, including, but not limited to, organization and offering costs, personnel costs, rent, the costs of goods and services used on behalf of the CPA(R) REITs and acquisition expenses.

     Carey Management must reimburse each CPA(R) REIT at least annually for the amount by which operating expenses, including advisory fees, of the CPA(R) REIT exceed the greater of 2% of average invested assets or 25% of net income. To date, no reimbursements have been required to be made.

     The amount of the fees payable to Carey Management by the CPA(R) REITs over the last three years include acquisition fees, management fees, disposition fees and financing fees. The total fees received in each category were as follows:

                CAREY MANAGEMENT COMPENSATION FROM CPA(R) REITS

                                                                                   CAPITAL
                             ACQUISITION   MANAGEMENT    FINANCING    MARKETING    RAISING    DISPOSITION
                               FEES(1)       FEES(2)      FEES(1)      FEES(3)     FEES(4)      FEES(1)        TOTAL
                             -----------   -----------   ----------   ----------   --------   -----------   -----------
1997.......................  $ 5,433,215   $10,916,393   $1,552,347   $ 848,745    $780,000   $1,202,250    $20,732,950
1998.......................   10,295,447   12,043,349     1,894,451   1,128,077     180,000       72,000     25,613,324
1999.......................   10,038,000   24,355,000     3,229,000   1,574,000     895,000          -0-     40,091,000
2000(5)....................    1,626,000    4,160,998       434,000     519,000     172,000           --      6,911,998

---------------
(1) Revenue classified as structuring and financing fees by Carey Management.

(2) Revenue classified as management fees by Carey Management. Includes expense reimbursements.

(3) Classified as marketing reimbursement revenue by Carey Management.

(4) Revenue classified as other income by Carey Management.

(5) For the three months ended March 31, 2000.

     If the merger is approved, W.P. Carey & Co. LLC will continue to earn fees from the CPA(R) REITs and any new investments originated. It will also be responsible for the salaries and other overhead necessary to provide these services. In 1999, Carey Management received 70% of its gross revenue from the CPA(R) REITs.

CAPITAL RAISING SERVICES

     Carey Management manages the capital raising process on behalf of the CPA(R) REITs. The CPA(R) REITs raise capital through a network of investment advisors and broker dealers in publicly registered offerings. The shares of the CPA(R) REITs are not traded on any public stock market or exchange. Carey Management contracts with all of the investment advisors and broker dealers, provides wholesaling services to these organizations, prepares all sales materials and provides strategic marketing advice.

     In addition, Carey Management assists Carey Institutional Properties, one of the CPA(R) REITs, in raising capital from institutional investors. These sales are made through a direct sales effort with both institutional investors and consultants who advise institutional investors.

     Over the past three years, Carey Management has raised the following amount of capital for the CPA(R) REITs:

                         YEAR                           CAPITAL RAISED
                         ----                           --------------
1997..................................................   $130,500,000
1998..................................................   $161,300,000
1999..................................................   $185,800,000

         RISKS OF THE MERGER TO CAREY DIVERSIFIED AND ITS SHAREHOLDERS

     Shareholders should carefully consider the following factors, in addition to other information included in this proxy solicitation statement, in deciding whether to vote to approve the merger and the issuance of shares in connection with the merger.

THE INVESTMENT ADVISORY BUSINESS PRESENTS DIFFERENT RISKS.

     The merger will expose W.P. Carey & Co. LLC to risks of the real estate management business to which it has not historically been exposed. These risks include that:

     - there can be no assurance that the merger will result in the achievement by Carey Diversified of its objectives or the expected increase in the per share financial performance of Carey Diversified;

     - the merger could result in more volatility in Carey Diversified's earnings because revenue from the real estate management business has traditionally been more volatile than revenue from ownership of real estate subject to triple net leases; and

     - the growth in revenue from the management business is dependent in part on future capital raising in existing or future managed entities which is subject to uncertainty and is subject to capital market and real estate market conditions.

     Our business, results of operations or financial condition would be materially adversely affected if any of these outcomes were to occur.

FUTURE SALES OF OUR STOCK BY SHAREHOLDERS OF W.P. CAREY & CO. LLC MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR STOCK.

     Sales of a substantial number of shares by shareholders of W.P. Carey & Co. LLC, or the perception that these sales could occur, could adversely affect prevailing market prices for the shares. These sales also might make it more difficult for W.P. Carey & Co. LLC to sell equity securities in the future at a time and price it deems appropriate. Upon completion of the merger, Carey Diversified will issue 8,000,000 shares to the shareholders of Carey Management and may issue up to an additional 2,000,000 shares to them upon the satisfaction of performance targets. In addition, directors and officers of Carey Diversified own or have the right to acquire up to an additional 3,270,993 shares.

THE REVENUE STREAMS FROM THE INVESTMENT ADVISORY AGREEMENTS ARE SUBJECT TO LIMITATION OR CANCELLATION.

     The agreements under which W.P. Carey & Co. LLC will provide investment advisory services may generally be terminated by each CPA(R) REIT upon 60 days notice, with or without cause. In addition, the fees payable under each agreement are subject to a variable annual cap based on a formula tied to the assets and income of that CPA(R) REIT. This cap may limit the growth of the management fees. There can be no assurance that these agreements will not be terminated or that W.P. Carey & Co. LLC's income will not be limited by the cap on fees payable under the agreements. A cap on the fees could have a material adverse effect on our business, results of operations and financial condition.

CAREY DIVERSIFIED DIRECTORS AND EXECUTIVE OFFICERS MAY HAVE INTERESTS IN THE MERGER WHICH DIFFER FROM THE INTERESTS OF CAREY DIVERSIFIED SHAREHOLDERS.

     Shareholders should be aware that some of the Carey Diversified directors, officers and employees (Wm. Polk Carey, H. Augustus Carey, Gordon DuGan, Claude Fernandez, John Park, Gordon Whiting, Edward LaPuma, W. Sean Sovak, Anne Coolidge, Susan Hyde, Debra Bigler, Ted Lagreid and David Marvin) have the ability to earn up to 2,000,000 additional shares if certain targets are achieved. The contingent nature of this portion of the merger consideration could cause management to make decisions that are in the short-term best interest of the shareholders but not in the long term interests of shareholders. These interests are described more fully in the section "Interests of Certain Persons in the Merger."

THE FIXED NUMBER OF SHARES TO BE ISSUED IN THE MERGER WILL NOT REFLECT ANY CHANGES IN THE RELATIVE VALUE OF EACH OF THE TWO COMPANIES AFTER THE DATE THE MERGER AGREEMENT WAS SIGNED.

     In considering whether to approve the merger, Carey Diversified shareholders should consider the fact that the initial number of shares to be issued to the shareholders of Carey Management in the merger is fixed. This means that these shareholders will receive the same number of Carey Diversified shares regardless of the price at which Carey Diversified shares are trading at the time of the merger. An increase in the trading price of Carey Diversified shares would result in a corresponding increase in the price paid by Carey Diversified in the merger. Neither Carey Management nor Carey Diversified has the right to terminate the merger agreement because of any change in the prevailing market price of Carey Diversified shares.

AFTER THE MERGER, THE OFFICERS AND DIRECTORS OF W.P. CAREY & CO. LLC MAY CONTROL THE COMPANY.

     After the merger, the eleven executive officers and directors of W.P. Carey & Co. LLC will, in the aggregate, beneficially own approximately 33.3% of the shares of W.P. Carey & Co. LLC. These shareholders may be able to effectively exercise control over all matters requiring approval by the shareholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control of W.P. Carey & Co. LLC, which could have a material adverse effect on the price of the shares of W.P. Carey & Co. LLC.

                         BENEFIT TO THE SHAREHOLDERS OF
                   CAREY MANAGEMENT RESULTING FROM THE MERGER

     The merger, if completed, will result in the shareholders of Carey Management receiving, directly and indirectly, up to 10,000,000 shares, which could represent up to 27% of the issued and outstanding shares of Carey Diversified based on the currently outstanding shares. The shareholders of Carey Management have agreed not to sell the shares received in the merger for a period of up to three years without the prior written consent of the board of directors of W.P. Carey & Co. LLC. They will be permitted to sell one-third of the shares received in the merger after each of the first, second and third anniversary of the effective date of the merger.

                        SHARE OWNERSHIP AFTER THE MERGER

     The following table presents certain information regarding beneficial ownership of the shares by the directors and executive officers of Carey Diversified as of March 31, 2000, and on a pro forma basis, assuming the merger consideration is paid. On the record date there were 25,979,383 shares outstanding. After the merger there are assumed to be 33,979,383 shares outstanding, based upon 8,000,000 shares being paid as merger consideration.

                                                                              NUMBER OF SHARES
                                                                                BENEFICIALLY
                                            CURRENT NUMBER                       OWNED UPON
                                              OF SHARES                          PAYMENT OF
NAME OF                                      BENEFICIALLY        PERCENT OF        MERGER        PERCENT OF
BENEFICIAL OWNER                                OWNED              SHARES     CONSIDERATION(7)     SHARES
----------------                            --------------       ----------   ----------------   ----------
Francis J. Carey..........................         152,711(1)          *            152,711             *
Wm. Polk Carey............................       4,428,579(2)       14.8%        11,628,380         31.3%
Gordon F. DuGan...........................           6,005             *            290,639             *
Lawrence R. Klein.........................           7,283(3)          *              7,283             *
Charles C. Townsend, Jr. .................          10,398(3)          *             10,398             *
Donald E. Nickelson.......................          24,507(4,5)        *             24,507             *
Eberhard Faber, IV........................          15,958(3,6)        *             15,958             *
Reginald Winssinger.......................          12,284(3)          *             12,284             *
All Directors and Executive Officers as a
  Group (11 individuals)..................       4,689,497          15.6%        12,367,140         33.3%
                                              ------------          ----        -----------        ------

---------------
 *  Less than 1%

(1) Includes options to purchase 88,500 shares, which are currently exercisable or exercisable within 60 days of the date hereof.
(2) Includes warrants to purchase 3,010,730 shares which are currently exercisable. Also includes 1,367,718 shares held by entities controlled by Mr. Carey. See "Proposal One: Certain Transactions."
(3) Includes options to purchase 2,666 shares which are currently exercisable or exercisable within 60 days of the date hereof.
(4) Includes 2,912 shares held by Mr. Nickelson's wife.
(5) Including options to purchase 11,497 shares which are currently exercisable or exercisable within 60 days of the date hereof.
(6) Includes 4,675 shares held by the Faber Family Trust. Does not include 1,090 shares held by the Faber Foundation.
(7) Does not include options or restricted shares to be issued upon completion of the merger and approval of the amendment to the 1997 Listed Share Incentive Plan.

                 CONSEQUENCES OF FAILURE TO APPROVE THE MERGER

     If the merger is not approved, Carey Diversified intends to continue to conduct its business generally in a manner consistent with past practices. Carey Diversified is unable to predict the precise consequences that a rejection of the merger would have. Although there can be no assurance, if the merger is not approved, Carey Diversified expects that it will continue to be able to obtain management services from Carey Management beyond December 31, 2000. Even if the merger is approved, there is no assurance that the merger will be completed. However, to the knowledge of Carey Diversified, if the merger is approved and the conditions set forth in the merger agreement are satisfied, the merger will be completed as indicated herein.

                       MANAGEMENT OF W.P. CAREY & CO. LLC

DIRECTORS AND EXECUTIVE OFFICERS OF W.P. CAREY & CO. LLC.

     The post-merger board of directors will be divided into three classes. Members of each class will serve until their successors are elected or qualified. The following table sets forth information with respect to the board of directors of W.P. Carey & Co. LLC.

                                                                                      TERM
                 NAME                                     TITLE                     EXPIRES
                 ----                                     -----                     -------
Wm. Polk Carey.........................  Chairman and Chief Executive Officer         2000
Francis J. Carey.......................  Vice Chairman and Chairman of the            2002
                                           Executive Committee
Gordon F. DuGan........................  President and Director                       2001
Eberhard Faber, IV.....................  Director                                     2002
Dr. Lawrence R. Klein..................  Director                                     2000
Charles C. Townsend, Jr. ..............  Director                                     2000
Donald E. Nickelson....................  Director                                     2000
Reginald Winssinger....................  Director                                     2001
George E. Stoddard.....................  Director, Chairman of the Investment
                                           Committee
H. Augustus Carey......................  Managing Director and Secretary
Claude Fernandez.......................  Managing Director-Financial Operations
John J. Park...........................  Managing Director and Chief Financial
                                           Officer

     See "Proposal One: Election of Directors" beginning on page 3 of this proxy solicitation statement for the biographies of the directors and executive officers.

CAREY ASSET MANAGEMENT CORP.

     After the merger, Carey Asset Management Corp. will be a wholly-owned subsidiary of W.P. Carey & Co. LLC. Carey Asset Management will be responsible for performing all management services for the CPA(R) REITs. The board of directors of Carey Asset Management will include the following members:

- Francis J. Carey                                          - Dr. Lawrence R. Klein
- Wm. Polk Carey                                            - Frank J. Hoenemeyer
- Nathaniel S. Coolidge                                     - George E. Stoddard
- Gordon F. DuGan

     The Investment Committee of Carey Asset Management will be comprised of the following members:

- George E. Stoddard, Chairman                              - Nathaniel S. Coolidge
- Frank J. Hoenemeyer, Vice Chairman                        - Dr. Lawrence R. Klein

     Information regarding Messrs. Wm. Polk Carey, F. J. Carey, DuGan, Fernandez, H. A. Carey and Dr. Klein is set forth under "Management of W.P. Carey & Co. LLC -- Directors and Executive Officers of W.P. Carey & Co. LLC."

GEORGE E. STODDARD
AGE:  83

     Mr. Stoddard, elected director in June 1997, was until 1979 officer-in-charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States ("Equitable"), with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an A.B. degree from Brigham Young University, an M.B.A. from Harvard Business School and an LL.B. from Fordham University Law School. Mr. Stoddard also serves as a Managing Director of W.P. Carey & Co. Mr. Stoddard is a director of CPA(R):10, CIP(R), CPA(R):12 and CPA(R):14.

NATHANIEL S. COOLIDGE
AGE:  61

     Mr. Coolidge, former Senior Vice President of John Hancock Mutual Life Insurance retired in 1995 after 20 years of service. From 1986 to 1995, Mr. Coolidge headed the Bond and Corporate Finance Department which was responsible for managing fixed income investments. Prior to 1986, Mr. Coolidge served as Second Vice President and Senior Investment Officer. Mr. Coolidge holds a B.A. from Harvard University.

FRANK J. HOENEMEYER
AGE:  80

     Mr. Hoenemeyer, elected Vice Chairman of the Investment Committee and director in May 1992, was Vice Chairman, Director and Chief Investment Officer of The Prudential Insurance Company of America until his retirement in November 1984. As Chief Investment Officer he was responsible for all of Prudential's investments, including stocks, bonds, private placements, leveraged buyouts, venture capital, real estate ownership and mortgages. Mr. Hoenemeyer was graduated with a B.S. in Economics from Xavier University, Cincinnati, Ohio and an M.B.A. from the Wharton School of the University of Pennsylvania and joined Prudential in 1947. Under his direction as Chief Investment Officer, Prudential built the world's largest real estate and securities investment portfolio and became a leader in investments including the purchase and development of real estate, leveraged buyouts and venture capital. Mr. Hoenemeyer serves on the Boards of American International Group and Mitsui Trust Bank (U.S.A.) and is formerly a director of Corporate Property Investors, a $4.4 billion private real estate investment trust.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of our board that you vote in favor of the merger proposal, you should be aware that two of our directors, Wm. Polk Carey and Gordon F. DuGan, and three of our executive officers are also directors and/or executive officers of W.P. Carey & Co., Inc. and its affiliates, including Carey Management, and, therefore, may have interests in the merger that are different from, or in addition to, your interests as a shareholder.

     Wm. Polk Carey owns, directly or indirectly, 100% of Carey Management and will receive the merger consideration and the additional consideration payable upon Carey Diversified's satisfaction of certain performance targets as described more fully under "Description of the Merger and Merger Agreement -- The Merger Agreement -- Funds From Operation (FFO) Target" and "-- Total Return Target." Gordon F. DuGan, John J. Park, Claude Fernandez and H. Augustus Carey together have the right to acquire approximately nine percent of Wm. Polk Carey's interests in Carey Management. These officers and an additional eight officers will receive approximately 23% of the additional 2,000,000 shares. In addition, except for Francis J. Carey, Donald E. Nickelson, Eberhard Faber, IV and Reginald Winssinger who are not affiliated with Carey Management, all of the other executive officers and directors of Carey Diversified hold similar positions with W.P. Carey & Co., Inc. and its affiliates.

     Upon completion of the merger, it is expected that the approximately 80 current employees of W.P. Carey & Co., Inc. or Carey Management will become employees of Carey Diversified and will be eligible to receive awards under the 1997 Listed Share Incentive Plan. The compensation committee of the board of Carey Diversified has approved grants of options to acquire approximately 806,000 shares and grants of approximately 475,000 restricted shares. These grants will be made upon completion of the merger. In addition, certain executive officers and employees of Carey Management are parties to executive stock purchase agreements, pursuant to which, on the terms and subject to the conditions of those agreements, they are eligible to receive restricted shares of Carey Diversified stock. Under the terms of these agreements, these officers have borrowed money from W.P. Carey & Co., Inc. to purchase an aggregate of 26,500 shares of stock. One quarter of the obligation to repay the loan is forgiven for each year the officer is employed by Carey Management. W.P. Carey & Co. LLC will assume Carey Management's obligations under these agreements and will receive the 26,500 shares of stock which can be purchased under these agreements, by virtue of the merger.

     In recognition of the potential conflicts of interest inherent in the transaction, the merger and amendment to the Listed Share Incentive Plan were considered and unanimously approved by a special committee comprised solely of independent members of the board of Carey Diversified.

             FINANCIAL, ACCOUNTING, TAX AND OTHER LEGAL INFORMATION
                              REGARDING THE MERGER

FINANCIAL INFORMATION

     Attached on pages F-1 through F-35 of this proxy solicitation statement is financial information with respect to W.P. Carey & Co., Inc. and subsidiaries and certain affiliates and certain pro forma information reflecting the merger.

ACCOUNTING TREATMENT

     The merger will be accounted for under the purchase method. The portion of the purchase price attributable to the existing management contract between Carey Diversified and Carey Management will be accounted for as a contract termination, and this amount will be expensed immediately at the date of acquisition. The balance of the transaction will be accounted for under the purchase method. Under the purchase method, the excess of the purchase price over the historical book value of the assets of Carey Management will be allocated principally to intangible assets and will be amortized over the useful lives of those assets. See Notes 5 and 6 to Pro Forma Condensed Consolidated Statements of Income on page F-12.

FEDERAL TAX MATTERS

     The following discussion summarizes the material federal income tax consequences in connection with the merger to a shareholder who is a U.S. citizen or resident or that is a tax exempt organization. Reed Smith Shaw & McClay LLP, counsel to Carey Diversified, has reviewed the following discussion and believes that it fairly summarizes the federal income tax considerations that are likely to be material to these holders of shares. This discussion is based on current law. The discussion is not exhaustive of all possible tax considerations, nor does the discussion give a detailed description of any state, local, or foreign tax considerations. This discussion does not describe all of the aspects of federal income taxation that may be relevant to a shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws. No ruling has been or will be requested from the Internal Revenue Service.

     EACH SHAREHOLDER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISER REGARDING THE SPECIFIC CONSEQUENCES OF THE MERGER.

     For federal income tax purposes, the merger will be treated as a contribution by Carey Management shareholders of their interests in Carey Management to Carey Diversified. As a result, the merger will be tax-free to Carey Diversified and its shareholders, except as described below. W.P. Carey & Co. LLC's adjusted basis for the interests that it acquires in the merger will be equal to the basis that Carey

Management shareholders had for those interests immediately before the merger, plus the gain, if any, Carey Management shareholders recognize as a result of the merger. The merger will result in W.P. Carey & Co. LLC owning 100 percent of the interests acquired.

     Each shareholder's adjusted basis for his shares includes his share of the liabilities of Carey Diversified. The merger will reduce the percentage of Carey Diversified's nonrecourse liabilities that is allocated to each shareholder. This reduction will be treated as a deemed distribution of cash to each shareholder and will reduce his adjusted basis for his shares. This deemed distribution will not cause the recognition of taxable income at the time of this deemed distribution unless the amount of any deemed cash distribution exceeds a shareholder's adjusted basis for his shares. Generally, the gain, if any, will be treated as gain or loss from the sale of a capital asset. It is not anticipated that any of the shareholders of Carey Diversified will recognize gain as a result of the merger unless his basis in the shares of Carey Diversified is extremely low in relation to the value of such shares. This reduced basis will affect the amount of distributions that W.P. Carey & Co. LLC will be able to make on a tax-free basis but will not affect the gain or loss recognized on the sale of shares.

     Ordinary income may result to the extent Carey Diversified has "unrealized receivables" or "inventory items which have appreciated substantially in value" (including Carey Diversified's previously allowed depreciation and cost recovery deductions subject to recapture) as those terms are defined in Section 751 of the Internal Revenue Code. Carey Diversified anticipates that it will have no or an insignificant amount of unrealized receivables or inventory items which have appreciated substantially in value as defined in the Internal Revenue Code.

     For income tax purposes, W.P. Carey & Co. LLC will be taxed as a corporation unless 90 percent or more of its gross income for each tax year of its existence is "qualifying income." Qualifying income, in relevant part, includes rents from real property (as defined in the Code), gain from the sale or other disposition of real property, gain from the sale or disposition of a capital asset or depreciable property held for more than one year, real property held for more than one year used in the trade or business that is not inventory, all interest and dividends and gain from the sale or other disposition of stock, securities or foreign currencies, or other income, including but not limited to, gains from options, futures or forward contacts derived with respect to the business of investing in this stock, securities or currencies.

     Acquisition and disposition fees and fees for managing entities (other than corporations) not wholly owned by Carey Diversified are not qualifying income. Therefore, in order for 90 percent or more of its gross income to be qualifying income after the merger, soon after the merger, Carey Diversified will contribute certain assets to Carey Asset Management in one or more transactions that will be tax free to Carey Diversified and its shareholders. After these transactions, Carey Diversified will own all of the outstanding stock of Carey Asset Management. Carey Asset Management will render the services, generating fees and will be subject to federal and state income taxes on its taxable income. As a result, Carey Diversified anticipates that at least 90 percent of its gross income will be qualifying income and that it will continue to be taxable for Federal income tax purposes as a partnership and not as a corporation. Any of these fees earned by W.P. Carey & Co. LLC will be ordinary income and be treated as unrelated business taxable income to shareholders who are tax-exempt entities.

NO APPRAISAL RIGHTS

     Under Delaware law and the operating agreement, holders of shares will not be entitled to rights of appraisal in connection with the merger.

VOTE REQUIRED TO APPROVE THE MERGER

     In order to approve the merger, holders of a majority of the shares must vote in favor of the merger. Accordingly, shares that are not voted (whether by abstention, broker non-vote or otherwise) will have the effect of counting against the requirement that holders of a majority of the shares vote on the merger, but will not count as a vote against the merger itself.

     A VOTE FOR THE PROPOSAL WILL BE DEEMED A VOTE PERMITTING THE BOARD OF DIRECTORS TO EFFECT THE MERGER PURSUANT TO THE MERGER AGREEMENT APPROVED BY THE SHAREHOLDERS OF CAREY DIVERSIFIED.

                                 PROPOSAL THREE

                 AMENDMENT TO 1997 LISTED SHARE INCENTIVE PLAN

     You are being asked to approve an amendment to the 1997 Listed Share Incentive Plan to increase the number of shares eligible for issuance from 700,000 shares to 2,600,000 shares. This increase is necessary to allow for the granting of awards under the Plan to the new employees of W.P. Carey & Co. LLC following the merger. The compensation committee of the board of directors of Carey Diversified has approved additional awards.

     The Plan was approved for the purpose of attracting and retaining executive officers, directors and employees. The Plan is administered by the compensation committee of the board of directors or its delegate. The compensation committee may not delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended.

     Officers and other employees of W.P. Carey & Co. LLC and its affiliates generally are eligible to participate in the Plan. The compensation committee selects the individuals who will participate in the Plan ("Participants").

     If amendment to the Plan is approved by the shareholders, the compensation committee will be authorized to issue of up to a total of 2,600,000 Listed Shares (including those already issued). The Plan provides for the grant of (i) share options which may or may not qualify as incentive stock options under
Section 422 of the Internal Revenue Code, (ii) performance shares, (iii) dividend equivalent rights, issued alone or in tandem with options, and (iv) restricted shares, which are contingent upon the attainment of performance goals or subject to vesting requirements or other restrictions. The compensation committee prescribes the conditions which must occur for restricted shares or performance shares to vest and incentive awards to be earned.

     In connection with the grant of options under the Plan, the compensation committee determines the option exercise period and any vesting requirements. The initial options granted under the Plan have 10-year terms and will become exercisable for one-third of the covered shares (disregarding fractional shares, if any) on the first and second anniversaries of the date of grant and, for the balance of the shares, on the third anniversary of the date of grant subject to acceleration of vesting upon a change in control of Carey Diversified (as defined in the Plan). Such acceleration will not be triggered by the merger. An option may be exercised for any number of whole shares less than the full number for which the option could be exercised. A Participant has no rights as a shareholder with respect to shares subject to his or her option until the option is exercised. If a Participant is terminated due to dishonesty or similar reasons, all unexercised options, whether vested or unvested, will be forfeited. Any shares subject to options which are forfeited (or expire without exercise) pursuant to the vesting requirement or other terms established at the time of grant will again be available for grant under the Plan. The exercise price of options granted under the Plan may not be less than the fair market value of the shares on the date of grant. Payment of the exercise price of an option granted under the Plan may be made in cash, cash equivalents acceptable to the Compensation Committee or, if permitted by the option agreement, by exchanging shares having a fair market value equal to the option exercise price.

     As of the date of this proxy solicitation statement, options for 302,000 shares (of which 88,499 shares are currently eligible for exercise) and 30,000 restricted shares were granted to the sole employee of Carey Diversified.

     No option, dividend equivalent right, restricted shares or performance shares may be granted under the Plan after December 31, 2006. The board may amend or terminate the Plan at any time, but an amendment will not become effective without shareholder approval if the amendment materially (i) increases the number of shares that may be issued under the Plan (other than an adjustment or automatic increase described above), (ii) changes the eligibility requirements or (iii) increases the benefits that may be provided under the Plan. No amendment will affect a Participant's outstanding award without the Participant's consent.

     The following table summarizes the grant of restricted shares and options to purchase of listed shares under the Plan approved by the compensation committee of Carey Diversified. These shares and options will be granted upon consummation of the merger and are conditioned upon shareholder approval of the amendment to the Plan. Listed below are the grants to be made to the current Chief Executive Officer, the incoming Chief Executive Officer and the next three highest paid employees. The positions listed below are the current positions, and except as otherwise stated, the officers serve in the same positions for both Carey Diversified and Carey Management.

                                                                                           VALUE OF STOCK
                                                                                      UNDERLYING OPTIONS AS OF
     NAME AND POSITION       RESTRICTED SHARES   OPTIONS GRANTED    EXERCISE PRICE         MARCH 31, 2000
     -----------------       -----------------   ---------------    --------------    ------------------------
WM. POLK CAREY,                       -0-                -0-                   --                    --
Chairman, Chief Executive
Officer, Carey Management
FRANCIS J. CAREY,                     -0-                -0-                   --                    --
Chairman, Chief Executive
Officer, Carey Diversified
GORDON F. DUGAN,                   74,766            147,533               $ 7.69           $ 2,452,736
President
EDWARD V. LAPUMA                   50,000             25,000               $16.25           $   415,625
Executive Director
W. SEAN SOVAK                      50,000             25,000               $16.25           $   415,625
Executive Director
ALL CURRENT EXECUTIVE              74,766            209,406         $7.69-$16.25           $ 3,481,375
OFFICERS, AS A GROUP
ALL EMPLOYEES (EXCLUDING          474,573            806,152         $7.69-$16.25           $13,402,277
EXECUTIVE OFFICERS INCLUDED
ABOVE), AS A GROUP

     The restricted shares vest ratably over four years. Each of the options granted as described above vest over a period of three years, beginning on the first anniversary of the date of grant and are exercisable until the tenth anniversary of the date of grant. These options are non-qualified for federal income tax purposes and are not taxable to the recipient or deductible by Carey Diversified until exercised. Upon exercise, the recipient will recognize ordinary income to the extent the exercise price is below the market value of the listed shares at such time and Carey Diversified will incur deductible compensation expense in the same amount.

                      WHERE YOU CAN FIND MORE INFORMATION

     Carey Diversified is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials Carey Diversified files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Carey Diversified's SEC Filings are also available to the public at the SEC's web site at http://www.sec.gov. Carey Diversified's shares are listed on the New York Stock Exchange under the symbol "CDC" and all reports, proxy statements and other information filed by Carey Diversified with the New York Stock Exchange may be inspected at the New York Stock Exchange's office at 20 Broad Street, New York, New York 10005.

     The SEC allows Carey Diversified to "incorporate by reference" some of the information Carey Diversified files with them, which means that Carey Diversified can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy solicitation statement and later information filed with the SEC will automatically update and supersede this information. Carey Diversified incorporates by reference any future filings, as of the date of those filings, made by it with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy solicitation statement and prior to June 28, 2000.

     Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed modified or superseded for purposes of this proxy solicitation statement to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement and prospectus.

     Carey Diversified incorporates by reference the documents listed below:

     (a) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     (b) Annual Report on Form 10-K for the year ended December 31, 1999.

     (c) Current Report on Form 8-K dated December 2, 1999.

     (d) The description of Carey Diversified's shares contained in the Registration Statement on Form S-4 dated October 15, 1997.

     (e) The description of Carey Diversified's shares contained in the Registration Statement on Form 8-A dated January 13, 1998.

     (f) The description of Carey Diversified's shares contained in its Registration statement on Form 8-A dated October 22, 1999.

     You may request a copy of each of the above-listed Carey Diversified documents at no cost by contacting Carey Diversified at:

        Carey Diversified LLC
        50 Rockefeller Plaza
        New York, NY 10020
        Attention: Investor Relations
        Telephone: 1-800-611-9976

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE NO.
                                                              --------
W.P. CAREY & CO. LLC
Pro Forma (unaudited):
  Condensed Consolidated Balance Sheet, as of March 31,
     2000...................................................     F-5
  Notes to Condensed Consolidated Balance Sheet.............     F-6
  Pro Forma Condensed Consolidated Statements of Income for
     the year ended December 31, 1999.......................     F-9
  Pro Forma Condensed Consolidated Statements of Income for
     the three months ended March 31, 2000..................    F-10
  Notes to Condensed Consolidated Statements of Income......    F-11

W.P. CAREY & CO., INC. AND SUBSIDIARIES AND CERTAIN
  AFFILIATED COMPANIES
Annual Combined Financial Statements:
  Report of Independent Accountants.........................    F-14
  Combined Balance Sheets, as of December 31, 1999, 1998 and
     1997...................................................    F-15
  Combined Statements of Income for the years ended December
     31, 1999, 1998 and 1997................................    F-16
  Combined Statements of Stockholder's Equity for the years
     ended December 31, 1999, 1998 and 1997.................    F-17
  Combined Statements of Cash Flows for the years ended
     December 31, 1999, 1998 and 1997.......................    F-18
  Notes to Combined Financial Statements....................    F-19
Interim Condensed Combined Financial Statements (unaudited):
  Condensed Combined Balance Sheets, as of March 31, 2000
     and December 31, 1999..................................    F-29
  Condensed Combined Statements of income for the three
     months ended March 31, 2000 and 1999...................    F-30
  Condensed Combined Statements of Comprehensive Income for
     the three months ended March 31, 2000 and 1999.........    F-31
  Condensed Combined Statements of Cash Flows for the three
     months ended March 31, 2000 and 1999...................    F-32
  Notes to Condensed Combined Financial Statements..........    F-33

                              W.P. CAREY & CO. LLC

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                  (UNAUDITED)

     The following unaudited pro forma Condensed Consolidated Balance Sheet as of March 31, 2000 has been presented as if the merger of Carey Management into a wholly-owned subsidiary of Carey Diversified had occurred on March 31, 2000. This unaudited pro forma Condensed Consolidated Balance Sheet should be read in conjunction with the (i) consolidated balance sheet of Carey Diversified as of March 31, 2000 included in its Form 10-Q filing as of March 31, 2000 incorporated by reference herein and (ii) the combined balance sheet of W.P. Carey & Co., Inc. as of March 31, 2000 and related financial statements included elsewhere herein. In management's opinion, all adjustments necessary to reflect the merger and the related issuance of shares of common stock of Carey Diversified have been made.

     The following unaudited pro forma Condensed Consolidated Statements of Income for the year ended December 31, 1999 and the three months ended March 31, 2000 have been presented as if the merger of Carey Management into a wholly owned subsidiary of Carey Diversified had occurred as of January 1, 1999. The unaudited pro forma Condensed Consolidated Statements of Income should be read in conjunction with the (i) consolidated financial statements of Carey Diversified included in its Form 10-Q filing as of March 31, 2000 and the financial statements included in its Annual Report on Form 10-K for Fiscal Year 1999 incorporated by reference herein and (ii) the financial statements of W.P. Carey & Co., Inc. for the three months ended March 31, 2000, and the three years ended December 31, 1999 included elsewhere herein. In management's opinion, all adjustments necessary to reflect the merger and the related issuance of shares of common stock of Carey Diversified have been made.

     Pursuant to the terms of the transaction, Carey Management, a wholly owned subsidiary of W.P. Carey & Co., Inc., will be merged into a subsidiary of Carey Diversified. Certain of the operating assets and liabilities to be acquired by Carey Diversified are currently held by other affiliated entities of W.P. Carey & Co., Inc. Such assets include: the Advisory Agreements with the CPA(R) REITs, the stock of an affiliated broker dealer, investments of 20,000 shares in each of the CPA(R) REITs and certain office furniture fixtures and equipment. Prior to the merger, these operating assets and liabilities will be contributed to Carey Management by W.P. Carey & Co., Inc. and its affiliates in exchange for stock of Carey Management LLC pursuant to an Assignment and Assumption Agreement. The transfer of such assets and liabilities represents a transfer among entities under common control and will be accounted for at their historical cost basis. The consolidated assets and liabilities of W.P. Carey & Co., Inc. which were not transferred to Carey Management LLC are not integral to the future management and business operations historically performed by W.P. Carey & Co., Inc. Assets and Liabilities excluded from the acquisition are primarily: excess cash, marketable securities and receivables not required to satisfy the Net Working Capital requirement as defined in the Agreement; investments in shares and warrants to acquire shares of Carey Diversified and the CPA(R) REITs; and other miscellaneous assets and liabilities not directly related to the business operations to be acquired by Carey Diversified.

     Carey Diversified will acquire Carey Management in exchange for 8,000,000 shares of Carey Diversified common stock to be issued upon completion of the merger, and an additional 2,000,000 shares to be issued over four years if specified performance criteria are achieved. The operating assets to be acquired primarily consist of four Advisory Agreements with four affiliated publicly owned real estate investment trusts (the "CPA(R) REITs"), a Management Agreement with Carey Diversified LLC, certain cash and cash equivalents required to satisfy the current liabilities that will be assumed by Carey Diversified pursuant to the merger, all of the stock of an affiliated broker dealer, investments in the stock of the CPA(R) REITs and office furniture, fixtures and equipment required to carry on the administrative operations of Carey Management. The employees of W.P. Carey & Co., Inc. will also be transferred to Carey Management. Upon completion of the transaction, Carey Diversified will assume the name of "W.P. Carey & Co. LLC".

                              W.P. CAREY & CO. LLC

     The exchange of interests in Carey Management for shares of Carey Diversified will be accounted for as a purchase and recorded at the fair value of the initial 8,000,000 shares issued by Carey Diversified. The purchase price will be allocated to the assets and liabilities acquired based on their estimated fair market values. Upon consummation of the merger, we will obtain appraisals for the assets acquired, principally the Advisory Agreements, other identifiable intangible assets and the Management Agreement. The allocations reflected in the pro forma financial statements are preliminary and will be adjusted based on the appraisals of the assets acquired. The value of the Advisory Agreements reflected in the pro forma financial statements have been computed based on a discounted cash flow analysis of the projected fees, net of related costs, to be derived from each agreement. The discounted cash flow approach is based on the premise that the intrinsic value of an asset reflects the current value of future cash flows generated by the asset. The value of the Management Agreement reflects the approximate amount Carey Diversified would currently have to pay to terminate the Management Agreement as accounted for in the following paragraph. Upon consummation of the Merger, the Management Agreement will be recorded at its appraised value, which is expected to approximate the termination fee. The purchase price will be further allocated to other identifiable tangible and intangible assets acquired at their fair market value. Any excess of the purchase price over the identifiable tangible and intangible assets, currently equal to approximately $27 million, will be accounted for as goodwill. The merged entity will continue the asset management business of Carey Management by continuing offerings of CPA(R) REITs and other investment products. The new assets under management are expected to lead to significant income and value to the merged entity.

     The portion of the purchase price attributable to the existing management contract between Carey Diversified and Carey Management, currently estimated to approximate $40 million, will be accounted for as a contract termination and such amount will be expensed immediately at the date of acquisition.

     If the value of the continuing asset management business acquired from Carey Management based on appraisal and the value attributable to the existing management contract between Carey Diversified and Carey Management, which is expected to approximate the termination fee, is less than the value of the consideration given in the merger, the excess will be recorded as a distribution to shareholders of Carey Management. The company does not expect that an excess will exist and therefore no distribution would be recorded.

     Issuance of the additional 2,000,000 shares will be recorded when the contingencies related to their issuance are resolved. The additional purchase price will be attributable to the ongoing advisory business as the achievement of the performance criteria is dependent upon the continued growth of that component of the acquired business. The growth of fees derived from the CPA(R) REIT Advisory agreements are expected to exceed the rate of growth generated from internal operations of Carey Diversified. Accordingly, the additional purchase price will be recorded as goodwill.

     Whenever events or circumstances in the future indicate that the carrying amount of the acquired assets relating to the ongoing advisory business (REIT Advisory contracts, workforce and goodwill) in the aggregate may not be recoverable, the Company's policy is to assess any impairment in value by making a comparison of the current and projected undiscounted cash flows related to such continuing advisory business acquired in the transaction over its remaining useful life to the carrying amount of assets acquired, including goodwill, related to the business. Such carrying amount would be adjusted, if necessary, to fair value to reflect any impairment.

     The accompanying pro forma financial statements separately reflect (i) the assignment and assumption of assets and liabilities to Carey Management from W.P. Carey & Co., Inc. and certain of its affiliates which are subject to the merger and (ii) the merger of Carey Management into Carey Diversified.

                              W.P. CAREY & CO. LLC

     The unaudited pro forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 2000, nor does it purport to represent the future financial position of W.P. Carey & Co. LLC. The unaudited pro forma Condensed Consolidated Statements of Income are not necessarily indicative of what the actual results of operations would have been, nor does it purport to represent the results of operations for future periods.

                              W.P. CAREY & CO. LLC

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2000
                                  (UNAUDITED)

                                                     PRO FORMA
                                   HISTORICAL(1)   ADJUSTMENTS(2)     PRO FORMA(2)       HISTORICAL(1)
                                   -------------   --------------   ----------------   -----------------
                                                   ASSIGNMENT AND
                                    W.P. CAREY       ASSUMPTION
                                    & CO., INC.      AGREEMENT      CAREY MANAGEMENT   CAREY DIVERSIFIED
                                   -------------   --------------   ----------------   -----------------
                                                          (AMOUNTS IN THOUSANDS)
ASSETS:
Real estate leased to other:
  Accounted for under the
    operating method, net........                                                          $498,410
  Net investment in direct
    financing leases.............                                                           295,558
Operating real estate, net.......                                                             6,802
Real estate under construction
  leased to others...............                                                             3,347
Assets held for sale.............                                                             3,091
Cash and cash equivalents........     $ 4,752         $ (4,593)          $  159               9,209
Investments in affiliates........      60,962          (58,726)           2,236
Receivables from affiliates......      24,367          (20,105)           4,262
Equity investments...............                                                            32,920
Other assets, net................       5,236           (3,952)           1,284              21,758
Intangible assets................
                                      -------         --------           ------            --------
         Total assets............     $95,317         $(87,376)          $7,941            $871,095
                                      =======         ========           ======            ========
LIABILITIES AND PARTNERS' CAPITAL/MEMBERS' EQUITY:
Mortgage notes payable...........                                                          $185,924
Notes payable....................                                                           154,100
Accrued interest payable.........                                                             3,034
Accrued expenses payable.........     $ 7,768         $ (2,827)          $4,941
Dividends payable................                                                            10,970
Accounts payable to affiliates...                                                             6,656
Other liabilities................       3,301           (2,396)             905               9,974
Deferred compensation............      12,414          (12,414)              (0)
                                      -------         --------           ------            --------
         Total liabilities.......     $23,483          (17,637)           5,846             370,658
                                      -------         --------           ------            --------
Minority interest................                                                            (3,078)
                                      -------         --------           ------            --------
PARTNERS' CAPITAL/MEMBERS' EQUITY:
Listed Shares, no par value......                        2,095            2,095
Common stock.....................           3               (3)              (0)            527,876
Additional paid in capital.......         484             (484)               0
Distributions in excess of
  accumulated earnings...........                                                           (12,904)
Retained earnings................      71,224          (71,224)               0
Accumulated other comprehensive
  income.........................         398             (398)               0              (1,710)
                                      -------         --------           ------            --------
                                       72,109          (70,014)           2,095             513,262
Less, Treasury stock, at cost....         275             (275)               0               9,747
                                      -------         --------           ------            --------
                                       71,834          (69,739)           2,095             503,515
                                      -------         --------           ------            --------
         Total liabilities and
           partners'
           capital/members'
           equity................     $95,317         $(87,376)          $7,941            $871,095
                                      =======         ========           ======            ========

                                    PRO FORMA
                                   ADJUSTMENTS
                                   -----------

                                                      PRO FORMA
                                     MERGER          CONSOLIDATED
                                   -----------       ------------
                                       (AMOUNTS IN THOUSANDS)
ASSETS:
Real estate leased to other:
  Accounted for under the
    operating method, net........                      $498,410
  Net investment in direct
    financing leases.............                       295,558
Operating real estate, net.......                         6,802
Real estate under construction
  leased to others...............                         3,347
Assets held for sale.............                         3,091
Cash and cash equivalents........                         9,368
Investments in affiliates........   $ (1,037)(5)          1,199
Receivables from affiliates......     (3,780)(5)            482
Equity investments...............                        32,920
Other assets, net................     (6,034)(5)         17,008
Intangible assets................    120,810(3)          80,810
                                     (40,000)(3)
                                    --------           --------
         Total assets............   $ 69,959           $948,995
                                    ========           ========
LIABILITIES AND PARTNERS' CAPITAL
Mortgage notes payable...........                      $185,924
Notes payable....................                       154,100
Accrued interest payable.........                         3,034
Accrued expenses payable.........                         4,941
Dividends payable................                        10,970
Accounts payable to affiliates...   $ (6,293)(5)            363
Other liabilities................      2,305(3)          13,184
Deferred compensation............                            (0)
                                    --------           --------
         Total liabilities.......     (3,988)           372,516
                                    --------           --------
Minority interest................     (1,037)(5)         (4,115)
                                    --------           --------
PARTNERS' CAPITAL/MEMBERS' EQUITY
Listed Shares, no par value......    118,505(4)         120,600
Common stock.....................                       527,876
Additional paid in capital.......
Distributions in excess of
  accumulated earnings...........     (3,521)(5)        (56,425)
                                     (40,000)(3)
Retained earnings................
Accumulated other comprehensive
  income.........................                        (1,710)
                                    --------           --------
                                      74,984            590,341
Less, Treasury stock, at cost....                         9,747
                                    --------           --------
                                      74,984            580,594
                                    --------           --------
         Total liabilities and
           partners'
           capital/members'
           equity................   $ 69,959           $948,995
                                    ========           ========

   See accompanying notes to pro forma condensed consolidated balance sheet.

                              W.P. CAREY & CO. LLC

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                           MARCH 31, 2000 (UNAUDITED)
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

(1) Reflects the historical consolidated balance sheet for each entity as of March 31, 2000, incorporated by reference or included elsewhere herein.

(2) In accordance with the Merger Agreement, Carey Diversified will acquire the net lease business operations of W.P. Carey & Co., Inc. pursuant to a merger with Carey Management, a wholly-owned subsidiary of W.P. Carey & Co., Inc. Carey Management is the manager of Carey Diversified pursuant to a Management Agreement. In accordance with the Assignment and Assumption Agreement, affiliates of W.P. Carey & Co., Inc. that are not merging with Carey Diversified will contribute certain operating assets and liabilities required to carry on the net lease business operations to Carey Management prior to the merger in exchange for stock of Carey Management. Such contribution will be accounted for as a transfer among entities under common control and accounted for at their historical cost basis because Wm. Polk Carey, either directly or indirectly, owns all the stock of Carey Management LLC and each of the combining affiliates. The operating assets and liabilities contributed to Carey Management include four Advisory Agreements to provide asset management services to four affiliated publicly owned real estate investment trusts (the "CPA(R) REITs"), investments of 20,000 shares of the stock of each of the CPA(R) REITs, the stock of an affiliated broker dealer, and other miscellaneous assets and liabilities. The affiliated entities that are not merging with Carey Diversified will retain certain assets and liabilities that are not required to carry on the future net lease business operations, including certain cash and cash equivalents, receivables earned prior to the merger, certain of the equity investments in the CPA(R) REITs, and investments in Carey Diversified stock and liabilities for deferred compensation. The pro forma adjustments for W.P. Carey & Co., Inc. reflect the exclusion of the assets and liabilities not subject to the merger, resulting in the pro forma balance sheet of Carey Management pursuant to the Assignment and Assumption Agreement.

     The CPA(R) REITs include Corporate Property Associates 10 Incorporated, Carey Institutional Properties Incorporated, Corporate Property Associates 12 Incorporated, and Corporate Property Associates 14 Incorporated. The CPA(R) REITs are currently advised by W.P. Carey & Co., Inc. Upon completion of the merger W.P. Carey & Co. LLC, the new name for Carey Diversified, will become the advisor of the CPA(R) REITs.

(3) In accordance with the terms of the Merger Agreement, Carey Diversified will acquire the common stock of Carey Management in exchange for an initial 8,000,000 shares of Carey Diversified common stock and an additional 2,000,000 shares of common stock, issuable over four years if specified performance goals are achieved. The contingent shares will be recorded in the future when the contingency is resolved and the additional shares become issuable.

          The purchase price of Carey Management at the date of acquisition is comprised of:

Issuance of 8,000,000 shares of Carey Diversified...........  $120,600
Costs.......................................................     2,305
                                                              --------
                                                              $122,905
                                                              ========

     The shares of Carey Diversified stock to be issued have been valued based upon an average of the market prices of the stock at the time of the announcement of the transaction, and have been discounted by 10% to reflect the restrictions on their disposition.

     The purchase price has been allocated to various assets and liabilities acquired based upon their estimated respective fair market values. The allocations included in this pro forma balance sheet are preliminary estimates and will be further adjusted as appropriate at the acquisition date based on

                              W.P. CAREY & CO. LLC
     appraisals to be obtained. Any excess purchase price over the identifiable tangible and intangible assets acquired will be recorded as goodwill. The preliminary allocations are as follows:

Intangible assets:
  Advisory agreements with CPA(R) REITs.....................  $ 50,242
  Assembled workforce and expertise.........................     4,000
  Goodwill..................................................    26,568
Net tangible assets.........................................     2,095
                                                              --------
  Amount to be recorded as purchase price at date of
     acquisition............................................    82,905
Management agreement between Carey Diversified and Carey
  Management to be cancelled and to be expensed at date of
  acquisition...............................................    40,000
                                                              --------
                                                              $122,905
                                                              ========

     The value of the Advisory Agreements with the CPA(R) REITs was determined by projecting the future fees, net of related costs, derived from each agreement over the expected remaining life of each agreement and discounting such fees at a rate commensurate with their risk. The fees used for the valuation include asset management fees, performance fees, acquisition fees and disposition fees. Such fees were determined in accordance with the provisions of each agreement. The weighted average remaining life of the agreements approximates nine years. Projected fees are assumed to grow at a rate consistent with historical growth rates which range from 1.5% to 2.5% per year. The projected disposition fees derived from each CPA(R) REIT were determined by calculating excess cash proceeds generated from an assumed sale of the assets in each portfolio at the time of liquidation, after deducting projected mortgage debt balances, transaction costs and deducting amounts to be returned to shareholders to recover their initial investment and their preferred return, in accordance with provisions of each Advisory Agreement. Fees from CPA(R):14 which is currently in offering stage, were estimated by assuming two years of capital raising which is the anticipated term of CPA(R):14's offering. Estimated capital raised for CPA(R):14 and related offering costs were projected based on CPA(R):14's offering history. Projected fees were discounted at rates ranging from 8.5% to 20% based on a review of the interest rate environment including long-term corporate bond yields and their yield to maturity based on various maturities and debt ratings. Profit margins were applied to the present value of the discounted fees to determine their value. These margins reflect the approximate profits realized on such fees, after providing for the estimated cost of rendering services required by each contract. The profit margins were determined based on the historical operations of W.P. Carey & Co. and its affiliates.

     The value of Carey Management's workforce and expertise is estimated to equal $4,000. Carey Management employs a unique approach to the structuring of net lease investments that is intended to minimize exposure to ownership risks and provide stable cash flows throughout the life of the investment. This is accomplished, in part, through the expertise of Carey Management personnel in evaluating corporate credit. Carey Management has developed an extensive underwriting process to identify the level of risk associated with potential lessees and develop appropriate measures to minimize the exposure to such risks. The ownership of properties is also structured in a manner that minimizes exposure to risks of the changing real estate markets. Senior executives with extensive experience in the net lease business have managed the business operations of Carey Management for over 15 years. During this period they have developed special expertise in the process of raising capital, structuring net lease investments, managing assets to achieve stable returns and disposing of assets. Carey Management personnel have acquired this expertise through internal training and extensive experience with net lease business operations. The value assigned to the work force is based upon an estimate of the cost to replace key employees and members of the investment committee.

                              W.P. CAREY & CO. LLC

     The management contract with Carey Management provides for the payment of a termination fee if the contract is terminated by Carey Diversified without cause. The fee is equal to $40 million if the contract is terminated before December 31, 2000, and any fees that would be earned by the manager upon disposition of the assets of Carey Diversified at their appraised value at the date the contract is terminated. The portion of the purchase price attributed to the termination of the contract with Carey Management has been recorded at the contractual termination fee of $40 million subject to completion of the appraisal of such agreement. It is expected that the Management Agreement will be ultimately recorded at such amount based on the current estimates of value of the properties which would not trigger the incentive fee.

     Whenever events or circumstances in the future indicate that the carrying amount of the acquired assets relating to the ongoing advisory business (REIT Advisory contracts, workforce and goodwill) in the aggregate may not be recoverable, the Company's policy is to assess any impairment in value by making a comparison of the current and projected undiscounted cash flows related to such continuing advisory business acquired in the transaction over its remaining useful life to the carrying amount of assets acquired, including goodwill, related to the business. Such carrying amount would be adjusted, if necessary, to fair value to reflect any impairment.

     Whenever events or circumstances in the future indicate that the carrying amount of goodwill may not be recoverable, the Company's policy is to assess any impairment in value by making a comparison of the current and projected undiscounted cash flows related to such business over its remaining useful life to the carrying amount of such assets related to the business. Such carrying amount would be adjusted, if necessary, to fair value to reflect any impairment.

(4) Reflects issuance of 8,000,000 Listed Shares in connection with the merger.

(5) Reflects elimination of intercompany accounts.

                              W.P. CAREY & CO. LLC
             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)

                                                   PRO FORMA
                                                 ADJUSTMENTS(2)
                                 HISTORICAL(1)   --------------   PRO FORMA(3)   HISTORICAL(1)
                                 -------------     ASSIGNMENT     ------------   -------------    PRO FORMA
                                                      AND                                        ADJUSTMENTS
                                 W.P. CAREY &      ASSUMPTION        CAREY           CAREY       -----------        PRO FORMA
                                   CO., INC.       AGREEMENT       MANAGEMENT     DIVERSIFIED      MERGER          CONSOLIDATED
                                 -------------   --------------   ------------   -------------   -----------       ------------
                                                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Revenues:
  Rental Income................                                                   $   46,719                        $   46,719
  Interest from direct
    financing leases...........                                                       33,842                            33,842
  Structuring and financing
    fees.......................     $16,356                         $16,356                       $  (2,865)(4)         13,491
  Management fees from
    affiliates.................      31,202                          31,202                          (6,801)(4)         24,401
  Marketing reimbursements from
    affiliates.................       1,574                           1,574                                              1,574
  Other interest and dividend
    income.....................       1,441         $(1,441)                             962                               962
  Other income.................       1,445            (162)          1,283            1,208                             2,491
  Revenue of hotel
    operations.................                                                        5,775                             5,775
                                    -------         -------         -------       ----------      ---------         ----------
        Total Revenues.........      52,018          (1,603)         50,415           88,506         (9,666)           129,255
                                    -------         -------         -------       ----------      ---------         ----------
Expenses:
  Interest.....................                                                       18,801                            18,801
  Depreciation and
    amortization...............                                                       11,192          6,268(5)          21,212
                                                                                                      3,752(6)
  General and administrative...      27,844          (9,403)         18,441            8,045         (1,457)(4)         27,434
                                                                                                      2,774(7)
                                                                                                       (369)(8)
  Property expenses............                                                        5,433         (3,026)(9)          2,407
  Writedown to fair value......                                                        5,988                             5,988
  Operating expenses of hotel
    operations.................                                                        4,662                             4,662
                                    -------         -------         -------       ----------      ---------         ----------
                                     27,844          (9,403)         18,441           54,121          7,942             80,504
                                    -------         -------         -------       ----------      ---------         ----------
  Income before income from
    equity investments, net
    gains, taxes, minority
    interest in income and
    extraordinary items........      24,174           7,800          31,974           34,385        (17,608)            48,751
Income from equity
  investments..................       4,687          (2,408)          2,279            1,886         (2,230)(9)          1,935
                                    -------         -------         -------       ----------      ---------         ----------
    Income before net gains,
      taxes, minority interest
      in income, and
      extraordinary items......      28,861           5,392          34,253           36,271        (19,838)            50,686
Gains on sales of real estate
  and securities, net..........                                                          471            695(4)           1,166
                                    -------         -------         -------       ----------      ---------         ----------
    Income before taxes,
      minority
      interest in income and
      extraordinary items......      28,861           5,392          34,253           36,742        (19,143)            51,852
Provision for taxes............        (946)            (84)         (1,030)                         (1,585)(10)        (2,615)
Minority interest in income....                                                       (2,664)         2,230(9)            (434)
                                    -------         -------         -------       ----------      ---------         ----------
  Income before extraordinary
    items attributable to
    Listed Share...............     $27,915         $ 5,308         $33,223       $   34,078      $ (18,498)        $   48,803
                                    =======         =======         =======       ==========      =========         ==========
Pro forma income before
  extraordinary items per
  Listed Share -- basic and
  diluted......................                                                   $     1.33                        $     1.45
                                                                                  ==========                        ==========
Pro forma weighted average
  number of Listed Shares
  outstanding -- basic and
  diluted......................                                                   25,596,793      8,000,000(11)     33,596,793
                                                                                  ==========      =========         ==========

See accompanying notes to pro forma condensed consolidated statements of income.

                              W.P. CAREY & CO. LLC

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                  (UNAUDITED)

                                                   PRO FORMA
                                                 ADJUSTMENTS(2)
                                 HISTORICAL(1)   --------------   PRO FORMA(3)   HISTORICAL(1)
                                 -------------     ASSIGNMENT     ------------   -------------    PRO FORMA
                                                      AND                                        ADJUSTMENTS
                                 W.P. CAREY &      ASSUMPTION        CAREY           CAREY       -----------        PRO FORMA
                                   CO., INC.       AGREEMENT       MANAGEMENT     DIVERSIFIED      MERGER          CONSOLIDATED
                                 -------------   --------------   ------------   -------------   -----------       ------------
                                                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Revenues:
  Rental Income................                                                   $   12,743                        $   12,743
  Interest from direct
    financing leases...........                                                        8,324                             8,324
  Structuring and financing
    fees.......................     $2,060                           $2,060                                              2,060
  Management fees from
    affiliates.................      5,538                            5,538                       $  (1,377)(4)          4,161
  Marketing reimbursements from
    affiliates.................        519                              519                                                519
  Other interest and dividend
    income.....................        385          $  (385)                              35                                35
  Other income.................        211              (40)            171              852                             1,023
  Revenue of hotel
    operations.................                                                        1,322                             1,322
                                    ------          -------          ------       ----------      ---------         ----------
        Total Revenues.........      8,713             (425)          8,288           23,276         (1,377)            30,187
                                    ------          -------          ------       ----------      ---------         ----------
Expenses:
  Interest.....................                                                        6,010                             6,010
  Depreciation and
    amortization...............                                                        3,127          1,567(5)           5,632
                                                                                                        938(6)
  General and administrative...      7,341           (2,517)          4,824            1,913           (401)(4)          7,006
                                                                                                        694(7)
                                                                                                        (24)(8)
  Property expenses............                                                        1,666           (957)(9)            709
  Writedown to fair value......
  Operating expenses of hotel
    operations.................                                                        1,171                             1,171
                                    ------          -------          ------       ----------      ---------         ----------
                                     7,341           (2,517)          4,824           13,887          1,817             20,528
                                    ------          -------          ------       ----------      ---------         ----------
  Income before income from
    equity investments, net
    gains, taxes, minority
    interest in income and
    extraordinary items........      1,372            2,092           3,464            9,389         (3,194)             9,659
Income from equity
  investments..................      1,657             (906)            751            1,222           (739)(9)          1,234
                                    ------          -------          ------       ----------      ---------         ----------
    Income before net gains,
      taxes, minority interest
      in income, and
      extraordinary items......      3,029            1,186           4,215           10,611         (3,933)            10,893
Gains (loss) on sales of real
  estate and securities, net...                                                         (116)            --(4)            (116)
                                    ------          -------          ------       ----------      ---------         ----------
    Income before taxes,
      minority
      interest in income and
      extraordinary items......      3,029            1,186           4,215           10,495         (3,933)            10,777
Benefit (provision) for
  taxes........................        202                              202                            (737)(10)          (535)
Minority interest in income....                                                         (870)           739(9)            (131)
                                    ------          -------          ------       ----------      ---------         ----------
  Income before extraordinary
    items attributable to
    Listed Share...............     $3,231          $ 1,186          $4,417       $    9,625      $  (3,931)        $   10,111
                                    ======          =======          ======       ==========      =========         ==========
Pro forma income before
  extraordinary items per
  Listed Share -- basic and
  diluted......................                                                   $      .38                        $      .30
                                                                                  ==========                        ==========
Pro forma weighted average
  number of Listed Shares
  outstanding -- basic and
  diluted......................                                                   25,624,346      8,000,000(11)     33,624,346
                                                                                  ==========      =========         ==========

See accompanying notes to pro forma condensed consolidated statements of income.

                              W.P. CAREY & CO. LLC

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
 FOR THE YEAR ENDED DECEMBER 31, 1999 AND THE THREE MONTHS ENDED MARCH 31, 2000
            (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

 (1) Reflects the historical statements of income of the W.P. Carey & Co., Inc. and Carey Diversified for the year ended December 31, 1999 and the three months ended March 31, 2000.

 (2) Reflects elimination of income and expenses related to assets and liabilities that will not be acquired by Carey Diversified pursuant to the Assignment and Assumption Agreement and the merger.

                                                                           THREE MONTHS
                                                            YEAR ENDED        ENDED
                                                           DECEMBER 31,     MARCH 31,
                                                               1999            2000
                                                           ------------    ------------
Other interest and dividend income.......................     $1,441          $  385
                                                              ======          ======
Other income.............................................     $  162          $   40
                                                              ======          ======
General and administrative expenses:
  Expenses related to international operations (exclusive
     of France & England)................................     $  125              --
  Deferred and other compensation expenses...............      8,907          $2,423
  Other..................................................        371              94
                                                              ------          ------
     Total...............................................     $9,403          $2,517
                                                              ======          ======
Equity income............................................     $2,408          $  906
                                                              ======          ======

 (3) Reflects the pro forma operations of Carey Management that will be acquired by Carey Diversified pursuant to the merger.

 (4) Reflects elimination of structuring and financing fee income related to transaction and disposition fees on Carey Diversified properties. Upon completion of the merger, the Management Agreement with Carey Diversified, which provides for these fees, will be terminated.

                                                                           THREE MONTHS
                                                            YEAR ENDED        ENDED
                                                           DECEMBER 31,     MARCH 31,
                                                               1999            2000
                                                           ------------    ------------
Structuring fees.........................................     $2,170              --
Disposition fees.........................................        695              --
                                                              ------          ------
     Total...............................................     $2,865              --
                                                              ======          ======
Management fees..........................................     $5,344          $  976
General and administrative expense reimbursements........      1,457             401
                                                              ------          ------
     Total...............................................     $6,801          $1,377
                                                              ======          ======

     Structuring and disposition fees related to properties owned by Carey Diversified are recognized as revenues by Carey Management. Structuring fees are capitalized to the cost of properties acquired by Carey Diversified. Disposition fees are included in the calculation of net gains or losses from the sales of properties by Carey Diversified. The disposition fees for the year ended December 31, 1999 were included in the determination of net gains from sales of real estate during that period and such gains have been adjusted accordingly.

     General and administrative expense reimbursements consist primarily of the actual cost of personnel needed for Carey Management to provide administrative services to Carey Diversified. Such reimbursements are classified under management fee income in the financial statements of Carey

                              W.P. CAREY & CO. LLC

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                      STATEMENTS OF INCOME -- (CONTINUED)

     Management, and the related expense is classified under general and administrative expenses on the income statement of Carey Diversified.

 (5) Reflects amortization of Advisory Contracts as follows:

                                                                  AMORTIZATION EXPENSE
                                                               ---------------------------
                                                                              THREE MONTHS
                                                                YEAR ENDED       ENDED
                                                 FAIR MARKET   DECEMBER 31,    MARCH 31,
                                                    VALUE          1999           2000
                                                 -----------   ------------   ------------
CPA(R) REIT Advisory Contracts.................    $50,242        $6,268         $1,567
                                                   =======        ======         ======

    The value of the Advisory Contracts with the CPA(R) REITs was determined by projecting the future fees to be derived from each agreement over the expected remaining life of each agreement and discounting such fees at a rate commensurate with their risk. The fees used for the valuation include asset management fees, performance fees, acquisition fees and disposition fees. Such fees were determined in accordance with the provisions of each agreement. The purchase price allocated to Advisory Contracts will be amortized on a straight-line basis over their estimated remaining lives which range from three to eleven years. The remaining lives of the CPA(R) REIT Advisory Contracts were estimated assuming a property holding period of nine years, and an estimated liquidation period not to exceed two years, after full investment of the net proceeds in each REIT. This is consistent with the estimated property holding periods disclosed in connection with each REIT's initial offering of shares. The Advisory Contracts have one-year terms and are renewable annually.

    Projected fees are assumed to grow at a rate consistent with historical growth rates which range from 1.5% to 2.5% per year. The projected disposition fees derived from each CPA(R) REIT were determined by calculating excess cash proceeds generated from an assumed sale of the assets in each portfolio at the time of liquidation, after deducting projected mortgage debt balances, transaction costs and deducting amounts to be returned to shareholders to recover their initial investment and their preferred return, in accordance with provisions of each Advisory Contract. Fees from CPA(R):14 which is currently in offering stage, were estimated by assuming two years of capital raising which is the anticipated term of CPA(R):14's offering. Estimated capital raised for CPA(R):14 and related offering costs were projected based on CPA(R):14's offering history. Projected fees were discounted at rates ranging from 8.5% to 20% based on a review of the interest rate environment including long-term corporate bond yields and their yield to maturity based on various maturities and debt ratings. Profit margins were applied to the present value of the discounted fees to determine their net present value. These margins reflect the approximate profits realized on such fees, after providing for the estimated cost of rendering services required by each contract. The profit margins were determined based on the combined historical operations of W.P. Carey & Co. and its affiliates.

 (6) Reflects amortization of the value of Carey Management's workforce and goodwill as follows:

                                                               AMORTIZATION EXPENSE
                                                        ----------------------------------
                                                         YEAR ENDED     THREE MONTHS ENDED
                                         FAIR MARKET    DECEMBER 31,        MARCH 31,
                                            VALUE           1999               2000
                                         -----------    ------------    ------------------
Assembled workforce and expertise......    $ 4,000         $  800              $200
Goodwill...............................     26,568          2,952               738
                                           -------         ------              ----
                                           $30,568         $3,752              $938
                                           =======         ======              ====

                              W.P. CAREY & CO. LLC

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                      STATEMENTS OF INCOME -- (CONTINUED)

     The value of Carey Management's workforce and expertise is estimated to equal $4,000 which includes special expertise in the process of raising capital, structuring net lease investments, managing assets to achieve stable returns and disposing of assets. Carey Management employs a unique approach to the structuring of net lease investments that is intended to minimize exposure to ownership risks and provide stable cash flows throughout the life of the investment. Senior executives with extensive experience in the net lease business, have managed the business operations of Carey Management for over 15 years. The workforce and related expertise will be amortized over an estimated useful life of five years based on Carey Management's historical employee turnover levels.

     The amount recorded as goodwill will be amortized on a straight line basis over the nine year weighted average life of the Advisory Agreements.

 (7) Represents additional compensation expense as follows:

                                                       YEAR ENDED     THREE MONTHS ENDED
                                                      DECEMBER 31,        MARCH 31,
                                                          1999               2000
                                                      ------------    ------------------
Vesting of restricted stock.........................     $1,790              $448
Vesting of options..................................        984               246
                                                         ------              ----
          Total.....................................     $2,774              $694
                                                         ======              ====

     Upon completion of the merger, W.P. Carey & Co. LLC will grant 475,000 restricted Listed Shares and approximately 329,000 options with an exercise price of $7.69 per Listed Share, to employees of Carey Management. The restricted Listed Shares will be charged to compensation expense over their four-year vesting period. The options are exercisable over a period of ten years and will vest ratably over a period of three years. The excess of the fair value of the Listed Shares over the option exercise price will be charged to compensation expense over the vesting period.

 (8) Reflects elimination of transaction costs incurred by Carey Management in connection with the merger.

 (9) Reflects elimination of minority interest expense resulting from acquisition of Carey Management interests in subsidiaries of Carey Diversified and certain property and general and administrative expenses. These expenses correlate to the management fee and related income eliminated above.

(10) Reflects adjustment of the tax provision due to the effects of the merger. The administrative operations of the Carey Group and certain contracts for the CPA(R) REITs will be transferred to a taxable subsidiary of Carey Diversified upon consummation of the merger. The taxable subsidiary will realize a portion of the non-qualifying income derived from providing services to managed affiliates. Merger adjustments to the tax provision have been determined based on a 47% tax rate including Federal, state and local income taxes.

(11) Reflects initial issuance of 8,000,000 Listed Shares in connection with the merger.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Managing Directors of
W.P. Carey & Co., Inc. and Subsidiaries
and Certain Affiliated Companies:

     In our opinion, the accompanying combined balance sheets and the related combined statements of income, stockholder's equity and cash flows present fairly, in all material respects, the combined financial position of W.P. Carey & Co., Inc. and Subsidiaries and Certain Affiliated Companies (collectively, the "Carey Group") as described in Note 1 at December 31, 1999, 1998 and 1997, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Carey Group's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/  PricewaterhouseCoopers LLP

New York, New York
March 11, 2000

                  W.P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

                            COMBINED BALANCE SHEETS
                        DECEMBER 31, 1999, 1998 AND 1997

                                                           1999          1998          1997
                                                        -----------   -----------   -----------
ASSETS:
Current assets:
  Cash and cash equivalents...........................  $ 2,217,204   $ 2,002,483   $ 2,054,205
  Marketable securities...............................    2,063,801     2,710,996     2,534,209
  Receivables from Affiliates.........................    8,444,956     8,117,348    12,351,486
  Notes receivable from Affiliates....................      387,294       345,337       405,655
  Prepaid income taxes................................      485,516       505,311       499,193
  Other current assets................................      166,453       156,514       168,962
                                                        -----------   -----------   -----------
          Total current assets........................   13,765,224    13,837,989    18,013,710
                                                        -----------   -----------   -----------
Long-term investments and receivables:
  Investments in Affiliates, net......................   57,919,708    39,044,818    20,926,376
  Other assets........................................      553,679       811,511       152,233
  Acquisition fees receivable from Affiliates.........   17,684,093    13,133,189     5,748,276
                                                        -----------   -----------   -----------
          Total long-term investments and
            receivables...............................   76,157,480    52,989,518    26,826,885
                                                        -----------   -----------   -----------
Fixed assets, net of accumulated depreciation of
  $2,432,877, $2,905,720 and $2,591,413 at December
  31, 1999, 1998 and 1997.............................    1,638,656     1,616,648     1,575,371
                                                        -----------   -----------   -----------
          Total assets................................  $91,561,360   $68,444,155   $46,415,966
                                                        ===========   ===========   ===========
LIABILITIES AND STOCKHOLDER'S EQUITY:
Current liabilities:
  Accrued expenses....................................  $ 5,024,681   $ 5,674,600   $ 3,832,453
  Accrued taxes.......................................      864,271       610,528       235,620
  Other current liabilities...........................    3,767,184     1,094,644       898,830
  Dividends payable...................................                  3,000,000
                                                        -----------   -----------   -----------
          Total current liabilities...................    9,656,136    10,379,772     4,966,903
                                                        -----------   -----------   -----------
Other:
  Other liabilities...................................    9,487,948    10,575,123     8,538,167
  Deferred income taxes...............................    3,806,422     3,772,996     2,868,228
                                                        -----------   -----------   -----------
          Total long-term liabilities.................   13,294,370    14,348,119    11,406,395
                                                        -----------   -----------   -----------
Commitments and contingencies
  Minority interest...................................                                   (4,981)
                                                        -----------   -----------   -----------
Stockholder's equity:
  Common stock........................................        3,212         3,212         3,111
  Additional paid-in capital..........................      483,635       482,635       487,717
  Retained earnings...................................   67,992,808    42,605,555    29,168,020
  Accumulated other comprehensive income..............      406,199       899,862       663,801
                                                        -----------   -----------   -----------
                                                         68,885,854    43,991,264    30,322,649
  Less, Treasury stock, at cost.......................      275,000       275,000       275,000
                                                        -----------   -----------   -----------
          Total stockholder's equity..................   68,610,854    43,716,264    30,047,649
                                                        -----------   -----------   -----------
          Total liabilities and stockholder's
            equity....................................  $91,561,360   $68,444,155   $46,415,966
                                                        ===========   ===========   ===========

     The accompanying notes are an integral part of the combined financial statements.

                  W.P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

                         COMBINED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                             1999          1998          1997
                                                          -----------   -----------   -----------
REVENUES:
  Management fees from Affiliates.......................  $31,202,491   $17,159,984   $11,514,633
  Structuring and financing fees from Affiliates........   16,355,745    26,329,754    14,359,590
  Equity in earnings of Affiliates......................    4,687,256     5,228,549     2,422,128
  Marketing reimbursements from Affiliates..............    1,573,535     1,128,077       848,745
  Fees realized on appreciation of properties of
     Affiliates.........................................                               13,098,137
  Interest and dividends................................    1,440,625     1,332,477       671,360
  Other income, net.....................................    1,445,081       695,295     1,469,014
                                                          -----------   -----------   -----------
          Total revenues................................   56,704,733    51,874,136    44,383,607
                                                          -----------   -----------   -----------
EXPENSES:
  Salaries and other compensation.......................   23,660,610    25,962,179    14,395,362
  Professional fees.....................................    1,321,928     1,218,225       645,876
  Office expenses.......................................      619,794       396,398       444,364
  Business development expenses.........................      647,707       717,866       682,989
  Other general and administrative expenses.............      252,739       272,676       246,454
  Directors' deferred compensation......................      368,896       558,110     6,405,364
  Charitable contributions..............................      331,453       370,990       659,472
  Depreciation and amortization.........................      529,784       328,293       308,328
  Interest expense......................................      110,910        50,860         7,534
                                                          -----------   -----------   -----------
          Total expenses................................   27,843,821    29,875,597    23,795,743
                                                          -----------   -----------   -----------
          Income before income taxes and minority
            interest....................................   28,860,912    21,998,539    20,587,864
  Provision for income taxes............................      945,569     1,520,554     1,118,000
  Minority interest.....................................                                    7,278
                                                          -----------   -----------   -----------
     Net income.........................................  $27,915,343   $20,477,985   $19,462,586
                                                          ===========   ===========   ===========

     The accompanying notes are an integral part of the combined financial statements.

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                               ACCUMULATED
                                                   ADDITIONAL                     OTHER
                                          COMMON    PAID-IN      RETAINED     COMPREHENSIVE   TREASURY
                                          STOCK     CAPITAL      EARNINGS        INCOME         STOCK        TOTAL
                                          ------   ----------   -----------   -------------   ---------   -----------
Balance at December 31, 1996...........   $3,111    $487,717    $11,705,434     $ 398,658     $(275,000)  $12,319,920
Dividends paid.........................                          (2,000,000)                               (2,000,000)
Comprehensive income:
  Unrealized gain on marketable
    securities during 1997, net of
    deferred income taxes of $33,247...                                           265,143                     265,143
  Net income...........................                          19,462,586                                19,462,586
                                          ------    --------    -----------     ---------     ---------   -----------
    Total comprehensive income.........                                                                    19,727,729
                                                                                                          -----------
Balance at December 31, 1997...........   3,111      487,717     29,168,020       663,801      (275,000)   30,047,649
Dividends declared.....................                          (7,040,450)                               (7,040,450)
Acquisition of minority interest.......     101       (5,082)                                                  (4,981)
Comprehensive income:
  Unrealized gain on marketable
    securities during 1998, net of
    deferred income taxes of $16,287...                                           236,061                     236,061
  Net income...........................                          20,477,985                                20,477,985
                                          ------    --------    -----------     ---------     ---------   -----------
    Total comprehensive income.........                                                                    20,714,046
                                                                                                          -----------
Balance at December 31, 1998...........   3,212      482,635     42,605,555       899,862      (275,000)   43,716,264
Dividends paid.........................                          (2,528,090)                               (2,528,090)
Capital contribution...................                1,000                                                    1,000
Comprehensive income:
  Change in unrealized gain resulting
    from sale of securities, net of
    taxes of $8,975....................                                          (144,976)                   (144,976)
  Unrealized loss on marketable
    securities during 1999, net of
    deferred tax benefit of $54,389....                                          (348,687)                   (348,687)
  Net income...........................                          27,915,343                                27,915,343
                                          ------    --------    -----------     ---------     ---------   -----------
    Total comprehensive income.........                                          (493,663)                 27,421,680
                                                                                ---------                 -----------
Balance at December 31, 1999...........   $3,212    $483,635    $67,992,808     $ 406,199     $(275,000)  $68,610,854
                                          ======    ========    ===========     =========     =========   ===========

     The accompanying notes are an integral part of the combined financial statements.

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                         1999           1998           1997
                                                     ------------   ------------   ------------
Cash flows from operating activities:
  Net income.......................................  $ 27,915,343   $ 20,477,985   $ 19,462,586
                                                     ------------   ------------   ------------
  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Fees received in warrants of Affiliates.....                   (1,273,200)    (7,348,973)
       Fees received in securities of Affiliates...   (17,541,244)   (14,187,668)
       Fees realized on appreciation of properties
          of Affiliates received in securities of
          Affiliates...............................                                 (13,098,137)
       Depreciation and amortization...............       529,784        328,293        308,328
       Equity in earnings of Affiliates............    (4,687,256)    (5,228,549)
       Cash distributions from investment in
          Affiliates...............................     3,218,224      2,898,281
       Gain on sale of marketable securities.......      (153,951)       (47,363)      (203,763)
       Deferred income tax expense.................        87,815        888,481        771,444
  Increase in receivables from Affiliates..........    (4,875,522)    (2,265,275)    (6,499,607)
  Increase in accrued interest on notes
     receivable....................................       (41,957)
  Decrease (increase) in other current assets......         9,856          6,330        (67,877)
  Decrease (increase) in other assets..............       257,832       (255,966)
  Increase in other investments....................                     (505,000)
  (Decrease) increase in accrued expenses
     payable.......................................      (536,718)     1,842,147      1,516,941
  Increase in other liabilities....................     1,585,365      2,232,770      6,411,271
  Increase (decrease) in accrued taxes payable.....       253,743        374,908         (5,280)
  Other............................................                        6,027          4,088
                                                     ------------   ------------   ------------
          Total adjustments........................   (21,894,029)   (15,185,784)   (18,211,565)
                                                     ------------   ------------   ------------
          Net cash provided by operating
            activities.............................     6,021,314      5,292,201      1,251,021
                                                     ------------   ------------   ------------
Cash flows from investing activities:
  Cash distributions in excess of earnings of
     Affiliates....................................                                     288,053
  Purchase of fixed assets.........................      (551,792)      (370,614)      (423,493)
  Purchase of marketable securities................      (149,811)       (50,000)
  Proceeds from redemption of debt securities......       100,000        102,113        153,529
  Proceeds from sale of marketable securities......       302,905        172,498        704,716
  Loans to affiliates..............................                       60,318         97,897
  Contribution to Affiliates.......................                       (7,786)      (208,748)
  Acquisition of shares in Affiliates..............       (41,055)      (615,020)
  Proceeds from redemption of shares in
     Affiliate.....................................        60,250
  Acquisition of minority interest.................                     (594,982)
                                                     ------------   ------------   ------------
          Net cash (used in) provided by investing
            activities.............................      (279,503)    (1,303,473)       611,954
                                                     ------------   ------------   ------------
Cash flows from financing activities:
  Dividends paid...................................    (5,528,090)    (4,040,450)    (2,000,000)
  Capital contribution.............................         1,000
                                                     ------------   ------------   ------------
          Net cash used in financing activities....    (5,527,090)    (4,040,450)    (2,000,000)
                                                     ------------   ------------   ------------
          Net increase (decrease) in cash and cash
            equivalents............................       214,721        (51,722)      (137,025)
Cash and cash equivalents at beginning of year.....     2,002,483      2,054,205      2,191,230
                                                     ------------   ------------   ------------
          Cash and cash equivalents at end of
            year...................................  $  2,217,204   $  2,002,483   $  2,054,205
                                                     ============   ============   ============
Supplemental disclosure of cash flow information:
  Interest paid....................................  $    110,910   $     50,860   $      7,534
                                                     ============   ============   ============
  Income taxes paid................................  $    638,605   $    246,996   $    330,568
                                                     ============   ============   ============
Non-Cash Investing Activities:
  Distributions from investments in Affiliates
     received in shares of common stock............  $  1,698,394   $    668,431   $          0
                                                     ============   ============   ============

     The accompanying notes are an integral part of the combined financial statements.

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION:

     The combined financial statements include the accounts of W. P. Carey & Co., Inc. ("W. P. Carey"), its subsidiaries, including Wm. Polk Carey's minority interest in those subsidiaries, and certain affiliated companies (collectively, the "Carey Group"). The affiliated companies are as follows: Carey Property Advisors, L.P., Carey Fiduciary Advisors, Inc., Eighth Carey Corporate Property, Inc. ("Eighth Carey"), Ninth Carey Corporate Property, Inc. ("Ninth Carey") and
W. P. Carey International LLC (collectively, "certain Affiliated Companies"). Wm. Polk Carey owns 100% of the common stock of each of these Affiliated Companies, except for Carey Property Advisors, LP, in which he owns a 99% interest.

     The subsidiaries of W. P. Carey are as follows: Carey-Fairview Corporation, Carey Corporate Property, Inc., Seventh Carey Corporate Property, Inc., Carey Financial Corporation, W. P. Carey Advisors, L.P., W. P. Carey Advisors, Inc. and Carey Management LLC (collectively, the "Subsidiaries"). Wm. Polk Carey owns all of the outstanding common stock of W. P. Carey. Additionally, either directly or indirectly through his ownership of W. P. Carey, Wm. Polk Carey owns 100% of the stock of the Subsidiaries.

     W. P. Carey was organized by Wm. Polk Carey in 1973 for the purpose of providing investment banking services. The Carey Group sponsors and manages a publicly traded limited liability company and four public real estate investment trusts (collectively the "Affiliated Public Entities") which are engaged in the acquisition and net leasing of corporate real property (see Note 10).

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Combination and Consolidation:

     The accompanying combined financial statements of the Carey Group, which have been prepared in accordance with accounting principles generally accepted in the United States, include the consolidated accounts of W. P. Carey and Subsidiaries, including Wm. Polk Carey's minority interest in those Subsidiaries, combined with the accounts of certain Affiliated Companies, as described in Note 1. All significant intercompany accounts and transactions among W. P. Carey and its Subsidiaries and certain Affiliated Companies have been eliminated in consolidation and combination. The combined statements of income include 100% of the earnings of Affiliated Companies, as a 1% minority interest ownership in one Affiliated Company is deemed to be immaterial.

  Management's Use of Estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash Equivalents:

     The Carey Group considers all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money market funds. Substantially all of the cash equivalents at December 31, 1999, 1998 and 1997 were held in the custody of two financial institutions.

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) Marketable Securities:

     Marketable securities consist of investments in common and preferred stocks, U.S. Treasury notes and commercial paper. Substantially all of the marketable securities at December 31, 1999, 1998 and 1997 were held in the custody of one financial institution. Investments in debt and equity securities are categorized as held to maturity or available for sale. At December 31, 1999, 1998 and 1997, investments in equity securities available for sale are carried at fair value, with unrealized gains and losses excluded from income and recorded as a separate component of stockholder's equity (other comprehensive income), net of related deferred income taxes, until realized; debt securities categorized as held to maturity are carried at amortized cost.

  Investments in Affiliates:

     Investments in Affiliates consist primarily of an interest in a publicly traded limited liability company and ownership of common stock in four public real estate investment trusts. The limited liability company was formed for the purpose of merging with nine public real estate limited partnerships sponsored and managed by the Carey Group. The merger of the limited liability company and the nine limited partnerships was consummated on January 1, 1998 (see Note 10).

     These investments are accounted for under the equity method of accounting because of the significant influence the Carey Group exercises through its ownership interests and management and advisory agreements. Under the equity method of accounting, investments are recorded at their original cost, increased or decreased by the entity's share of earnings or losses, and reduced by cash distributions or dividends received. This approximates the book equity in the underlying net assets of the Affiliates.

  Fixed Assets:

     Fixed assets are carried at their original cost and depreciated primarily using the straight-line method. Leasehold improvements are being amortized over the remaining estimated useful lives of the assets or the lease term, whichever is shorter. The estimated useful lives of the assets are as follows:

Buildings and improvements..................................  15 - 31 years
Furniture, fixtures and equipment...........................   3 -  7 years
Leasehold improvements......................................   5 - 12 years

     Long-lived assets and certain identifiable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company assesses the recoverability of its long-lived assets, including residual interests of real estate assets and investments, based on projections of undiscounted cash flows over the life of such assets. In the event that such cash flows are insufficient, the assets are adjusted to their estimated fair value. Long-lived assets and certain identifiable intangibles to be disposed of, will be reported at the lower of cost or fair value less cost to sell.

  Revenue Recognition:

     Structuring and financing fees are earned for investment banking services provided in connection with the analysis, negotiation and structure of transactions, including acquisitions, and the placement of mortgage financing obtained by the Affiliated Public Entities. 1997 includes $6,568,973 relating to warrants received in connection with the merger of Carey Diversified with and into the CPA(R) Partnerships (see note 10) and 1997 and 1998 include $780,000 and $1,273,200, respectively, relating to warrants received in

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) connection with raising equity capital from institutional investors for Carey Institutional Properties Incorporated ("CIP(R)"), an affiliated public real estate investment trust. Revenue recognized for such transactions is based on the value of the services rendered and an independent valuation of the warrants.

     W. P. Carey is entitled to receive a fee of up to 4.5% of the aggregate total property cost of all properties purchased by the Affiliated Public Entities. A portion of this fee, up to 2.0% due from certain affiliates, is subordinated to the achievement of specified cumulative return requirements. The unpaid fees shall bear interest at the rate of 7% per annum for Corporate Property Associates 12 ("CPA(R):12") and 6% per annum for Corporate Property Associates 14 ("CPA(R):14") and Carey Diversified LLC from the date the property is purchased until the fee has been paid. The unpaid fee and accrued interest thereon are payable in eight equal annual installments beginning on January 1 following the first anniversary of the property purchase date only if specified cumulative return requirements are achieved.

     Management fees consist of property management, leasing and advisory fees and reimbursement of certain expenses in accordance with the separate management agreements with each Affiliated Public Entity for administrative services provided for the operation of such entities. Receipt of the incentive fee portion of management fees, however, is subordinated to the achievement of specified cumulative return requirements by the shareholders of the Affiliated Public Entities. The incentive portion of management fees may be collected in cash or in stock of the Affiliated Public Entities at the option of W. P. Carey & Co., Inc. In the event W. P. Carey & Co., Inc. elects to receive the incentive fees in stock, the income recognized is based on the value of the services rendered. The number of shares received is based upon either public market price of the stock or independent valuations. During 1999, the cumulative incentive portion of management fees from CIP(R) of approximately $12.4 million, of which $9.8 million related to prior years, was recognized in income as CIP(R) achieved the required cumulative return. W. P. Carey & Co., Inc. elected to receive these fees in shares of CIP(R).

     All fees are recognized as earned. Transaction fees are earned upon consummation of a transaction and management fees are earned when services are performed. Fees subject to subordination are recognized on a cash basis until contingencies affecting the payment of such fees are resolved. Such contingencies primarily involve the achievement of certain performance criteria by the Affiliated Public Entities as defined in contractual agreements with each entity. Contingencies involving the achievement of designated returns by the Affiliated Public Entities are generally resolved when it is determined that cash flows from the Entity are sufficient to achieve the specified cumulative return.

     The Carey Group also receives reimbursement of certain marketing costs incurred in connection with the sponsorship of an Affiliated Public Entity. Reimbursement income is recorded as the expenses are incurred.

  Income Taxes:

     Certain of the Carey Group companies have elected S corporation status for Federal income tax purposes. In addition, these same companies have elected S corporation status for state income tax purposes in those states in which the companies are required to file tax returns and S corporation status is recognized.

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     Under the S corporation election, each company passes through to its stockholder, as an individual taxpayer, its share of income or loss, deduction or credit. Accordingly, the net income for the period is computed without regard to income tax provisions which will be reported on the tax returns of the individual stockholder. State and local income taxes have been provided for those jurisdictions which do not recognize S corporation status. Certain companies have not elected, or are not eligible for, S corporation status and, accordingly, all tax liabilities incurred by these companies do not pass through to the stockholder.

     Income taxes are provided based on earnings reported for financial statement purposes. The provision for income taxes differs from the amounts currently payable because of temporary differences in the recognition of certain income and expense items for financial reporting and tax reporting purposes.

     Income taxes are computed under the asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of assets and liabilities.

  Other:

     Certain prior year accounts have been reclassified to conform with the current year presentation.

NOTE 3 -- MARKETABLE SECURITIES:

     Aggregate cost or amortized cost and fair value of securities at December 31, 1999, 1998 and 1997 were as follows:

                                          1999                      1998                      1997
                                 -----------------------   -----------------------   -----------------------
                                   EQUITY        DEBT        EQUITY        DEBT        EQUITY        DEBT
                                 SECURITIES   SECURITIES   SECURITIES   SECURITIES   SECURITIES   SECURITIES
                                 AVAILABLE     HELD TO     AVAILABLE     HELD TO     AVAILABLE     HELD TO
                                  FOR SALE     MATURITY     FOR SALE     MATURITY     FOR SALE     MATURITY
                                 ----------   ----------   ----------   ----------   ----------   ----------
Aggregate fair value...........  $2,013,723    $97,654     $2,610,728    $152,991    $2,433,515    $258,937
Aggregate cost or amortized
  cost (see Note 2)............   1,582,371     98,756      1,631,325     150,813     1,706,460     252,926
                                 ----------    -------     ----------    --------    ----------    --------
  Unrealized holding gain......     431,352     (1,102)       979,403       2,178       727,055       6,011
Deferred tax...................      25,153                    79,541                    63,254
                                 ----------    -------     ----------    --------    ----------    --------
  Unrealized gain, net.........  $  406,199    $(1,102)    $  899,862    $  2,178    $  663,801    $  6,011
                                 ==========    =======     ==========    ========    ==========    ========

     The unrealized holding gains for equity securities available for sale as of December 31, 1999, December 31, 1998 and December 31, 1997 includes gross unrealized holding gains of $480,434, $1,033,393 and $787,789, respectively, and gross unrealized holding losses of $49,082, $53,990, and $60,734 respectively.

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3 -- MARKETABLE SECURITIES -- (CONTINUED)
     Maturities of securities classified as held-to-maturity at December 31, 1999, 1998 and 1997 and total marketable securities are as follows:

                                                        1999         1998         1997
                                                     AMORTIZED    AMORTIZED    AMORTIZED
                                                        COST         COST         COST
                                                     ----------   ----------   ----------
Current............................................  $   50,078   $  100,268   $  100,694
Due after one year through five years..............      48,678       50,545      152,233
                                                     ----------   ----------   ----------
Held-to-maturity securities........................      98,756      150,813      252,927
Available for sale securities......................   2,013,723    2,610,728    2,433,515
                                                     ----------   ----------   ----------
          Total....................................  $2,112,479   $2,761,541   $2,686,442
                                                     ==========   ==========   ==========

     During 1999, 1998 and 1997, gross gains of $154,000, $47,400 and $203,800, respectively, were realized upon the sale of equity securities classified as available for sale, using the specific identification cost method. Unrealized holding gains decreased in 1999 by $493,663, net of deferred taxes of $54,389, increased in 1998 by $236,061, net of deferred taxes of $16,287, and increased in 1997 by $265,143, net of deferred taxes of $33,247.

NOTE 4 -- FIXED ASSETS:

     Fixed assets at December 31, 1999, 1998 and 1997 were as follows:

                                                        1999         1998         1997
                                                     ----------   ----------   ----------
Land...............................................  $   24,050   $   24,050   $   24,050
Buildings and improvements.........................   1,338,297    1,336,297    1,332,240
Furniture, fixtures and equipment..................   2,563,118    3,021,687    2,734,888
Leasehold improvements.............................     146,068      140,334       75,606
                                                     ----------   ----------   ----------
                                                      4,071,533    4,522,368    4,166,784
  Less, Accumulated depreciation and
     amortization..................................   2,432,877    2,905,720    2,591,413
                                                     ----------   ----------   ----------
                                                     $1,638,656   $1,616,648   $1,575,371
                                                     ==========   ==========   ==========

NOTE 5 -- NOTES RECEIVABLE FROM AFFILIATES:

     At December 31, 1997, notes receivable from Affiliates consist of loans to Corporate Property Associates 9 ("CPA(R):9") of $200,000 and Bismarck Paradise Associates ("Bismarck") of $204,035. The notes are payable on demand and accrue interest monthly at interest rates ranging from 8.5% to 13.5%. At December 31, 1999 and 1998, notes receivable from Affiliates consist of the loan to Bismarck. The general partner of Bismarck was a board member of W. P. Carey until September 30, 1998. Accrued interest of $79,358, $37,402 and $156 as of December 31, 1999, 1998 and 1997, respectively, is included in notes receivable from affiliates. The fair value of the notes receivable from affiliates approximates their carrying amounts.

NOTE 6 -- INVESTMENTS IN AFFILIATES:

     The Carey Group's investment in affiliates, recorded under the equity method, at December 31, 1999, 1998 and 1997 is indicated below (see Note 1 and
Note 2).

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6 -- INVESTMENTS IN AFFILIATES -- (CONTINUED)

                                                               1999          1998          1997
                                                            -----------   -----------   -----------
Corporate Property Associates.............................  $   (67,538)  $   (73,958)  $   (85,082)
Corporate Property Associates 2...........................       46,487        27,957         6,122
Corporate Property Associates 3...........................      105,556        67,207        14,269
Corporate Property Associates 4...........................      (50,134)      123,964        84,662
Corporate Property Associates 5...........................     (121,280)      (79,015)     (157,430)
Corporate Property Associates 6...........................      405,650       227,180         4,254
Corporate Property Associates 7...........................      186,289       132,074        54,921
Corporate Property Associates 8...........................      165,145       173,961       (25,934)
Corporate Property Associates 9...........................      188,122        73,311    (1,345,215)
Corporate Property Associates 10 Incorporated.............    4,648,167     4,635,053       161,280
Carey Institutional Properties Incorporated...............   14,389,388     2,741,975       951,185
Corporate Property Associates 12 Incorporated.............    5,796,170     3,942,523       179,975
Corporate Property Associates 14 Incorporated.............      201,537       205,000       200,000
Carey Diversified LLC.....................................   32,013,157    26,823,514    20,873,786
Other.....................................................       12,992        24,072         9,583
                                                            -----------   -----------   -----------
                                                            $57,919,708   $39,044,818   $20,926,376
                                                            ===========   ===========   ===========

     In accordance with the respective amended agreements of limited partnership (the "Agreements") for those affiliates organized as limited partnerships, the Carey Group as Partners, are allocated percentages of profits and losses as well as distributions of Distributable Cash From Operations, ranging from 9/10 of 1% to 9%, as defined in the respective Agreements. In addition, the Carey Group are also entitled to receive net proceeds from the sale of the partnership properties, allocated as defined in the respective Agreements.

     In 1998 the Carey Group acquired a minority interest in one of its members from an unaffiliated third party for $594,000. The acquisition was recorded at cost and the purchase price capitalized to investments in affiliates.

     The investments above include $2,053,000 for warrants to purchase common stock of Carey Institutional Properties Incorporated and warrants of $6,569,000 for the purchase of shares of Carey Diversified LLC. The CIP(R) warrants provide for the purchase of 3,090,000 shares at an exercise price ranging from $11.50 to $12.80 per share. The Carey Diversified warrants provide for the purchase of 3,011,000 shares at an exercise price ranging from $21 to $23 per share. The terms of the warrants are for 10 years.

     Members of the Carey Group own approximately 1,266,000 shares, representing approximately 5% of the of Listed Shares of Carey Diversified at December 31, 1999. The Listed Shares are traded on the New York Stock Exchange. As of December 31, 1999 the carrying value of such shares was equal to $25,444,000 and their fair market value approximated $21,364,000 based on the quoted market price.

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6 -- INVESTMENTS IN AFFILIATES -- (CONTINUED)
     As of December 31, 1999, 1998 and 1997 and for the years then ended, the aggregate assets, liabilities and net income of the Affiliates and the Carey Group's equity in earnings approximated the following:

                                           1999             1998             1997
                                      --------------   --------------   --------------
Total assets........................  $2,207,358,000   $1,862,041,000   $1,343,095,000
                                      ==============   ==============   ==============
Total liabilities...................  $  958,173,000   $  774,116,000   $  598,730,000
                                      ==============   ==============   ==============
Net income..........................  $   81,486,000   $   70,433,000   $   74,612,000
                                      ==============   ==============   ==============
Equity in earnings of affiliates....  $    4,687,256   $    5,228,549   $    2,422,128
                                      ==============   ==============   ==============

NOTE 7 -- PROFIT-SHARING AND DEFERRED COMPENSATION PLANS:

A. W. P. Carey sponsors a qualified profit-sharing plan and trust covering substantially all of its full-time employees who have attained age twenty-one, worked a minimum of 1,000 hours and completed one year of service. W. P. Carey is under no obligation to contribute to the plan and the amount of any contribution is determined by and at the discretion of W. P. Carey's Board of Directors. The Board of Directors can authorize contributions to a maximum of 15% of an eligible participant's total compensation, limited to $24,000 annually per participant. For the years ended December 31, 1999, 1998 and 1997, W. P. Carey accrued contributions payable to the trust of $734,300, $689,700 and $576,000, respectively, which represent an amount equivalent to 15% of each eligible participant's total eligible compensation for the period. W. P. Carey has funded all contribution obligations to the trust.

   The Company also has an incentive compensation plan with certain key employees which provides for annual incentive compensation payments based upon the performance of the Company. Such incentive compensation amounted to $10,200,000, $11,852,000 and $5,705,000 for the years ended December 31,
   1999, 1998 and 1997, respectively.

B. The Company entered into two non-qualified deferred compensation plans in April 1997 with certain key employees. Both plans allow participants to share in the value of the equity of the Company. The equity participation plan provides for the grant of equivalent shares of common stock of the Company to participants. Holders of equivalent shares are entitled to receive compensation equal to a pro rata share of the dividends paid by the Company and proceeds from the liquidation or other disposition of the Company. The participants' interest in equivalent shares vest ratably over a period of five years. The equity participation plan replaces a non-qualified deferred compensation plan established for certain key employees in 1989 and the Company's obligations under the prior plan have been assumed by the revised plan at their historical cost basis.

   The stock appreciation rights plan provides for the grant of options to purchase equivalent shares of the common stock of the Company. Options granted under the stock appreciation rights plan will vest ratably over a period of five years and will expire ten years from the date of grant. Equivalent shares issued pursuant to the exercise of an option will be subject to the provisions of the equity participation plan. Participants shall pay the exercise price of their options in cash or, under certain circumstances, through the issuance of a non-recourse promissory note.

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7 -- PROFIT-SHARING AND DEFERRED COMPENSATION PLANS -- (CONTINUED) Participants may realize the value of their vested interest in the equity participation and stock appreciation plans upon the occurrence of certain distribution events, as defined, including the liquidation of the Company, the death or disability of a participant, the retirement of a participant after having reached the age of 59 1/2, and the termination of a participant's employment under certain circumstances. In addition, the Company may elect to declare a distribution event upon the issuance of a publicly traded equity security. Amounts due to participants for their vested interests under the equity participation and stock appreciation plans may be paid in the form of publicly traded equity securities issued by the Company, publicly traded equity securities received from the sale or other disposition of the Company or in cash, at the discretion of the Company. Such distribution amounts will generally be paid to participants over a period of five years. In 1999 and 1998, the Company recorded charges of $429,000 and $4,200,000, respectively, in connection with the termination of employment of participants in the equity participation and stock appreciation rights plans. The charges are included under salaries and other compensation costs.

   The value of equivalent shares will be determined annually based on the average adjusted net income of the Company, as defined by both plans. Such value will be adjusted to fair market value upon the occurrence of certain events including the issuance of a publicly traded equity security by the Company or a sale or other disposition of the Company. Liabilities outstanding in connection with the equity participation and stock appreciation plans, excluding the effect of the charges related to termination of employment described above, are approximately $3,500,000, $1,700,000 and $1,200,000 as of December 31, 1999, 1998 and 1997,
   respectively. The plans are being accounted for as cash deferred compensation plans and accordingly the Company's liability with respect to both plans represents the present value of the participants' vested interests assuming such interests are distributed to participants after their having reached retirement age. If a distribution event occurs prior to the participant's retirement, the full liability will be recorded at the time such event becomes probable.

C. In 1999, 1998 and 1997 the Company recorded charges of $368,896, $558,110 and $6,405,364, respectively, (including interest expense of $368,896 in 1999, $558,110 in 1998 and $162,235 in 1997) in connection with a one-time grant of deferred compensation to key directors of the Company not covered by the equity participation and stock appreciation rights plans. Such compensation will be paid in equal annual installments over a period of ten years. The deferred compensation was granted in connection with the directors' prior years of service to the Company and the present value of the future payments was recorded in full in the year of grant. During 1999, 1998 and 1997 principal payments of $685,777, $945,401 and $287,027, respectively, reduced the liability to $6,898,968 which is classified as other liabilities, current and long-term.

NOTE 8 -- COMMITMENTS AND RELATED-PARTY TRANSACTIONS:

     The following transactions have been entered into with Affiliates and affiliated individuals:

     W. P. Carey and certain Affiliates are participants in a joint venture formed for the purpose of sharing the costs associated with the subleasing of office space used for the administration of the Affiliates and the Carey Group. The joint venture entered into a long-term lease for office space which expires in September 2006. Aggregate minimum future rentals as of December 31, 1999 under the lease amount to approximately $8,418,000 (of which 21.99% or $1,851,000 is the Carey Group's share).

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 8 -- COMMITMENTS AND RELATED-PARTY TRANSACTIONS -- (CONTINUED)
     Based on the Carey Group's current share of office occupancy costs, aggregate minimum rental commitments under noncancellable leases are as follows:

2000........................................................  $  254,865
2001........................................................     254,865
2002........................................................     263,033
2003........................................................     287,539
2004........................................................     287,539
Balance through 2006........................................     503,194
                                                              ----------
                                                              $1,851,035
                                                              ==========

     W. P. Carey is obligated under various noncancellable operating leases including the joint venture sublease for aggregate minimum rentals plus escalation in real estate taxes and maintenance costs through September, 2006. Total rent expense for the years ended December 31, 1999, 1998 and 1997 amounted to approximately $310,000, $151,000 and $135,000, respectively.

     As general partners of the affiliated limited partnerships, certain of the Carey Group companies have an obligation to fund any remaining deficits in their capital accounts upon a partnership's liquidation (Note 6). Additionally, as general partners of the affiliated limited partnerships, certain companies in the Carey Group have been named as defendants in litigation which has resulted in the ordinary course of business. Under the various partnership agreements, the general partners are indemnified by the respective limited partnership to the extent of each limited partnership's net assets. In addition, the affiliated limited partnerships maintain general partners liability insurance. Management believes the liabilities, if any, resulting from such litigation will not have a material adverse effect on the Carey Group's financial condition or results of operations.

NOTE 9 -- INCOME TAXES:

     The components of the Carey Group's provision (benefit) for income taxes for the years ended December 31, 1999, 1998 and 1997 are as follows:

                                                        1999        1998         1997
                                                      --------   ----------   ----------
FEDERAL:
  Current...........................................  $220,011   $   79,016   $   (4,975)
  Deferred..........................................   (96,312)     512,082      (40,344)
                                                      --------   ----------   ----------
                                                       123,699      591,098      (45,319)
                                                      --------   ----------   ----------
STATE AND LOCAL:
  Current...........................................   628,918      523,180      272,067
  Deferred..........................................   192,952      406,276      891,252
                                                      --------   ----------   ----------
                                                       821,870      929,456    1,163,319
                                                      --------   ----------   ----------
          Total provision...........................  $945,569   $1,520,554   $1,118,000
                                                      ========   ==========   ==========

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 9 -- INCOME TAXES -- (CONTINUED)
     Deferred income taxes as of December 31, 1999, 1998 and 1997 consist of the following:

                                                        1999         1998         1997
                                                     ----------   ----------   ----------
DEFERRED TAX ASSETS:
  Other long-term liabilities......................  $  579,664   $  754,169   $  778,101
  Investments......................................     550,044        7,172      205,449
  Other............................................      29,462       37,280      198,372
                                                     ----------   ----------   ----------
                                                     $1,159,170   $  798,621   $1,181,922
                                                     ----------   ----------   ----------
DEFERRED TAX LIABILITIES:
  Investments......................................  $2,213,480    1,734,224    1,902,583
  Receivables from affiliates......................   1,204,049    1,727,361    1,028,330
  Other............................................   1,548,063    1,110,032    1,119,237
                                                     ----------   ----------   ----------
                                                      4,965,592    4,571,617    4,050,150
                                                     ----------   ----------   ----------
          Net deferred tax liability...............  $3,806,422   $3,772,996   $2,868,228
                                                     ==========   ==========   ==========

     There is no valuation allowance for deferred tax assets as of December 31, 1999. In assessing whether the deferred tax assets are realizable, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent on the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods during which the deferred tax assets are deductible, management believes it is more likely than not that the Carey Group will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

NOTE 10 -- CAREY DIVERSIFIED LLC:

     During 1997, the CPA(R) Partnerships approved a merger with Carey Diversified LLC, a limited liability company formed by W. P. Carey for this purpose. As a result of the merger, a fee of approximately $13,100,000 was realized based on the increase in the value of the properties owned by the CPA(R) Partnerships. Such fees were payable pursuant to the CPA(R) Partnership Agreements. The fees were received in the form of shares of Carey Diversified. The value of the shares of Carey Diversified was derived from an independent appraisal of the real estate assets of the CPA(R) Partnerships assuming a liquidation of such partnerships. Non-real estate assets and liabilities were assumed to be settled in cash at their book values.

     The Carey Group has retained direct ownership interests in the CPA(R) Partnerships in the form of special limited partnership interests consisting of a share of the income, losses and operating cash flows of each partnership ranging from .9% to 9% and a share of the liquidating distributions of such partnerships in an amount not to exceed $262,882.

     In connection with structuring the merger, the Carey Group received an investment banking fee of $6,568,973 in the form of warrants to purchase 2,284,800 shares of Carey Diversified at $21 per share and 725,930 shares at $23 per share. The warrants may be exercised over a period of 10 years, beginning January 1, 1999. The fee has been included in structuring and financing fee income for the year ended

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 10 -- CAREY DIVERSIFIED LLC -- (CONTINUED)
December 31, 1997. The shares of Carey Diversified are listed and commenced trading on the New York Stock Exchange on January 21, 1998. Carey Management LLC has been retained to provide asset management and administration services on behalf of Carey Diversified and will be compensated in accordance with the provisions of the Management Agreement.

NOTE 11 -- PROPOSED ACQUISITION:

     On December 20, 1999 the principal shareholder and certain members of the Carey Group entered into an Agreement and Plan of Merger (the "Agreement") with Carey Diversified, an Affiliate. Pursuant to the Agreement, Carey Diversified will acquire substantially all of the business operations of the Carey Group in exchange for eight million Listed Shares of Carey Diversified stock. In addition, up to two million additional Listed Shares will be paid to members of the Carey Group over the next four years if specified performance criteria for Carey Diversified are satisfied.

     The assets and liabilities to be acquired by Carey Diversified include but are not limited to all of the stock of Carey Management and Carey Financial Corporation, the Advisory Agreements with the CPA(R) REITs, the Management Agreement with Carey Diversified and the employees and related assets and liabilities required to carry on the business operations of the Carey Group.

     Assets and liabilities which will be excluded from the acquisition are primarily: excess cash, marketable securities and receivables; investments in shares and warrants to acquire shares of Carey Diversified and the CPA(R) REITs, other miscellaneous assets not directly related to the business operations to be acquired by Carey Diversified; net deferred tax liabilities of W. P. Carey & Co., Inc. and the liability for deferred compensation.

     During 1999, the Carey Group expensed approximately $370,000 relating to the proposed acquisition.

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

                       CONDENSED COMBINED BALANCE SHEETS

                                                               MARCH 31,     DECEMBER 31,
                                                                 2000            1999
                                                              -----------    ------------
                                                              (UNAUDITED)       (NOTE)
ASSETS:
Current assets:
  Cash and cash equivalents.................................  $ 4,752,043    $ 2,217,204
  Marketable securities.....................................    2,003,320      2,063,801
  Receivables from Affiliates...............................    5,639,141      8,444,956
  Notes receivable from Affiliates..........................      397,768        387,294
  Prepaid income taxes......................................      485,516        485,516
  Other current assets......................................      179,565        166,453
                                                              -----------    -----------
          Total current assets..............................   13,457,353     13,765,224
                                                              -----------    -----------
Long-term investments and receivables:
  Investments in Affiliates, net............................   60,961,824     57,919,708
  Other assets..............................................      505,000        553,679
  Acquisition fees receivable from Affiliates...............   18,728,056     17,684,093
                                                              -----------    -----------
          Total long-term investments and receivables.......   80,194,880     76,157,480
                                                              -----------    -----------
Fixed assets, net of accumulated depreciation of $2,569,372
  at March, 31, 2000 and $2,432,877 at December 31, 1999....    1,664,490      1,638,656
                                                              -----------    -----------
          Total assets......................................  $95,316,723    $91,561,360
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDER'S EQUITY:
Current liabilities:
  Accrued expenses..........................................  $ 5,422,420    $ 5,024,681
  Accrued taxes.............................................    2,345,729        864,271
  Other current liabilities.................................    3,675,346      3,767,184
                                                              -----------    -----------
          Total current liabilities.........................   11,443,495      9,656,136
                                                              -----------    -----------
Other:
  Other liabilities.........................................    8,738,769      9,487,948
  Deferred income taxes.....................................    3,301,266      3,806,422
                                                              -----------    -----------
          Total long-term liabilities.......................   12,040,035     13,294,370
                                                              -----------    -----------
Commitments and contingencies
Stockholder's equity:
  Common stock..............................................        3,212          3,212
  Additional paid-in capital................................      483,635        483,635
  Retained earnings.........................................   71,223,772     67,992,808
  Accumulated other comprehensive income....................      397,574        406,199
                                                              -----------    -----------
                                                               72,108,193     68,885,854
     Less, Treasury stock, at cost..........................      275,000        275,000
                                                              -----------    -----------
          Total stockholder's equity........................   71,833,193     68,610,854
                                                              -----------    -----------
          Total liabilities and stockholder's equity........  $95,316,723    $91,561,360
                                                              ===========    ===========

Note: The condensed combined balance sheet at December 31, 1999 has been derived from the audited financial statements at that date.

The accompanying notes are an integral part of the condensed combined financial statements.

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

                    CONDENSED COMBINED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                  THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              --------------------------
                                                                 2000           1999
                                                              -----------    -----------
REVENUES:
Structuring and financing fees from Affiliates..............  $ 2,059,935    $ 3,813,677
Management fees from Affiliates.............................    5,537,998     14,661,647
Equity in earnings of Affiliates............................    1,657,358      1,414,365
Marketing reimbursements from Affiliates....................      518,980        375,549
Interest and dividends......................................      384,928        329,682
Other income, net...........................................      211,065        216,155
                                                              -----------    -----------
          Total revenues....................................   10,370,264     20,811,075
                                                              -----------    -----------
EXPENSES:
Salaries and other compensation.............................    6,337,021      5,461,536
Professional fees...........................................      239,675        231,632
Office expenses.............................................      190,383         78,704
Business development expenses...............................      291,203        132,801
Other general and administrative expenses...................      108,205        121,952
Depreciation and amortization...............................      136,494         82,077
Interest expense............................................       38,672              0
                                                              -----------    -----------
          Total expenses....................................    7,341,653      6,108,702
                                                              -----------    -----------
          Income before taxes...............................    3,028,611     14,702,373
Provision (benefit) for income taxes........................     (202,353)       328,824
                                                              -----------    -----------
          Net income........................................  $ 3,230,964    $14,373,549
                                                              ===========    ===========

     The accompanying notes are an integral part at the combined financial statements.

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

                        CONDENSED COMBINED STATEMENTS OF
                              COMPREHENSIVE INCOME
                                  (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              -------------------------
                                                                 2000          1999
                                                              ----------    -----------
Net income..................................................  $3,230,964    $14,373,549
Other comprehensive income (loss):
  Change in unrealized appreciation of marketable
     securities.............................................      (9,161)      (131,622)
                                                              ----------    -----------
Comprehensive income........................................  $3,221,803    $14,241,927
                                                              ==========    ===========

     The accompanying notes are an integral part of the combined financial statements.

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED MARCH 31,
                                                              -----------------------------
                                                                  2000            1999
                                                              ------------    -------------
Cash flows from operating activities:
  Net income................................................   $3,230,964      $14,373,549
                                                               ----------      -----------
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Fees received in securities of Affiliates..............   (2,288,878)     (10,794,218)
     Depreciation and amortization..........................      136,494           82,077
     Equity in earnings of Affiliates.......................   (1,657,358)      (1,414,365)
     Cash distributions from investment in Affiliates.......      904,120          686,258
  Decrease in receivables from Affiliates...................    1,751,378          512,589
  Increase in accrued expenses..............................      397,739          610,167
  Increase in accrued and deferred taxes....................      967,675        1,207,859
  Decrease in other liabilities.............................     (841,017)        (338,527)
  Other.....................................................       (3,950)         (12,995)
                                                               ----------      -----------
          Total adjustments.................................     (633,797)      (9,461,155)
                                                               ----------      -----------
          Net cash provided by operating activities.........    2,597,167        4,912,394
                                                               ----------      -----------
Cash flows from investing activities:
  Purchase of fixed assets..................................     (162,328)        (175,232)
  Sale of marketable securities available for sale..........      100,000           50,000
  Acquisition of shares in Affiliates.......................                        19,195
                                                               ----------      -----------
          Net cash used in investing activities.............      (62,328)        (106,037)
                                                               ----------      -----------
Cash flows from financing activities:
  Additional paid in capital................................                         1,000
                                                               ----------      -----------
          Net cash provided by financing activities.........                         1,000
                                                               ----------      -----------
          Net increase in cash and cash equivalents.........    2,534,839        4,807,357
Cash and cash equivalents at beginning of year..............    2,217,204        2,002,483
                                                               ----------      -----------
          Cash and cash equivalents at end of year..........   $4,752,043      $ 6,809,840
                                                               ==========      ===========

     Supplemental disclosure of cash flow information for the period:

                                                              THREE MONTHS ENDED MARCH 31,
                                                              ----------------------------
                                                                 2000              1999
                                                              ----------        ----------
Interest paid...............................................   $ 38,672          $     --
                                                               ========          ========
Income taxes paid...........................................   $639,034          $546,031
                                                               ========          ========

     The accompanying notes are an integral part of the combined financial statements.

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION:

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. All significant inter-entity balances and transactions have been eliminated. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results of the interim periods presented have been included. The results of operations for the interim periods are not necessarily indicative of results for the full year. For further information, refer to the financial statements and footnotes thereto included in the Carey Group's accompanying financial statements for the year ended December 31, 1999.

     The combined financial statements include the accounts of W. P. Carey & Co., Inc. ("W. P. Carey"), its subsidiaries, including Wm. Polk Carey's minority interest in those subsidiaries, and certain affiliated companies (collectively, the "Carey Group"). The affiliated companies are as follows: Carey Property Advisors, L.P., Carey Fiduciary Advisors, Inc., Eighth Carey Corporate Property, Inc. ("Eighth Carey") and Ninth Carey Corporate Property, Inc. ("Ninth Carey") and W. P. Carey International LLC (collectively, "certain Affiliated Companies"). Wm. Polk Carey owns 100% of the common stock of each of these Affiliated Companies, except for Carey Property Advisors, LP, in which he owns a 99% interest.

     The subsidiaries of W. P. Carey are as follows: Carey-Fairview Corporation, Carey Corporate Property, Inc., Seventh Carey Corporate Property, Inc., Carey Financial Corporation, W. P. Carey Advisors, L.P., W. P. Carey Advisors, Inc. and Carey Management LLC (collectively, the "Subsidiaries"). Wm. Polk Carey owns all of the outstanding common stock of W. P. Carey. Additionally, either directly or indirectly through his ownership of W. P. Carey, Wm. Polk Carey owns 100% of the Subsidiaries.

     W. P. Carey was organized by Wm. Polk Carey in 1973 for the purpose of providing investment banking services. The Carey Group sponsors and manages a publicly traded limited liability company and four public real estate investment trusts (collectively the "Affiliated Public Entities") which are engaged in the acquisition and net leasing of corporate real property.

NOTE 2 -- INVESTMENTS IN AFFILIATES:

     The Carey Group's investment in affiliates, recorded under the equity method, at March 31, 2000 and December 31, 1999 is indicated below.

                                                               2000           1999
                                                            -----------    -----------
Corporate Property Associates.............................  $   (67,817)   $   (67,538)
Corporate Property Associates 2...........................       51,391         46,487
Corporate Property Associates 3...........................      114,903        105,556
Corporate Property Associates 4...........................      (57,696)       (50,134)
Corporate Property Associates 5...........................     (130,002)      (121,280)
Corporate Property Associates 6...........................      456,968        405,650
Corporate Property Associates 7...........................      205,572        186,289
Corporate Property Associates 8...........................      286,938        165,145
Corporate Property Associates 9...........................      226,347        188,122
Corporate Property Associates 10 Incorporated.............    4,657,896      4,648,167
Carey Institutional Properties Incorporated...............   15,052,743     14,389,388
Corporate Property Associates 12 Incorporated.............    6,450,655      5,796,170
Corporate Property Associates 14 Incorporated.............      201,500        201,537
Carey Diversified LLC.....................................   33,493,438     32,013,157
Other.....................................................       18,988         12,992
                                                            -----------    -----------
                                                            $60,961,824    $57,919,708
                                                            ===========    ===========

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

        NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     In accordance with the respective amended agreements of limited partnership (the "Agreements") for those affiliates organized as limited partnerships, the Carey Group as Partners, are allocated percentages of profits and losses as well as distributions of Distributable Cash From Operations, ranging from 9/10 of 1% to 9%, as defined in the respective Agreements. In addition, the Carey Group are also entitled to receive net proceeds from the sale of the partnership properties, allocated as defined in the respective Agreements.

     The investments above include $2,053,000 for warrants to purchase common stock of Carey Institutional Properties Incorporated and warrants of $6,569,000 for the purchase of shares of Carey Diversified LLC. The CIP(R) warrants provide for the purchase of 3,090,000 shares at an exercise price ranging from $11.50 to $12.80 per share. The Carey Diversified warrants provide for the purchase of 3,011,000 shares at an exercise price ranging from $21 to $23 per share. The terms of the warrants are for 10 years.

     Cumulative incentive fees of $9,833,000 from CIP for the period from December 19, 1991 to December 31, 1998 were recorded in 1999 upon satisfaction of the subordination requirement. Such fees were collected in the stock of CIP and has been included in investments in affiliates as of December 31, 1999.

     Members of the Carey Group own approximately 1,348,000 shares, representing approximately 5.2% of the of Listed Shares of Carey Diversified. The Listed Shares are traded on the New York Stock Exchange. As of March 31, 2000 the carrying value of such shares was equal to $26,924,000 and their fair market value approximated $22,411,000.

     As of March 31, 2000 and December 31, 1999, the aggregate assets, liabilities and for the three months ended March 31, 2000 and 1999, the net income of the Affiliates and the Carey Group's equity in earnings approximated the following:

                                                         MARCH 31,        DECEMBER 31,
                                                            2000              1999
                                                       --------------    --------------
Total assets.........................................  $2,280,303,000    $2,207,358,000
                                                       --------------    --------------
Total liabilities....................................  $1,018,148,000    $  958,173,000
                                                       --------------    --------------

                                                          FOR THE THREE MONTHS ENDED
                                                                  MARCH 31,
                                                       --------------------------------
                                                            2000              1999
                                                       --------------    --------------
Net income...........................................  $   24,279,000    $   19,591,000
                                                       --------------    --------------
Equity in earnings of affiliates.....................  $    1,657,358    $    1,414,365
                                                       --------------    --------------

NOTE 3 -- PROPOSED ACQUISITION:

     On December 20, 1999 the principal shareholder and certain members of the Carey Group entered into an Agreement and Plan of Merger (the "Agreement") with Carey Diversified LLC, an affiliate. Pursuant to the Agreement, Carey Diversified will acquire substantially all of the business operations of the Carey Group in exchange for eight million Listed Shares of Carey Diversified stock. In addition, up to two million additional Listed Shares will be paid to members of the Carey Group over the next four years if specified performance criteria for Carey Diversified are satisfied.

     The assets and liabilities to be acquired by Carey Diversified include but are not limited to all of the stock of Carey Management LLC and Carey Financial Corporation, the Advisory Agreements with the Corporate Property Associates REITs, the Management Agreement with Carey Diversified LLC and the employees and related assets and liabilities required to carry on the business operations of the Carey Group.

                  W. P. CAREY & CO., INC. AND SUBSIDIARIES AND
                          CERTAIN AFFILIATED COMPANIES

        NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Assets and Liabilities which will be excluded from the acquisition are primarily: excess cash, marketable securities and receivables not required to satisfy the Net Working Capital requirement as defined in the Agreement; investments in shares and warrants to acquire shares of Carey Diversified LLC and the CPA REITs, other miscellaneous assets not directly related to the business operations to be acquired by Carey Diversified LLC; deferred tax liabilities of W. P. Carey & Co., Inc. and the liability for the vested interests of participants in certain non-qualified deferred compensation plans of the Carey Group.

     During 2000 the Carey Group expensed approximately $24,000 relating to the proposed acquisition.

                                                                      APPENDIX I

                                MERGER AGREEMENT

     AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, amended and restated as of March 15, 2000 (this "Agreement"), among Carey Diversified LLC, a Delaware limited liability company ("CD"), WPC Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of CD ("Newco"), Carey Management LLC, a Delaware limited liability company ("CM"), W.P. Carey & Co., Inc., a New York corporation ("WPC"), Carey Corporate Property, Inc., a Delaware corporation ("CCPI"), Seventh Carey Corporate Property, Inc., a Delaware corporation ("Seventh"), Eighth Carey Corporate Property, Inc., a Delaware corporation ("Eighth"), and Ninth Carey Corporate Property, Inc., a Delaware corporation ("Ninth"), amending and restating the Agreement and Plan of Merger, dated as of December 21, 1999, among the parties hereto (the "Original Agreement"). WPC, CCPI, Seventh, Eighth, and Ninth join in and are made a party to this Agreement solely for undertaking the indemnification obligations and related procedures set forth in Section 6.9 hereof.

     WHEREAS, in connection with the Original Agreement, the parties hereto negotiated certain FFO Targets (as defined in Section 2.5(a) hereof) for the Surviving Company (as defined in Section 1.1 hereof) to be used to determine whether FFO Additional Shares (as defined in Section 2.5(a) hereof) would be issued to holders of CM Company Interests (as defined below), which FFO Targets assumed that the Merger (as defined below) would be consummated before the end of April, 2000, so that under generally accepted accounting principles the FFO Target for the Target Year 2000 would reflect the contribution of CM to the Surviving Company for a significant portion of the year;

     WHEREAS, it appears possible that, contrary to the expectations of the parties hereto, without the fault of any party, the consummation of the Merger may be delayed as a result of which the FFO Target for the Target Year 2000 set forth in the Original Agreement is a less reasonable measure of performance than the parties hereto had assumed;

     WHEREAS, the parties hereto do not wish to unfairly penalize any party hereto as a result of this delay and wish to incentivize all parties to consummate the Merger as promptly as possible and believe this can be accomplished by reducing pro rata the FFO Target for the Target Year 2000 if the Merger is consummated after April, 2000 but prior to the end of June, 2000;

     WHEREAS, the parties hereto desire hereby to amend and restate the Original Agreement in its entirety;

     WHEREAS, prior to the date of the Original Agreement, certain CM Affiliates (as defined below) contributed certain assets and liabilities relating to the management of real property to CM (the "Affiliate Contribution") pursuant to the Assignment and Assumption Agreement, dated as of December 21, 1999, between WPC, CPA (as defined below), WPCA (as defined below), and CM (the "Contribution Agreement"). References to the "CM Affiliates" include William P. Carey, WPC, CCPI, Seventh, Eighth, Ninth, Carey Financial Corporation, a Delaware Corporation ("CFC"), Carey Fiduciary Advisors, Inc., a Pennsylvania Corporation ("CFA"), Carey Property Advisors, a Pennsylvania limited partnership ("CPA"), and W.P. Carey Advisors, L.P., a Delaware limited partner-ship ("WPCA").

     WHEREAS, the respective Boards of Directors of CD, Newco and CM have each approved the merger of Newco with and into CM (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding limited liability company interest of CM ("CM Company Interest") will be converted into the right to receive the Merger Consideration (as defined in Section 2.1(a) hereof), subject to any Initial Share Adjustment (as defined in
Section 2.1(c) hereof) and any Net Working Capital Adjustment (as defined in
Section 2.1(d)(i) hereof), and such Additional Payments (as defined in Section 2.5(a) hereof) as shall be payable in accordance with Section 2.5 hereof;

     WHEREAS, the respective Boards of Directors of CD, Newco and CM and the holders of CM Company Interests have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and are in the best interests of their respective members;

     WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     WHEREAS, for federal income tax purposes, it is intended that the Merger will constitute a contribution of property to CD pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth herein, and in accordance with the Delaware Limited Liability Company Act ("DLLCA"), Newco shall be merged with and into CM at the Effective Time (as defined in Section 1.3 hereof). Following the Effective Time, CM shall be the surviving entity (the "Surviving Company") and shall succeed to and assume all the rights and obligations of Newco in accordance with the DLLCA. In connection with the Merger, the name of CD shall be amended to become "W.P. Carey & Co. LLC."

     SECTION 1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII, unless another time or date is agreed to by the parties hereto (the "Closing Date"). The Closing will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at either 919 Third Avenue, New York, New York or 4 Times Square, New York, New York, unless otherwise agreed to by CD and CM.

     SECTION 1.3 Effective Time. The Merger shall become effective at the time of filing of, or at such later time specified in, a properly executed Certificate of Merger, in the form required by and executed in accordance with the DLLCA, filed with the Secretary of State of the State of Delaware in accordance with the provisions of Section 18-209 of the DLLCA. Such filing shall be made as soon as practicable after the Closing. When used herein, the term "Effective Time" shall mean the date and time at which the Merger shall become effective.

     SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DLLCA.

     SECTION 1.5 Limited Liability Company Agreement and Bylaws of the Surviving Company. The Limited Liability Company Agreement and Bylaws of Newco, as in effect immediately prior to the Effective Time, shall be the Limited Liability Company Agreement and Bylaws of the Surviving Company until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.6 Directors and Officers. The board of directors of CD immediately prior to the Effective Time shall, from and after the Effective Time, be the board of directors and officers, respectively, of the Surviving Company until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Limited Liability Company Agreement and Bylaws of the Surviving Company.

                                   ARTICLE II

   EFFECT OF THE MERGER ON THE LIMITED LIABILITY INTERESTS OF THE CONSTITUENT
            COMPANIES; EXCHANGE OF CERTIFICATES; ADDITIONAL PAYMENTS

     SECTION 2.1 Limited Liability Interests. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of CM Company Interests:

          (a) Conversion of CM Company Interests. Subject to Section 2.2(c), all the issued and outstanding CM Company Interests shall be converted into the right to receive an aggregate of eight million (8,000,000) fully paid and nonassessable Listed Shares of CD ("CD Shares"), subject to any

     Initial Share Adjustment and any Net Working Capital Adjustment, and the Additional Shares, if applicable, in accordance with Section 2.5 hereof. Each holder of CM Company Interests shall be entitled to its proportionate share of the CD Shares issuable pursuant to this Section 2.1, based upon the percentage membership interests set forth in Schedule 2.1 of the Disclosure Schedules (as defined herein). The consideration to be issued to holders of CM Company Interests is referred to herein as the "Merger Consideration." As of the Effective Time, all such CM Company Interests shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a CM Company Interest shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, and the Net Working Capital Adjustment, the Additional Payments and any cash in lieu of fractional interests in CD Shares to be issued or paid in consideration therefor in accordance with
     Section 2.1(d), Section 2.2 and Section 2.5, without interest.

          (b) Limited Liability Interests of Newco. Each outstanding limited liability interest of Newco shall be converted into and become one limited liability company interest in the Surviving Company and shall constitute the only outstanding limited liability company interests in the Surviving Company.

          (c) Adjustments to Merger Consideration. The eight million (8,000,000) CD Shares to be issued initially as Merger Consideration (the "Initial Shares") will be adjusted at the time of closing of the Merger if the Pro Forma Adjusted Net Income (as defined below) for the year ending December 31, 1999 of CM (the "1999 Income") is less than $26,112,000 (the "Base Income"). Any adjustment to the Initial Shares issued will not affect the amount of Additional Payments which may be made to holders of CM Company Interests subject to Section 2.5.

          To the extent that 1999 Income is less than the Base Income (the amount by which such 1999 Income is less than the Base Income being referred to herein as the "Shortfall Amount"), then the number of Initial Shares to be issued as part of the Merger Consideration will be reduced (the "Initial Share Adjustment") pursuant to the following calculation: The Initial Share Adjustment will equal the product of : (A) 8,000,000 and (b) a number the numerator of which is the total Shortfall Amount and the denominator of which is the Base Income. The number of CD Shares to be issued at the Effective Time will be the Initial Shares reduced by the Initial Share Adjustment.

          For example, if the Shortfall Amount equals $100,000, then the Initial Share Adjustment equals 8,000,000 X (100,000/26,112,000), or 30,637 shares.
     The CD Shares issued at the Effective Time will be 8,000,000 minus 30,637 or 7,969,363 shares.

          For the purpose of determining the Shortfall Amount and the Initial Share Adjustment, 1999 Income is defined as the Pro Forma Net Income for CM for the year ending December 31, 1999 as determined and audited by PricewaterhouseCoopers LLP (the "Independent Accountants") adjusted by the Independent Accountants for the following: (i) elimination of the provision for income taxes of CM; (ii) elimination of revenue from Equity in Earnings of Affiliates relating to interests in affiliates which will not be contributed to CM, and indirectly to CD in the Merger; (iii) elimination of management fee and performance fee revenues relating to services rendered in years prior to 1999 for the Public REITs (as defined in Section 3.16(b)), (iv) elimination of revenue from interest and dividends; (v) elimination of all revenues and Direct Expenses (as defined below) associated with any other businesses or assets of the CM Affiliates which are not being contributed to CM, and indirectly to CD, in the Merger; (vi) elimination of compensation, if any, which will not be incurred by CD after the Merger, and (vii) the subtraction of any positive amounts of Pro Forma Incremental Subsidiary Taxes (as defined below) ("Pro Forma Adjusted Net Income").

          For the purpose of determining 1999 Income, the following definitions apply:

             "Direct Expenses" are expenses directly relating to the business or asset which is not being contributed to CM, and indirectly to CD, in the Merger, which expenses will not be incurred by CM or CD directly or indirectly after the Merger. Direct Expenses do not include expenses relating to overhead, general and administrative charges and salaries and compensation allocated to such businesses or assets from any CM Affiliates which businesses or assets will be contributed to CM, and indirectly to CD in the Merger.

             "Pro Forma Subsidiary Incremental Taxes" is defined as the pro forma tax for the year ending December 31, 1999 payable by the taxable subsidiary of CD to be formed in connection with the Merger to conduct the business of CM after the Merger minus $94,000.

             Schedule 2.1(c) of the Disclosure Schedules sets forth a list of transactions scheduled to close in 1999 upon the closing of which CM expects to receive the transaction or structuring fee included on the Schedule. Before calculating the Shortfall Amount, the Base Income shall be reduced by the amount of fees attributable to each transaction (not to exceed a total of $2,000,000 for all transactions), if any, set forth on Schedule 2.1(c) of the Disclosure Schedules, which does not, in fact, close during 1999 (the "Delayed Acquisition Fees"). To the extent that between January 1, 2000 and the closing of the Merger, CM does not earn acquisition fees equal to the total Delayed Acquisition Fees, then the difference between actual acquisition fees earned between January 1, 2000 and the closing of the Merger and the total Delayed Acquisition Fees will be excluded from all calculations relating to CD's FFO Per Common Share for the year 2000 as defined in Section 2.5.

          (d) Working Capital Adjustment.

          (i) As of the Closing Date, Net Working Capital (defined as (x) cash, cash equivalents, marketable securities (excluding the securities associated with the restricted stock agreements and securities and notes executive stock purchase agreements referenced in Schedule 1 of the Contribution Agreement), prepaid expenses and unsubordinated cash receivables of CM (including, but not limited to, any unsubordinated cash receivables of CM from CD) less (y) accrued expenses, accrued taxes, all other current liabilities (including current installments of long term liabilities) and all long-term indebtedness of CM (but excluding all liabilities associated with the restricted stock agreements and executive stock purchase agreements referenced in Schedule 2 of the Contribution Agreement) shall be $0 and to the extent that Net Working Capital is not $0, the parties shall make a cash payment after the Closing Date as specified in this Section 2.1(d) (the "Net Working Capital Adjustment").

          (ii) Within 60 days following the Closing Date, William P. Carey, acting on behalf of the former holders of CM Company Interests for purposes of this Section 2.1(c)(ii) only (the "Representative"), shall cause to be prepared and delivered to CD a statement setting forth the Net Working Capital of CM as of the Closing Date (the "Statement"), which shall be submitted to PricewaterhouseCoopers LLP, CD's independent certified public accountants, for review and modification as promptly as practicable. The Statement, as so modified by CD's independent certified public accountants, absent manifest error or bad faith, shall become the "Final Statement."

          (iii) In the event the amount by which the Net Working Capital as set forth in the Final Statement exceeds $0, CD shall, within ten business days after delivery of the Final Statement, make payment to the Representative, by wire transfer of immediately available funds, of the amount of such excess, together with interest thereon at a rate equal to the prime rate per annum as quoted in the Wall Street Journal from the Closing Date to the date of payment. In the event the amount by which the Net Working Capital as set forth in the Final Statement is less than $0, the Representative shall, within ten business days after delivery of the Final Statement, make payment to CD, by wire transfer of immediately available funds, the amount of such shortfall, together with interest thereon at a rate equal to the prime rate per annum as quoted in the Wall Street Journal from the Closing Date to the date of payment. Notwithstanding the foregoing, the parties acknowledge that it is their intent to minimize, to the extent practicable, the amount by which the Net Working Capital exceeds or is less than $0.

     SECTION 2.2 Delivery of Certificates. (a) As of the Effective Time, CD shall deliver to the holders of CM Company Interests the certificates representing the CD Shares issuable pursuant to Section 2.1.

     (b) No Further Ownership Rights in CM Company Interests. All CD Shares issued in accordance with the terms of this Article II and any cash paid pursuant to this Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the CM Company Interests and there shall be no further registration of transfers in the records of the Surviving Company of the CM Company Interests which were outstanding immediately prior to the Effective Time.

     (c) No Fractional Interests. No certificates or scrip representing fractional interests in CD Shares shall be issued, no dividend or distribution of CD shall relate to such fractional interests and such fractional interests will not entitle the owner thereof to vote or to any rights of a holder of CD Shares. In lieu of issuing fractional interests, CD shall convert a holder's right to receive CD Shares pursuant to Section 2.1(a) into a right to receive the highest whole number of CD Shares constituting the Merger Consideration plus cash equal to the fraction of a CD Share to which the holder would otherwise be entitled multiplied by the per share closing price for CD Shares on the NYSE on the last trading day preceding the date of the Effective Time, and the Merger Consideration to which a holder is entitled shall be deemed to be such number of shares of CD Shares plus cash in lieu of the fractional interest. It is understood that the payment of cash in lieu of fractional interests in CD Shares is solely for the purpose of avoiding the expense and inconvenience to CD of issuing fractional interests and does not represent separately bargained-for consideration and that no holder of CM Company Interests will receive cash in lieu of fractional CD Shares in an amount greater than the value of one full CD Share.

     (d) No Liability. None of CD, CM, or the Surviving Company shall be liable to any person in respect of any CD Shares, any dividends or distributions with respect thereto, or any cash in lieu of fractional CD Shares, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 2.3 Employee Benefit Plans. As of the Effective Time, each person identified on Schedule 2.3 of the Disclosure Schedules (the "Interest Holders"), each Interest Holder having an interest (an "Equity Interest") under the WPC Partnership Equity Plan (the "PEP Plan") and the WPC Stock Appreciation Rights Plan (the "SAR Plan"), shall, subject to the prior consent of such Interest Holder, automatically have their Equity Interest in the PEP Plan and the SAR Plan cancelled and retired and such interest shall cease to exist. In consideration of such cancellation, each Interest Holder will receive an incentive award under a CD benefit plan as set forth in Section 6.4 hereof.

     SECTION 2.4 Certain Adjustments. If between the date hereof and the Effective Time, the outstanding CM Company Interests or CD Shares shall be changed into a different number of interests or shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Merger Consideration shall be adjusted accordingly to provide to the holders of CM Company Interests the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

     SECTION 2.5 Additional Payments. (a) In addition to the Merger Consideration provided for under Section 2.1(a) hereof and any payments made pursuant to the Net Working Capital Adjustment, the holders of CM Company Interests shall be entitled to receive such additional consideration in respect of the Merger as shall be payable in accordance with this Section 2.5. For each of the four calendar years 2000 through 2003 (each a "Target Year") that CD's FFO Per Common Share (as defined herein) exceeds the target level of FFO Per Common Share set forth below for such year (the "FFO Targets") CD shall issue four hundred thousand (400,000) fully paid and nonassessable CD Shares (the "FFO Additional Shares") to the holders of CM Company Interests (the "FFO Additional Payments"), in proportion to the percentage membership interests set forth in
Schedule 2.1(b) of the Disclosure Schedules, and for each of the four calendar years 2000 through 2003 that CD's Total Return (as defined herein) exceeds the Total Return Target (as defined herein, and together with the FFO Targets, the "Additional Payments Targets"), CD shall issue one hundred thousand (100,000) fully paid and nonassessable CD Shares (the "Total Return Additional Shares" and, together with the FFO Additional Shares, the "Additional Shares") to the holders of CM Company Interests (the "Total Return Additional

Payments" and, together with the FFO Additional Payments, the "Additional Payments"), in proportion to the percentage membership interests set forth in
Schedule 2.1 of the Disclosure Schedules. In the event that the Effective Time is after June 30, 2000, then (i) the FFO Targets utilized for the purpose of determining whether or not the FFO Additional Shares are to be issued shall be those indicated for the years 2001 through 2004 as set forth below, and the Target Years shall be moved forward one year and commence in the year 2001, and
(ii) the Total Return Targets utilized for the purpose of determining whether or not the Total Return Additional Shares are to be issued shall be based on Total Returns calculated for the years 2001 through 2004, and the Target Years shall be moved forward one year and commence in the year 2001.

                  THE TARGET YEARS AND FFO TARGETS ARE AS FOLLOWS:

TARGET YEAR                                                  FFO TARGETS
-----------                                                ---------------
2000.....................................................  $2.31 per share
2001.....................................................  $2.41 per share
2002.....................................................  $2.45 per share
2003.....................................................  $2.55 per share
2004.....................................................  $2.65 per share

Notwithstanding the foregoing, if the Effective Time occurs after April 30, 2000 but prior to July 1, 2000, the amount of the per share FFO Target for the Target Year 2000 shall be reduced in accordance with the following schedule:

     after April 30, 2000 but prior to May 16, 2000, $2.29 per share;

     after May 15, 2000 but prior to June 1, 2000, $2.28 per share;

     after May 31, 2000 but prior to June 16, 2000, $2.27 per share; and

     after June 15, 2000 but prior to July 1, 2000, $2.26 per share.

     "FFO Per Common Share" shall mean net income (loss) (computed in accordance with generally accepted accounting principles and consistent with the accounting principles applied by CD in its prior fiscal years), excluding gains (or losses) from debt restructuring and sales of properties, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures, divided by the weighted average CD Shares outstanding on a fully-diluted basis during the prior twelve months. Adjustments for unconsolidated partnerships and joint ventures shall be calculated to reflect funds from operations on the same basis. FFO Per Common Share shall be calculated in a manner that is consistent with the accounting principles applied by CD in its prior fiscal years.

     "Total Return Target" shall mean the product of (i) the average Total Return (as defined herein) of the Net-lease REIT Total Return Index Companies (as defined herein) and (ii) 1.05 if the average Total Return of the Net-Lease REIT Total Return Index Companies is a number greater than zero, or .95 if the average Total Return of the Net-Lease REIT Total Return Index Companies is a number less than zero.

     "Total Return" shall mean 1.00 subtracted from: (i) the sum of (a) the average closing price of the company's common shares during the last twenty trading days of the subject year, and (b) the distributions paid per common share during such year; divided by (ii) the average daily closing price of the company's shares during (a) the twenty trading days preceding the Effective Time of the Merger if such Effective Time occurs on or before June 30, 2000 for the Target Year 2000, and during the last twenty trading days of the prior calendar year for the Target Years 2001 through 2003, or (b) the last twenty trading days of the prior calendar year if such Effective Time occurs after June 30, 2000 for the Target Years 2001 through 2004; provided, however, that for purposes of clause (i)(b) above, if the Effective Time occurs on or before June 30, 2000 the amount of distributions paid per common share in Target Year 2000 to be utilized in the above calculation for the Target Year 2000 shall be equal to the actual distributions paid per common share in such year multiplied by a fraction the numerator of which is the number of days from the Effective Time to the end of Target Year 2000 and the denominator of which is 365.

     "Net-lease REIT Total Return Index Companies" shall initially consist of the following companies: Franchise Finance Corporation of America (NYSE:FFA); Realty Income Corporation (NYSE:O); Lexington Corporate Properties Trust (NYSE:LXP); Commercial NET Lease Realty (NYSE:NNN); Captec Net Lease Realty, Inc. (Nasdaq:CRRR); US Restaurant Properties Inc. (NYSE:USV); Entertainment Properties Trust (NYSE:EPR); Capital Automotive REIT (Nasdaq:CARS); AMB Property Corp. (NYSE:AMB); Cabot Industrial Trust (NYSE:CTR); Prologis Trust (NYSE:PLD); and First Industrial Realty Trust (NYSE:FR). If a Fundamental Change (as defined herein) occurs with respect to any of the Net-lease REIT Return Index Companies, such company shall no longer be considered a Net-lease REIT Total Return Index Company. Notwithstanding the foregoing, the Net-lease REIT Total Return Index Companies shall always be comprised of at least five publicly-traded companies. In the event that the Net-lease REIT Total Return Index Companies would be reduced to less than five companies, CD and the holders of a majority of CM Company Interests shall mutually agree upon the designation of one or more publicly-traded companies to be added to the Net-lease REIT Total Return Index Companies. If CD and the holders of a majority of CM Company Interests are not able to agree on such designation, CD, on the one hand, and the holders of a majority of CM Company Interests, on the other, shall each, in good faith, designate one publicly-traded company to be added to the Net-lease REIT Total Return Index Companies so that such index consists of six publicly-traded companies after such designations.

     "Fundamental Change" with respect to any Net-lease REIT Total Return Index Company shall mean the occurrence of any of the following events: (a) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the company and its subsidiaries, taken as a whole, (b) the consummation of any transaction the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly thorough one or more intermediaries, of 50% or more of the voting power of the outstanding voting stock of the company, (c) the consolidation with, or merger with or into, another person, or any person consolidates with, or merges with or into, the company, in any such event pursuant to a transaction in which the outstanding voting stock of the company is converted into or exchanged for cash, securities or other property, or (d) the company is liquidated or dissolves or adopts a plan relating to the liquidation or dissolution of the company.

     (b) If CD shall fail to satisfy the FFO Targets with respect to any Target Year, the FFO Additional Shares shall not be issued with respect to such Target Year. If CD shall fail to satisfy the Total Return Targets with respect to any Target Year, the Total Return Additional Shares shall not be issued with respect to such Target Year. Notwithstanding the foregoing, should CD satisfy the Total Return Target with respect to a subsequent Target Year and if CD's Cumulative Total Return (as defined herein) exceeds the Cumulative Total Return Target (as defined herein), any unissued installments of Total Return Additional Shares for prior years shall be issued to the holders of CM Company Interests together with the Total Return Additional Payment due with respect to such subsequent Target Year.

     "Cumulative Total Return" shall mean 1.00 subtracted from the product of the series of numbers resulting from adding 1.00 to the Total Return for the first Target Year and for each subsequent Target Year through and including the current Target Year. For example, if the Total Return for the first Target Year is 5% and the Total Return for the second Target Year is 6%, then the Cumulative Total Return shall be 1.05 multiplied by 1.06, or 1.113, less 1.00, which equals
0.113 or 11.3%.

     "Cumulative Total Return Target" shall mean 1.00 subtracted from the product of the series of numbers resulting from adding 1.00 to the Total Return Target for the first Target Year and for each subsequent Target Year through and including the current Target Year. For example, if the Total Return Target for the first Target Year is 5% and the Total Return Target for the second Target Year is 6%, then the Cumulative Total Return Target shall be 1.05 multiplied by 1.06, or 1.113, less 1.00, which equals 0.113 or 11.3%.

     (c) If following the Effective Time a CD Change of Control (as defined herein) occurs, all unissued Additional Shares (including Additional Shares attributable to future Target Years) shall immediately be issued to the holders of CM Company Interests, irrespective of whether CD has satisfied the Additional Payments Targets.

     "CD Change of Control" shall mean the occurrence of any of the following events: (a) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of CD and its subsidiaries, taken as a whole, to any person other than William
P. Carey or his affiliates, (b) the consummation of any transaction the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) (other than William P. Carey or his affiliates) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly thorough one or more intermediaries, of 50% or more of the voting power of the outstanding voting shares of CD, (c) the consolidation with, or merger with or into, another person (other than William P. Carey or his affiliates), or any person (other than William P. Carey or his affiliates) consolidates with, or merges with or into, the company, in any such event pursuant to a transaction in which the outstanding voting shares of CD is converted into or exchanged for cash, securities or other property, (d) the first day on which the individuals who as of the Effective Date constitute the board of directors of CD (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of CD was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least 50% of the board of directors of the company then in office, or (e) CD is liquidated or dissolves or adopts a plan relating to the liquidation or dissolution of the company.

     (d) Any Additional Shares to be issued pursuant to an Additional Payment shall be issued within ten business days following the completion of audited financials for the Target Year giving rise to such Additional Payments (the "Additional Payment Date"). If between the date hereof and the end of the Additional Payment period, the outstanding CD Shares shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the number of shares to be issued as Additional Shares shall be correspondingly adjusted to reflect such reclassification, recapitalization, split-up, combination, exchange or dividend.

     (e) If a majority of the holders of CM Company Interests have any objection to the calculation of CD's FFO Per Common Share, CD's Total Return or the average Total Return of the Net-lease REIT Total Return Index Companies with respect to any Target Year, then a representative of the holders of CM Company Interests shall deliver a detailed statement describing such objections to CD within thirty business days following the determination of whether CD had satisfied the Additional Payments Targets with respect to such Target Year. CD and the holders of CM Company Interests will use their reasonable efforts to resolve any such objections themselves. If the parties do not resolve such objections within 10 business days after CD has received the statement of objections, then the parties will select an accounting firm mutually acceptable to them to resolve the remaining objections (a "Referee"). If CD and the holders of CM Company Interests are unable to agree on the choice of Referee, they will select a nationally-recognized accounting firm by lot (after excluding their respective regular outside accounting firms) as the Referee. The determination of any Referee so selected will be conclusive and binding upon the parties.

     (f) No certificates or scrip representing fractional interests in CD Shares shall be issued, no dividend or distribution of CD shall relate to such fractional interests and such fractional interests will not entitle the owner thereof to vote or to any rights of a holder of CD Shares. In lieu of issuing fractional interests, CD shall convert a holder's right to receive CD Shares pursuant to Section 2.5(a) into a right to receive the highest whole number of CD Shares constituting the Additional Payment plus cash equal to the

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

fraction of a CD Share to which the holder would otherwise be entitled multiplied by the per share closing price for CD Shares on the NYSE on the last trading day preceding the date of the Additional Payment Date. It is understood that the payment of cash in lieu of fractional interests in CD Shares is solely for the purpose of avoiding the expense and inconvenience to CD of issuing fractional interests and does not represent separately bargained-for consideration and that no holder of CM Company Interests will receive cash in lieu of fractional CD Shares in an amount greater than the value of one full CD Share.

                                  ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF CM

     Except as set forth in the disclosure schedules delivered by the parties hereto simultaneously with the execution hereof (the "Disclosure Schedules"), CM represents and warrants to CD and Newco as follows:

     SECTION 3.1 Organization, Standing and Requisite Power. (a) CM is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as now being conducted. CM is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) as a foreign limited liability company in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of CM and its subsidiaries, taken as a whole (a "CM Material Adverse Effect"). A "CM Material Adverse Change" shall mean any change or event which, individually or in the aggregate, has or would reasonably likely have a CM Material Adverse Effect.

     (b) CM has delivered to CD prior to the execution hereof complete and correct copies of its limited liability company agreement, bylaws and other organizational documents, in each case as amended to date and has made available to CD prior to the execution hereof complete and correct copies of the articles of incorporation, bylaws, limited liability company agreement or comparable organizational documents, in each case as amended to date, of each of its subsidiaries.

     SECTION 3.2 Subsidiaries. Schedule 3.2 of the Disclosure Schedules lists each subsidiary of CM (the "CM Subsidiaries"), together with the jurisdiction of incorporation or organization of each such subsidiary. Except as set forth on
Schedule 3.2 of the Disclosure Schedules, (a) all the outstanding shares of capital stock of each subsidiary that is a corporation have been validly issued and are fully paid and nonassessable, are owned by CM or by a CM Subsidiary free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind whatsoever ("Liens"), or other restrictions and limitations on voting rights and (b) all equity interests in each subsidiary that is a limited liability company or partnership, are owned by CM or by a CM Subsidiary free and clear of all Liens, or other restrictions and limitations on voting rights. Except for the capital stock of or other equity or ownership interests in a CM Subsidiary, and except as set forth on Schedule 3.2 of the Disclosure Schedules, CM does not own, directly or indirectly, any capital stock or other equity or ownership interest in any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity ("Person"). Each CM Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each CM Subsidiary that is a limited liability company or partnership is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each CM Subsidiary is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) as a foreign corporation, limited liability company or partnership, as the case may be, in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not have a CM Material Adverse Effect.
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

     SECTION 3.3 Capitalization. CM has an authorized capitalization consisting solely of CM Company Interests, of which such CM Company Interests are held by the members and in the percentages reflected on Schedule 3.3 of the Disclosure Schedules. All outstanding CM Company Interests are duly authorized, validly issued and not subject to preemptive rights. Except as set forth in this Section
3.3 or in Schedule 3.3 of the Disclosure Schedules, (x) there are not issued, reserved for issuance or outstanding (A) any CM Company Interests or other evidence of ownership of CM, or any subsidiary of CM, (B) any securities of CM convertible into or exchangeable or exercisable for CM Company Interests or evidence of ownership of CM, or any subsidiary of CM, (C) any warrants, calls, options or other rights to acquire from CM, and any obligation of CM to issue, any CM Company Interests, evidence of ownership or securities convertible into or exchangeable or exercisable for CM Company Interests or evidence of ownership of CM, or any subsidiary of CM and (y) there are no outstanding obligations of CM or any subsidiary of CM to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Except as set forth in Schedule 3.3 of the Disclosure Schedules, neither CM nor any subsidiary of CM is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, antidilutive rights with respect to, any securities of the type referred to in the preceding sentence.

     SECTION 3.4 Authority; Noncontravention; Consents and Approvals. CM has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CM and the consummation by CM of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of CM. This Agreement has been duly executed and delivered by CM and, assuming the due authorization, execution and delivery by CD and Newco, constitutes the legal, valid and binding obligation of CM, enforceable against CM in accordance with its terms. Except for the consents to the Merger required under the Advisory Agreements (as defined in Section 3.16) (the "Consents") and except as set forth in Schedule 3.4 of the Disclosure Schedules, the execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated by this Agreement, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets CM or any CM Subsidiaries under, (i) the limited liability company agreement of CM, or the comparable charter or organizational documents of any CM Subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, guarantee, lease, agreement or other instrument, permit, concession, franchise, license or similar authorization applicable to CM or any CM Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CM or any CM Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a CM Material Adverse Effect or (y) reasonably be expected to materially delay or prevent CM from performing its obligations under this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state or local government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to CM in connection with the execution and delivery of this Agreement by CM or the consummation by CM of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (iii) as may be required pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and the rules and regulations thereunder, or any successor law, rules or regulations (the "HSR Act"), (iv) as may be required pursuant to the rules of the National Association of Securities Dealers, Inc. (the "NASD"); and (v) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a CM

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

Material Adverse Effect or (y) reasonably be expected to materially delay or prevent CM from performing its obligations under this Agreement.

     SECTION 3.5 Financial Statements; Undisclosed Liabilities. True, correct and complete copies of the Financial Statements (as defined below), together with the related auditors reports, are included in Schedule 3.5 of the Disclosure Schedules. The Financial Statements have been prepared from, and are in accordance with, the books and records of CM and its affiliates and their respective predecessors, comply in all material respects with applicable accounting requirements, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be stated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of CM and its affiliates and their respective predecessors as of the times and for the periods referred to therein. Except (i) as reflected in such Financial Statements or in the notes thereto, or (ii) for liabilities and obligations incurred in connection with this Agreement or the transactions contemplated hereby, CM has no liabilities or obligations of any nature (contingent or otherwise) which, individually or in the aggregate, would have a CM Material Adverse Effect. "Financial Statements" shall mean (i) the consolidated balance sheets of WPC, its subsidiaries and its affiliates as of December 31, 1998 together with consolidated statements of income, members' equity and cash flows for the period then ended, all certified by PricewaterhouseCoopers LLP, independent certified public accountants, whose reports thereon are included therein, and (ii) the pro forma interim consolidated balance sheets of CM and the CM Subsidiary as of the date hereof, giving effect to the Affiliate Contribution (the "CM Balance Sheet"), together with pro forma interim consolidated statements of income, members' equity and cash flows for the period then ended.

     SECTION 3.6 Absence of Certain Changes or Events. Except for liabilities and obligations incurred in connection with this Agreement, the Affiliate Contribution or the transactions contemplated hereby and thereby and except as permitted by Section 5.1(a) or set forth in Schedule 3.6 of the Disclosure Schedules, since September 30, 1999, CM and the CM Affiliates have conducted their businesses only in the ordinary course and there has not been (i) any CM Material Adverse Change, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, securities or property) with respect to any CM Company Interest or any issued and outstanding equity interest in any of the CM Affiliates ("CM Affiliate Interest"), (iii) any split, combination or reclassification of any CM Company Interest or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for any CM Company Interest, (iv)(A) any granting by CM or any CM Affiliate to any current or former director, executive officer or other key employee of any increase in compensation, bonus or other benefits, except for normal increases as a result of promotions, normal increases of base pay in the ordinary course of business or as was required under any employment agreements in effect as of the date hereof, (B) any granting by CM or any CM Affiliate to any such current or former director, executive officer or key employee of any increase in severance or termination pay, or (C) any entry by CM or any CM Affiliate into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, (v) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by CM or any CM Affiliate materially affecting the assets, liabilities or business of CM or any CM Affiliate, (vi) any tax election that, individually or in the aggregate, would have a CM Material Adverse Effect or have a material adverse effect on any of the tax attributes of CM or any CM Affiliate or any settlement or compromise of any material income tax liability, or (vii) any cancellation of any debts or waived any claims or rights of substantial value.

     SECTION 3.7 Compliance with Applicable Laws; Litigation. (a) CM, the CM Subsidiaries and their respective employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of CM and the CM Subsidiaries (the "CM Permits") substantially in the manner heretofore conducted, except where the failure to have any such CM Permits, individually or in the aggregate, would not have a CM Material Adverse Effect. CM and the CM Subsidiaries are in compliance with the terms of the CM Permits and all

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

applicable statutes, laws, ordinances, rules and regulations (including, without limitation, laws relating to environmental or occupational health and safety conditions or standards), except where the failure so to comply, individually or in the aggregate, would not have a CM Material Adverse Effect. None of CM, the CM Subsidiaries nor the CM Affiliates has received notice that any CM Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and CM has no knowledge of any reasonable basis for any such termination, modification or nonrenewal, except for such terminations, modifications or nonrenewals as would not, individually or in the aggregate, have a CM Material Adverse Effect. The execution, delivery and performance hereof and the consummation of the transactions contemplated hereby do not and will not violate any CM Permit, or result in any termination, modification or nonrenewals thereof, except for such violations, terminations, modifications or nonrenewals thereof as would not, individually or in the aggregate, have a CM Material Adverse Effect.

     (b) As of the date hereof, except as set forth in Schedule 3.7(b) of the Disclosure Schedules, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any Person, in each case with respect to CM, any of the CM Subsidiaries, any of the CM Affiliates or any of their respective properties which, individually or in the aggregate, is reasonably likely to result in a CM Material Adverse Effect is pending or, to the knowledge of CM, threatened.

     SECTION 3.8 Absence of Changes in Benefit Plans. Schedule 3.8 of the Disclosure Schedules lists (i) all written severance, retirement and employment agreements of CM and the CM Affiliates with respective directors, executive officers or key employees, (ii) all written severance programs and policies of CM and the CM Affiliates, and (iii) all written plans or arrangements of CM and the CM Affiliates relating to its respective employees which contain change in control provisions, and CM has delivered or made available to CD true and complete copies thereof. Except as set forth in Schedule 3.8 of the Disclosure Schedules, since September 30, 1999 there has not been any adoption or amendment in any material respect by CM or any CM Affiliate of any collective bargaining agreement, employment agreement, consulting agreement, severance agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of CM or any of the CM Affiliates (collectively, the "CM Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any CM or CM Affiliate pension plans, or any material change in the manner in which contributions to any CM or CM Affiliate pension plans are made or the basis on which such contributions are determined.

     SECTION 3.9 ERISA Compliance. (a) With respect to the CM Benefit Plans, no event has occurred and, to the knowledge of CM, there exists no condition or set of circumstances, in connection with which CM, any of the CM Subsidiaries or any of the CM Affiliates could be subject to any liability under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law that would, individually or in the aggregate, have a CM Material Adverse Effect.

     (b) Each CM Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any CM Benefit Plan that, individually or in the aggregate, would not have a CM Material Adverse Effect. CM, the CM Affiliates and all the CM Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that, individually or in the aggregate, would not have a CM Material Adverse Effect. Each CM Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any CM Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of CM, no fact or event has occurred since the date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such CM Benefit Plan or the exempt status of any such trust.

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

     (c) Neither CM nor any of the CM Affiliates have incurred any unsatisfied liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No CM Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the knowledge of CM, there are not any facts or circumstances that would materially change the funded status of any CM Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No CM Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

     (d) With respect to each of the CM Benefit Plans (other than a multiemployer plan) that is subject to Title IV of ERISA, the present value of accrued benefits under each such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not, as of its latest valuation date, exceed the then current value of the aggregate assets of such plans allocable to such accrued benefits in any material respect.

     (e) No CM Benefit Plan provides medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee) other than individual arrangements the amounts of which are not material.

     (f) As of the date hereof, neither CM nor any CM Affiliate is a party to any collective bargaining or other labor union contract applicable to persons employed by CM or any CM Affiliate and no collective bargaining agreement is being negotiated by CM or any CM Affiliate. As of the date hereof, there is no labor dispute, strike or work stoppage against CM or any CM Affiliate pending or, to the knowledge of CM, threatened which may interfere with the business activities of CM or any CM Affiliate, except where such dispute, strike or work stoppage, individually or in the aggregate, would not have a CM Material Adverse Effect. As of the date hereof, to the knowledge of CM, neither CM nor any CM Affiliate nor any of their respective representatives or employees has committed any material unfair labor practice in connection with the operation of the business of CM or any CM Affiliate and there is no material charge or complaint against CM or any CM Affiliate by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

     (g) No employee of CM or the CM Affiliates will be entitled to any material payment, additional benefits or any acceleration of the time of payment or vesting of any benefits under any CM Benefit Plan as a result of the transactions contemplated hereby (either alone or in conjunction with any other event such as a termination of employment), except as provided in Section 6.4 hereof.

     SECTION 3.10 Taxes. Except as set forth in Schedule 3.10 of the Disclosure Schedules, (a) CM, each of the CM Subsidiaries and each of the CM Affiliates have (i) timely filed all material Tax Returns (as defined herein) required to be filed by it and all such Tax Returns are true, complete and correct in all material respects, and (ii) timely paid all Taxes (as defined herein) shown as due on such Tax Returns. None of CM, the CM Subsidiaries nor the CM Affiliates has requested an extension of time within which to file any material Tax Return in respect of any taxable period which Tax Return has not since been filed;

     (b) No deficiencies for any material Taxes have been assessed in writing against CM, any CM Subsidiary or any CM Affiliate that have not been paid in full or which are not adequately reserved for, except for deficiencies that, individually or in the aggregate, would not have a CM Material Adverse Effect. No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes of CM, any of the CM Subsidiaries or any of the CM Affiliates;

     (c) Except as reflected in the Financial Statements, CD shall have no liability with respect to CM, any CM Subsidiary or any CM Affiliate for Taxes due for the 1999 tax year and for that portion of the 2000 tax year that ends on the Closing Date, and the CM Affiliates shall be solely responsible for any such liability;

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

     (d) There are no material Liens for Taxes upon the assets or properties of CM, any of the CM Subsidiaries or any of the CM Affiliates, except for statutory Liens for Taxes not yet due or contested in good faith; and

     (e) As used herein, "Taxes" shall include all (x) federal, state, local or foreign income, property, sales, use, excise, withholding, transfer, recording and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, and (y) "Tax Return" shall mean any report, return, document, declaration, information, return or filing (including any related or supporting information) with respect to Taxes.

     SECTION 3.11 Certain Contracts. Except for contracts and agreements set forth in Schedule 3.11 of the Disclosure Schedules and its agreement with BT Alex Brown, a copy of which has been provided to CD, CM is not a party to or bound by (i) any agreement relating to indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions), or guarantees of indebtedness, providing for payment or repayment in excess of $25,000, (ii) any agreements providing for the indemnification by CM or any of the CM Subsidiaries of any person, except those entered into in the ordinary course of business, (iii) any agreements relating to the purchasing of goods by, or furnishing of services to, CM or any of the CM Subsidiaries (A) requiring financial commitments in excess of $25,000 or (B) having a term which is greater than six months and an aggregate commitment in excess of $25,000 and which is not terminable by CM or any of the CM Subsidiaries on less than ninety
(90) days' notice without the payment of any termination fee or similar payment,
(iv) any contracts, agreements and other arrangements for the sale of inventories, goods or assets or for the furnishing of services by CM or any of the CM Subsidiaries (A) with firm commitments having a value in excess of $25,000 or (B) having a term which is greater than six months and which is not terminable by CM or any of the CM Subsidiaries on less than ninety (90) days' notice without payment of any termination fee or similar payment, (v) any material joint venture, partnership or similar documents or agreements, (vi) any agreements that limit or purport to limit the ability of CM or any of the CM Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any assets having an aggregate value in excess of $25,000, (vii) any non-competition agreement or any other agreement or obligation which purports to limit in any respect the manner in which, or the localities in which, any business may be conducted, (viii) contracts or agreements providing for future payments that are conditioned in whole or in part, on a change of control of CM and the CM Subsidiaries taken as a whole or which would reasonably be expected to materially delay or prevent the consummation of any of the transactions contemplated hereby (all contracts of the type described in clauses (i) through (viii) being referred to herein as "CM Material Contracts"). Each CM Material Contract is valid and binding on CM (or, to the extent a CM Subsidiary is a party, such subsidiary) and is in full force and effect, and CM and each CM Subsidiary have in all material respects performed all obligations required to be performed by them to date under each CM Material Contract. Neither CM nor any CM Subsidiary knows of, or has received notice of, any material violation or default under (nor, to the knowledge of CM, does there exist any condition which with the passage of time or the giving of notice or both would result in such a material violation or default under) any CM Material Contract.

     SECTION 3.12 Title to Properties; Encumbrances. CM and each CM Subsidiary has good, valid and marketable title to all the properties and assets that it purports to own (tangible and intangible) free and clear of all Liens (except for such Liens or defects that, individually or in the aggregate, would not have a CM Material Adverse Effect), including all the properties and assets reflected in the CM Balance Sheet (except for property sold since the date of the CM Balance Sheet in the ordinary course of business and consistent with past practice) and all such properties and assets purchased by CM or any CM Subsidiary since the date of the CM Balance Sheet. The rights, properties and other assets presently owned, leased or licensed by the CM and the CM Subsidiaries and described elsewhere herein include all such rights, properties and other assets necessary to permit CM and the Subsidiaries to conduct their respective businesses in all material respects in the same manner as such businesses have been conducted prior to the date hereof.

     SECTION 3.13 Lease. Schedule 3.13 of the Disclosure Schedules lists each lease pursuant to which CM or any CM Subsidiary leases any real or personal property (excluding leases relating solely to personal
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

property calling for rental or similar periodic payments not exceeding $25,000 per annum) (each a "Lease"). Each Lease is valid, binding and enforceable in accordance with their terms and is in full force and effect. The leasehold estate created by each Lease is free and clear of all Liens, except for such Liens that, individually or in the aggregate, would not have a CM Material Adverse Effect. There are no existing defaults by CM or any CM Subsidiary under any of the Leases. No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any Lease. Each lessor under each Lease has consented (where such consent is necessary) to the consummation of the transactions contemplated hereby without requiring modification in the rights or obligations of the lessee thereunder.

     SECTION 3.14 Real Property.  CM does not own any real property.

     SECTION 3.15 Brokers. No broker, investment banker, financial advisor or other person, other than Deutsche Bank Securities Inc., the fees and expenses of which will be paid by CM prior to the Closing Date, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of CM or any member of CM.

     SECTION 3.16 Relationship with Certain Public REITs. (a) Each of the advisory agreements listed on Schedule 3.16(a) of the Disclosure Schedules (the "Advisory Agreements") is in full force and effect; none of CM, the CM Subsidiaries nor the CM Affiliates has received any notice of cancellation or termination of any Advisory Agreement; and there exists no event of default or occurrence, condition or act on the part of CM, the CM Subsidiaries or the CM Affiliates or, to the knowledge of CM, on the part of the other parties to the Advisory Agreements, which constitutes or would constitute (with notice or lapse of time or both) a breach of or default under any of the Advisory Agreements except for such breach or defaults that would not, individually or in the aggregate, result in a CM Material Adverse Effect.

     (b) To the knowledge of CM, (i) each of the entities for which CM provides advisory services pursuant to the advisory agreements listed on Schedule 3.16(a) of the Disclosure Schedules (the "Public REITs") is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, financial condition or results of operations of such Public REIT, and (ii) since September 30, 1999, there has not been any material adverse change in the business, properties, assets, financial condition or results of operations of the Public REITs.

     SECTION 3.17 Affiliate Contribution. The Affiliate Contribution and the transactions contemplated thereby have been duly authorized by all necessary action on the part of CM and the CM Affiliates and have been consummated prior to the date hereof in accordance with their terms.

     SECTION 3.18 Information Supplied. None of the information supplied or to be supplied by CM specifically for inclusion or incorporation by reference in the Consent Solicitation (as defined herein) will, at the date it is first mailed to CD's shareholders or at the time of the CD Shareholder Approval (as defined in Section 4.8), contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF CD

     Except as set forth in the Disclosure Schedules, CD represents and warrants to CM as follows:

     SECTION 4.1 Organization, Standing and Requisite Power. (a) Each of CD and Newco is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as now being conducted. Each of CD and Newco is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) as a foreign limited liability company in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of CD and its subsidiaries, taken as a whole (a "CD Material Adverse Effect"). A "CD Material Adverse Change" shall mean any change or event which, individually or in the aggregate, has or would reasonably likely have a CD Material Adverse Effect. Newco has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its organization.

     (b) CD has delivered to CM prior to the execution hereof complete and correct copies of its limited liability company agreement and other organizational documents, in each case as amended to date.

     SECTION 4.2 Subsidiaries. Except as set forth on Schedule 4.2 of the Disclosure Schedules, (i) all the outstanding shares of capital stock of each subsidiary of CD that is a corporation have been validly issued and are fully paid and nonassessable, are owned by CD or by subsidiary of CD free and clear of all Liens, other restrictions and limitations on voting rights and (ii) all equity interests in each subsidiary of CD that is a limited liability company or partnership are owned by CD or by a subsidiary of CD free and clear of all Liens, other restrictions and limitations on voting rights. Each subsidiary of CD that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each subsidiary of CD that is a limited liability company or partnership is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each subsidiary of CD is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) as a foreign corporation, limited liability company, partnership, joint venture or trust, as the case may be, in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, have a CD Material Adverse Effect.

     SECTION 4.3 Capitalization. (a) At the close of business on December 20, 1999: (i) 25,682,017 CD Shares were issued and outstanding; and (ii) no CD Shares were held by CD in its treasury. All outstanding shares of CD Shares are, and all shares which may be issued, pursuant to this Agreement or otherwise will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 4.3, in the CD SEC Documents or in Schedule 4.3 of the Disclosure Schedules, and except as contemplated by Section 2.5 and Section 6.4 hereof, as of the date hereof, (x) there are not issued, reserved for issuance or outstanding (A) any CD Shares, shares of capital stock or other voting securities of CD, or any subsidiary of CD, (B) any securities of CD or any Subsidiary of CD convertible into or exchangeable or exercisable for shares of capital stock or voting securities of CD, or any subsidiary of CD, (C) any warrants, calls, options or other rights to acquire from CD or any Subsidiary of CD, and any obligation of CD or any Subsidiary of CD to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of CD, or any subsidiary of CD, and (y) there are no outstanding obligations of CD or any Subsidiary of CD to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.
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

     (b) All of the authorized and outstanding limited liability company interests of Newco are owned by CD and are duly authorized, validly issued, fully paid and nonassessable.

     SECTION 4.4 Authority; Noncontravention; Consents and Approvals. CD and Newco have all requisite power and authority to enter into this Agreement and, subject to the approval of holders of CD Shares as contemplated by Section 6.1 hereof, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of CD and Newco and the consummation by each of CD of the transactions contemplated hereby have been duly authorized by all necessary action on the part of CD and Newco except for the approval of holders of CD Shares as contemplated by Section 6.1 hereof. This Agreement has been duly executed and delivered by each of CD and Newco and, assuming the due authorization, execution and delivery by CM, constitutes the legal, valid and binding obligations of each of CD and Newco, enforceable against each of CD and Newco in accordance with its terms, subject, in the case of the Merger, to the approval of the shareholders of CD to be sought in connection with the consent solicitation contemplated by Section 6.1. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of CD or any of its subsidiaries under, (i) the limited liability company agreement of CD or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, guarantee, lease, agreement or other instrument, permit, concession, franchise, license or similar authorization applicable to CD or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CD or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not (x) have a CD Material Adverse Effect or (y) reasonably be expected to materially delay or prevent CD or Newco from performing their obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to CD or any of its subsidiaries in connection with the execution and delivery of this Agreement by each of CD and Newco or the consummation by CD and Newco of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (iii) as may be required pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and the rules and regulations thereunder, or any successor law, rules or regulations (the "HSR Act"), (iv) as may be required pursuant to the Securities Act of 1933, as amended (the "Securities Act"), (v) as may be required pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), (vi) such filings with and approvals of the NYSE to permit the CD Shares that are to be issued in the Merger to be authorized for quotation on the NYSE and (vii) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not (x) have a CD Material Adverse Effect or (y) reasonably be expected to materially delay or prevent CD or Newco from performing their obligations under this Agreement.

     SECTION 4.5 SEC Documents; Undisclosed Liabilities. CD has timely filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act and the Exchange Act, (the "CD SEC Documents"). As of their respective dates, the CD SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such CD SEC Documents, and none of the CD SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CD included in the CD SEC

Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of CD and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities and obligations incurred in connection with this Agreement or the transactions contemplated hereby, neither CD nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a CD Material Adverse Effect.

     SECTION 4.6 Absence of Certain Changes or Events.  Except as set forth in
Schedule 4.6 of the Disclosure Schedules, and except for liabilities and obligations incurred in connection with this Agreement or the transactions contemplated hereby, and except as set forth in the CD SEC Documents or as permitted by Section 5.1(b), CD and its subsidiaries have conducted their business only in the ordinary course and there has not been (i) any CD Material Adverse Change, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of CD's capital stock, (iii) any split, combination or reclassification of any of CD's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of CD's capital stock, except for issuances of CD Common Stock upon exercise of CD employee stock options, in each case, awarded prior to the date hereof in accordance with their present terms or issued pursuant to Section 5.1(b), (iv) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by CD materially affecting its assets, liabilities or business or (v) any tax election that, individually or in the aggregate, would have a material adverse effect on CD or any of its tax attributes or any settlement or compromise of any material income tax liability.

     SECTION 4.7 Brokers. No broker, investment banker, financial advisor or other person, other than Robert A. Stanger & Co. Inc., is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of CD.

     SECTION 4.8 Voting Requirements. The affirmative vote of the holders of at least a majority of all outstanding CD Shares to adopt the terms of this Agreement (the "CD Shareholder Approval") is the only vote of the holders of any class or series of the Company's securities necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

     SECTION 4.9 Opinion of Financial Advisor. CD has received the opinion of Robert A. Stanger & Co., Inc., dated the date hereof, to the effect that, as of such date the payment of the Merger Consideration in the Merger is fair from a financial point of view to CD.

     SECTION 4.10 Information Supplied. None of the information supplied or to be supplied by CD for inclusion or incorporation by reference in the consent solicitation to be delivered to holders of CD Shares in connection with the CD Shareholder Approval (the "Consent Solicitation") will, at the date it is first mailed to the holders of CD Shares or at the time of the CD Shareholder Approval, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. The Consent Solicitation will comply as to form in all material respects with the applicable provisions of the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by CD with respect to statements made therein based on information supplied by CM or its representatives for inclusion in the Consent Solicitation or with respect to information concerning CM or any of the CM Subsidiaries incorporated by reference in the Consent Solicitation.

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

     SECTION 4.11 Taxes.  Except as set forth in Schedule 4.11 of the Disclosure
Schedules: (a) CD and each of the subsidiaries have (i) timely filed all material Tax Returns required to be filed by it and all such Tax Returns are true, complete and correct in all material respects, and (ii) timely paid all Taxes shown as due on such Tax Returns. Neither CD nor any of its subsidiaries has requested an extension of time within which to file any material Tax Return in respect of any taxable period which Tax Return has not since been filed;

     (b) Except as disclosed in Schedule 4.11 of the Disclosure Schedules, no deficiencies for any material Taxes have been assessed in writing against CD or any of its subsidiaries that have not been paid in full or which are not adequately reserved for, except for deficiencies that, individually or in the aggregate, would not have a CD Material Adverse Effect. No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes of CD or any of its subsidiaries; and

     (c) There are no material Liens for Taxes upon the assets or properties of CD or any of its subsidiaries, except for statutory Liens for Taxes not yet due or contested in good faith.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 5.1 Conduct of Business. (a) Interim Operations. Except as set forth in Schedule 5.1(a) of the Disclosure Schedules, as otherwise expressly contemplated by this Agreement or as consented to by CD in writing, such consent not to be unreasonably withheld or delayed, during the period from the date hereof to the Effective Time, CM and the CM Subsidiaries shall carry on their business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date hereof to the Effective Time, CM shall not, and CM shall not permit any of the CM Subsidiaries to:

          (i) other than dividends and distributions by a direct or indirect wholly-owned subsidiary of CM to its parent, (x) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its limited liability company interests or capital stock, (y) split, combine or reclassify any of its limited liability company interests or capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its limited liability company interests or capital stock, except for issuances of CM Company Interests upon the exercise of options pursuant to any CM Benefit Plan outstanding as of the date hereof in accordance with their present terms, or (z) purchase, redeem or otherwise acquire any of its limited liability company interests or capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any of its limited liability company interests or capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such interests or stock, voting securities or convertible securities;

          (iii) amend its limited liability company agreement, articles of organization, by-laws or other comparable organizational documents;

          (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person (except Newco);

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien other than liens which, individually or in the aggregate, do not or cannot be reasonably anticipated to have a CM
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

     Material Adverse Effect or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice;

          (vi) take any action that would cause the representations and warranties set forth in Section 3.6 to no longer be true and correct;

          (vii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for the obligations of any person for borrowed money;

          (viii) other than for normal merit increases and for payment of any year-end bonus, increase the compensation of, or pay any bonus to, any employee of CM or the CM Subsidiaries, agree to do any of the foregoing, or enter into any other agreement or arrangement with respect to employment or compensation;

          (ix) change its methods of accounting (or underlying assumptions) in effect at December 31, 1998, except as required by changes in GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of the Company for the taxable year ending December 31, 1998 except as required by changes in law or regulation;

          (x) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the CM Balance Sheet or incurred in the ordinary course of business with past practice since the date thereof;

          (xi) create, renew, amend, terminate or cancel, or take any other action that may result in the creation, renewal, amendment, termination or cancellation of any CM Material Contract except in the ordinary course of business;

          (xii) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers, directors or partners or any affiliates or the immediate family members or associates of any of its officers, directors or partners other than compensation advances in the ordinary course of business consistent with past practice; or

          (xiii) authorize, or commit or agree to take, any of the foregoing actions;

     provided that the limitations set forth in this Section 5.1(a) shall not apply to any transaction between CM and any wholly-owned subsidiary or between any wholly-owned subsidiaries of CM.

     (b) Other Actions. Except as required by law, CM, CD and Newco shall not voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth herein that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or (iii) any of the conditions to the Merger set forth in Article VII not being satisfied.

     (c) Advice of Changes. CM and CD shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained herein that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VII to be satisfied; provided, however, that no such notification shall

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

affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.1 CD Shareholder Approval. CD shall as promptly as practicable prepare, file and mail to the holders of CD Shares the Consent Solicitation for the purpose of obtaining the CD Shareholder Approval and shall, through its Board of Directors and subject to the fiduciary duties of the Board of Directors, recommend to the holders of CD Shares the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby.

     SECTION 6.2 Access to Information. Each of CM and CD shall, and shall cause each of their respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of CM and CD shall, and shall cause each of their respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this Section 6.2 shall affect any representation or warranty given by the other party hereto.

     SECTION 6.3 Reasonable Efforts. (a) Upon the terms and subject to the conditions set forth herein, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated hereby, and to fully carry out the purposes hereof.

     (b) In connection with and without limiting the foregoing, CM and CD shall
(i) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, or any of the other transactions contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, or any other transaction contemplated hereby, take all reasonable action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby.

     SECTION 6.4 Stock Options; Certain Employee Matters. As of the Effective Time, each person identified on Schedule 6.4 (the "Interest Holders"), each Interest Holder having an interest an Equity Interest under the PEP Plan and the SAR Plan, shall, subject to the prior consent of such Interest Holder, automatically have their Equity Interest in the PEP Plan and the SAR Plan cancelled and retired and such interest shall cease to exist. In exchange for consenting to such cancellation, each consenting Interest Holder shall receive at the Effective Time an incentive award under CD's 1997 Share Incentive Plan (the "CD Incentive Plan") in the form of an option (the "CD Option(s)") to purchase from CD (i) the

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

number of CD Shares as specified on Schedule 6.4 at the exercise price set forth in such schedule, which shall vest ratably over a period of three years, and
(ii) the number of restricted CD Shares as specified on Schedule 6.4, at the exercise price set forth in such schedule which shall vest ratably over a period of four years. CD covenants and agrees to issue the CD Options, to reserve and make available for issuance upon exercise of the CD Options all CD Listed Shares covered thereby and to amend its Registration Statement on Form S-8, if required, or file a new registration statement to cover the additional CD Listed Shares subject to the CD Options, if required.

     SECTION 6.5 Indemnification, Exculpation and Insurance. (a) CD agrees to maintain in accordance with their terms all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of CM as provided in its limited liability company agreement or by-laws, any indemnification agreements of CM and existing directors and officers insurance policies. In addition, from and after the Effective Time, directors and officers of CM who become directors or officers of CD will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of CD.

     (b) In the event that CD or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of CD assume the obligations set forth in this
Section 6.5.

     (c) The provisions of this Section 6.5 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives, (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise and (iii) will survive the Effective Time.

     SECTION 6.6 Fees and Expenses. All fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

     SECTION 6.7 Public Announcements. CD and CM will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements with respect to the transactions contemplated hereby, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with the NYSE. The parties agree that the initial press release to be issued with respect to the transactions contemplated hereby shall be in the form heretofore agreed to by the parties.

     SECTION 6.8 NYSE Listing. As promptly as practical after the date hereof and, in any event, prior to the Closing Date, CD shall use best efforts to cause the CD Shares issuable under Article II to be approved for listing on the NYSE, subject to official notice of issuance. This section shall survive the Effective Time.

     SECTION 6.9 Indemnification. (a) From and after the Closing, WPC, CCPI, Seventh, Eighth and Ninth shall jointly and severally indemnify and hold harmless CD, the Surviving Company and its subsidiaries (collectively, the "CD Indemnified Parties") from and against all liabilities or expenses, judgments, fines, losses, claims, damages and amounts paid in settlement, including consequential, incidental and punitive damages ("Damages") to the extent they are the result of, arise in connection with, or relate to (i) any inaccuracy in or breach of any representation or warranty contained in Article III hereof or
(ii) the failure of CM to duly perform or observe any term, provision, covenant or agreement required to be performed or observed by CM pursuant to this Agreement.

     (b) From and after the Closing, CD shall indemnify and hold harmless WPC, CCPI, Seventh, Eighth and Ninth and (collectively, the "WPC Indemnified Parties") from and against any Damages to the extent they are the result of, arise in connection with, or relate to (i) any inaccuracy in or breach of any representation or warranty contained in Article IV hereof, (ii) the failure of CD or Newco to duly perform or observe any term, provision, covenant or agreement required to be performed or observed by CD or Newco pursuant to this Agreement or (iii) any claim arising after the Closing Date for which WPC, CCPI, Seventh, Eighth and Ninth are not obligated to indemnify CD.

     (c) Notwithstanding anything herein to the contrary, no indemnification shall be available under Section 6.9(a)(i) or 6.9(b)(i) hereof unless and until the aggregate amount of Damages that would otherwise be subject to indemnification exceeds $250,0000 (such aggregate amount of Damages that would otherwise be subject to indemnification calculated without giving effect to any limitation as to "materiality" or "CM Material Adverse Effect" or "CD Material Adverse Effect" set forth in any representation or warranty contained in Article III or Article IV hereof) (the "Basket Amount"); provided that in the event such Damages exceed the Basket Amount, the indemnifying party shall indemnify the CD Indemnified Parties in the case of Section 6.9(a)(i) hereof or the WPC Indemnified Parties in the case of Section 6.9(b)(i) hereof only for those Damages in excess of such Basket Amount.

     (d) Notwithstanding anything herein to the contrary, the maximum aggregate liability of WPC, CCPI, Seventh, Eighth and Ninth under Section 6.9(a)(i) hereof or CD under Section 6.9(b)(i) hereof shall not exceed $30 million. WPC, CCPI, Seventh, Eighth and Ninth hereby agree that they will, in the aggregate, hold assets having a fair market value equal to at least $30 million for so long as they shall have indemnification obligations under this Section 6.9.

     (e) No action, claim or set-off for Damages subject to indemnification under this Section 6.9 shall be brought or made with respect to claims for Damages resulting from a breach of any agreement, covenant, representation or warranty contained herein after the date on which such covenant, representation or warranty shall terminate pursuant to Section 9.1 hereof; provided, however, that any claim made with reasonable specificity by the party seeking indemnification (the "Indemnified Party") to the party from which indemnification is sought (the "Indemnifying Party") within the time periods set forth above shall survive (and be subject to indemnification) until it is finally and fully resolved.

     (f) Upon receipt by the Indemnified Party of notice of any action, suit, proceeding, claim, demand or assessment against such Indemnified Party which might give rise to a claim for Damages, the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party indicating the nature of such claim and the basis therefore, provided that the failure to give such prompt notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent the Indemnifying Party or the defense of any such claim is prejudiced thereby. A claim to indemnity hereunder may, at the option of the Indemnified Party, be asserted as soon as Damages have been threatened by a third party orally or in writing, regardless of whether actual harm has been suffered or out-of-pocket expenses incurred, provided the Indemnified Party shall reasonably determine that it may be liable or otherwise incur such Damages. However, payments for Damages by the Indemnifying Party in respect of third party claims against the Indemnified Party shall not be required except to the extent that the Indemnified Party has expended out-of-pocket sums. The Indemnifying Party shall have the right, at its option, to assume the defense of, at its own expense and by its own counsel, any such matter involving the asserted liability of the Indemnified Party so long as the Indemnifying Party has acknowledged and agreed in writing that if the same is adversely determined, the Indemnifying Party will have an obligation to provide indemnification to the Indemnified Party in respect thereof. If any Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability; provided, however, that the Indemnifying Party shall not settle any such asserted liability without the written consent of the Indemnified Party (which consent will not be unreasonably withheld). No Indemnified Party shall have any right to settle or compromise any asserted liability in respect of any claim or proceeding of which the Indemnifying Party has assumed the defense as set forth above. Notwithstanding an election by the Indemnifying Party to assume the defense of such action or proceeding as set forth above, such Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses at least quarterly), if (A) the use of counsel chosen by the Indemnifying Party to represent such Indemnified Party would present such counsel with a conflict of interest; (B) the defendants in, or targets of, any such action or proceeding include both an Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action or proceeding on behalf of the Indemnified Party); (C) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party within a reasonable time after notice of the institution of such action or proceeding; or (D) the Indemnifying Party shall authorize such Indemnified Party to employ separate counsel at the Indemnifying Party's expense. In any event, the Indemnified Party and its counsel shall cooperate with the Indemnifying Party and its counsel and shall not assert any position in any proceeding materially inconsistent with that asserted by the Indemnifying Party.

     SECTION 6.10 Use of W.P. Carey Name. Notwithstanding Section 1.3 hereof, in the event that William P. Carey no longer serves as a member of the Board of Directors of CD, other than as a result of his voluntary resignation or retirement, disability due to physical or mental illness, or death, CD shall immediately cease to use, and shall cause its subsidiaries to cease to use, the name "W.P. Carey" or similar names in the operation of its business, it being understood, however, that CD shall be permitted to use the name "Carey Diversified".

     SECTION 6.11 Non-competition. (a) For five years following the Closing Date (the "Restricted Period") without the permission of the Independent Committee of the CD Board which will not be unreasonably withheld if there is an insignificant impact on CD, none of the CM Affiliates or any other entity affiliated with William P. Carey (other than CD) shall directly or indirectly,
(i) engage in the business of owning, operating or managing net lease commercial real estate properties (the "Net Lease Business") anywhere in the United States of America, England or France; or (ii) enter the employ or agency of, or render any services to or for, any entity that is engaged in the Net Lease Business anywhere in the United States of America, England or France other than CD; provided, however, any of the CM Affiliates or any other entity affiliated with William P. Carey may own, directly or indirectly, solely as a passive investment, securities of any publicly traded entity if it is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, "beneficially own" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, without regard to the 60 day period referred to in Rule 13d-3(d)(1)(i)) 5% or more of any class of securities of such entity; and provided further that William P. Carey may own directly or indirectly one or more net lease assets provided that the acquisition of any such asset shall have been approved by the Investment Committee of CD prior to its acquisition.

     (b) Each of the CM Affiliates acknowledges and agrees that the restrictive covenants and agreements contained herein are reasonable and valid in geographic, temporal and subject matter scope and in all other respects, and do not impose limitations greater than are necessary to protect the goodwill, confidential information, and other business interests of CD, its subsidiaries and its affiliates. If, however, any court subsequently determines that any of such covenants or agreements, or any part thereof, is invalid or unenforceable, the remainder of such covenants and agreements shall not thereby be affected and shall be given full effect without regard to the invalid portions.

     SECTION 6.12 Letter Agreement.  At or prior to the Effective Time, William
P. Carey and CD will enter into a letter agreement in the form of Exhibit A hereto.

     SECTION 6.13 Accountants' Letter. CM shall use its reasonable best efforts to cause to be delivered to CD "comfort" letters from PricewaterhouseCoopers LLP, independent public accountants for WPC, dated (i) as of the date of the Consent Solicitation and (ii) as of the Effective Time, and addressed to CD and its Board of Directors, in form and substance reasonably satisfactory to CD and customary for "comfort" letters delivered by independent accountants in accordance with Statement of Financial Accounting Standards No. 72 (SFAS 72) concerning the procedures undertaken by

PricewaterhouseCoopers LLP with respect to the financial statements and information of CM and the CM Affiliates included in the Consent Solicitation (including, without limitation, the pro forma financial information included in the Consent Solicitation) and other matters contemplated by SFAS 72.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     SECTION 7.1 Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) CD Shareholder Approval. The CD Shareholder Approval shall have been obtained.

          (b) Governmental and Regulatory Approvals. Other than the filing provided for under Section 1.3, all consents, approvals and actions of, filings with and notices to any Governmental Entity required of CM, CD, Newco or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained or taken, individually or in the aggregate, (i) is reasonably expected to have a CD Material Adverse Effect or a CM Material Adverse Effect, or (ii) will result in a violation of any laws, shall have been obtained, all in form and substance reasonably satisfactory to CM and CD.

          (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger, or (ii) which, individually or in the aggregate, otherwise is reasonably likely to have a CM Material Adverse Effect or CD Material Adverse Effect, as applicable; provided, however, that each of the parties shall have used all reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

          (d) NYSE Listing. The CD Shares issuable to holders of CM Company Interests as contemplated by Article II hereof shall have been approved for listing on the NYSE, subject to official notice of issuance.

     SECTION 7.2 Conditions to Obligations of CD and Newco. The obligation of CD and Newco to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of CM set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time(except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "CM Material Adverse Effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a CM Material Adverse Effect.

          (b) Performance of Obligations of CM. CM shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) No Material Adverse Change. At any time after the date hereof there shall not have occurred any CM Material Adverse Change.

          (d) CM Stock Options. As of the Effective Time, the CM Employee Stock Options shall have been amended pursuant to Section 6.4.

          (e) Consents.  The Consents shall have been obtained.

     SECTION 7.3 Conditions to Obligations of CM. The obligation of CM to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of CD set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality," or "CD Material Adverse Effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a CD Material Adverse Effect.

          (b) Performance of Obligations of CD. CD shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) No Material Adverse Change. At any time after the date hereof there shall not have occurred any CD Material Adverse Change.

     SECTION 7.4 Frustration of Closing Conditions. Neither CD nor CM may rely on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated hereby, as required by and subject to Section 6.3.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the CD Shareholder
Approval:

          (a) by mutual written consent of CD and CM;

          (b) by either CD or CM:

             (i) if the Merger shall not have been consummated by June 30, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; provided, however, that this Agreement may be extended not more than 30 days by either party by written notice to the other party if the Merger shall not have been consummated as a direct result of CD or CM having failed to receive all regulatory approvals required to be obtained with respect to the Merger;

             (ii) if the CD Shareholder Approval shall not have been obtained in connection with the Consent Solicitation; or

             (iii) if any Restraint having any of the effects set forth in
        Section 7.1(c) shall be in effect and shall have become final and nonappealable.

          (c) by CD or Newco, if CM shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained herein, which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.2(a) or (b).

          (d) by CM, if CD or Newco shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained herein, which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.3(a) or (b).

     SECTION 8.2 Effect of Termination. In the event of termination of this Agreement by either CM or CD as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of CD or CM, other than the provisions of Section 3.15, Section 4.7,
Section 6.7, this Section 8.2 and Article IX, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth herein.

     SECTION 8.3 Amendment. This Agreement may be amended by the parties at any time before or after the CD Shareholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the CD Shareholder without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     SECTION 8.4 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 8.3, waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder or otherwise shall not constitute a waiver of such rights.

     SECTION 8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to Section
8.4 shall, in order to be effective, require, in the case of CD or CM, action by its Board of Directors (including in the case of CD approval by the Independent Committee established for purposes of consideration and approval of the Merger) or, with respect to any amendment to this Agreement, the Independent Committee of its Board of Directors to the extent permitted by law.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.1 Survival of Representations and Warranties. All of the representations and warranties contained herein or in any instrument delivered pursuant hereto shall survive the Closing and remain in full force and effect until the first anniversary of the Closing Date. Notwithstanding the foregoing, the representations and warranties in Section 3.10 and Section 4.11 shall survive the Closing and remain in full force and effect until the applicable statute of limitations expire. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to CM, WPC, CCPI, Seventh, Eighth or Ninth, to:

            Carey Management LLC
            50 Rockefeller Plaza
            New York, New York 10020
            Telecopy No.: 212-977-3022
            Attention: William P. Carey
            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            919 Third Avenue
            New York, New York 10022
            Telecopy No.: (212) 735-2000
            Attention: J. Gregory Milmoe

        (b) if to CD or Newco, to

            Carey Diversified LLC
            50 Rockefeller Plaza
            New York, New York 10022
            Telecopy No.: (212) 997-3022
            Attention: Francis J. Carey

            with a copy to:

            Reed Smith Shaw & McClay LLP
            2500 One Liberty Place
            1650 Market Street
            Philadelphia, PA 19103
            Telecopy No. (215) 851-1420
            Attention: Michael B. Pollack

     SECTION 9.3 Certain Definitions.  For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise; and

          (b) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

     SECTION 9.4 Interpretation. When a reference is made herein to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used herein, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof. All terms defined herein shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained herein are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     SECTION 9.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) except for the provisions of Article II and Section 6.5, is not intended to confer upon any person other than the parties any rights or remedies.

     SECTION 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to applicable principles of conflict of laws thereof.

     SECTION 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 9.9 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

     SECTION 9.10 Headings; Schedules. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation hereof. Any matter disclosed pursuant to any Schedule to the Disclosure Schedules shall be deemed to be disclosed for all purposes under this Agreement but such disclosure shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

     SECTION 9.11 Severability. If any term or other provision hereof is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions hereof shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, CD, Newco, CM, WPC, CCPI, Seventh, Eighth and Ninth have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          Carey Diversified LLC

                                          By /s/ FRANCIS J. CAREY
                                            ------------------------------------
                                             Name: Francis J. Carey
                                             Title:  Chief Executive Officer

                                          WPC Acquisition LLC

                                          By: /s/ JOHN J. PARK
                                            ------------------------------------
                                              Name: John J. Park
                                              Title:  Managing Director

                                          Carey Management LLC

                                          By: /s/ JOHN J. PARK
                                            ------------------------------------
                                              Name: John J. Park
                                              Title:  Managing Director

                                          W.P. Carey & Co., Inc.

                                          By: /s/ JOHN J. PARK
                                            ------------------------------------
                                              Name: John J. Park
                                              Title:  Managing Director

                                          Carey Corporate Property, Inc.

                                          By: /s/ JOHN J. PARK
                                            ------------------------------------
                                              Name: John J. Park
                                              Title:  Managing Director

                                          Seventh Carey Corporate Property, Inc.

                                          By: /s/ JOHN J. PARK
                                            ------------------------------------
                                              Name: John J. Park
                                              Title:  Managing Director

                                          Eighth Carey Corporate Property, Inc.

                                          By: /s/ JOHN J. PARK
                                            ------------------------------------
                                              Name: John J. Park
                                              Title:  Managing Director

                                          Ninth Carey Corporate Property, Inc.

                                          By: /s/ JOHN J. PARK
                                            ------------------------------------
                                              Name: John J. Park
                                              Title:  Managing Director

                                                                       EXHIBIT A

                                WILLIAM P. CAREY
                             W.P. CAREY & CO. INC.
                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10022

                                                                          , 2000

Carey Diversified LLC
50 Rockefeller Plaza
New York, New York 10022

Dear Ladies and Gentlemen:

     All terms not otherwise defined in this letter agreement shall have the same meanings as in the Merger Agreement. At the Effective Time, the undersigned
will be issued        CD Shares (the "WPC CD Shares") as Merger Consideration.
In recognition of the benefit that such the Merger will confer upon him as a stockholder of CD and for other good and valuable consideration including the registration rights granted under the Registration Rights Agreement in substantially the form annexed hereto, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with CD that, during a period of three years from the Effective Time, he will not, without the prior written consent of the Board of Directors of CD, directly or indirectly, offer, offer to sell, sell, contract to sell or grant any option to purchase or otherwise dispose of or transfer any WPC CD Shares.

     Notwithstanding the foregoing, (i) one-third of the WPC CD Shares shall cease to be subject to this letter agreement and become freely transferable on each anniversary of the Effective Time. Unless otherwise agreed to in writing by the parties hereto, this letter agreement shall terminate on the earliest of (i) the date of the third anniversary of the Effective Time, (ii) the date on which the undersigned ceases to be a director or officer of CD and (iii) the date of his death.

     Notwithstanding anything herein to the contrary, the undersigned may transfer all or a portion of the WPC CD Shares (i) to immediate family members and trusts or similar entities for their benefit or for purposes of estate planning, (ii) to entities controlled by the undersigned or (iii) as a bona fide gift(s) provided, however, that in each case, any such transferee (other than transferees who are tax exempt organizations who are qualified under Section 501(c)(3) of the Internal Revenue Code who shall not be subject to this requirement) shall execute an agreement substantially identical to this letter agreement with respect to such WPC CD Shares.

                                          Very truly yours,

                                          --------------------------------------
                                          William P. Carey

The foregoing is accepted and agreed to
as of the date first above written:

CAREY DIVERSIFIED LLC

By:
----------------------------------------------------
Name:
Title:

                                                                       EXHIBIT B

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of
               , 2000, by and between CAREY DIVERSIFIED LLC, a limited liability company under the laws of the State of Delaware ("CD") and WILLIAM P. CAREY (together with his successors, affiliates and all other persons who from and after the date hereof acquire or are otherwise the transferee of any Registrable Securities (as hereinafter defined), herein referred to collectively as the "Members" and each individually as a "Member").

     WHEREAS, William P. Carey as of the Effective Time (as hereinafter defined)
will beneficially own an aggregate of                CD shares;

     WHEREAS, in connection with the Merger Agreement (as hereinafter defined), such Member is willing to enter into a lock-up agreement dated the date hereof (the "Lock-up Agreement") with CD; and

     WHEREAS, CD wishes to provide the Members with certain registration rights with respect to the Registrable Securities.

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereby agree as follows.

     Section 1. Definitions. In this Agreement, all terms not otherwise defined shall have the same meanings as in the Merger Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which the SEC is not open to receive filings.

     "CD Offering" shall mean any public offering of securities (other than in connection with employee benefit and similar plans or on Form S-4 or any successor form in connection with a merger) by CD.

     "Effective Time" shall mean the date and time at which the merger of WPC Acquisition LLC with and into Carey Management LLC pursuant to the Merger Agreement shall become effective.

     "Information Blackout" shall have the meaning specified in Section 5.3(a)(ii).

     "Lock-up Agreement" means the letter agreement, dated the date hereof, by and between William P. Carey and CD, whereby William P. Carey agreed to certain restrictions on the sale and transfer of CD Shares beneficially owned by him.

     "Merger Agreement" means the Agreement and Plan of Merger by and among CD, WPC Acquisition LLC, Carey Management LLC, W.P. Carey & Co. Inc., Carey Corporate Property, Inc., Seventh Carey Corporate Property Inc., Eighth Carey Corporate Property, Inc. and Ninth Carey Corporate Property, Inc.

     "NASD" shall mean the National Association of Securities Dealers.

     "Other Securities" shall mean any of CD's equity securities having the ordinary power to vote in the election of directors of CD, other than securities having such power only upon the occurrence of a default or any other extraordinary contingency.

     "Person" shall mean a corporation, association, partnership, joint venture, organization, business, individual, trust or any other entity or organization, including a government or any subdivision or agency thereof.

     "Registrable Securities" means all CD Shares and all other equity securities of CD acquired by the Members pursuant to the Merger Agreement or by transfers permitted under the Lock-up Agreement, provided that any such securities shall cease to be Registrable Securities when: (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act, and such securities shall have been disposed of in accordance with such registration statement; (b) all such securities shall have been distributed pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act; (c) all such securities are freely tradeable pursuant to Rule 144(k) (or any successor provision to such Rule) under the Securities Act; or (d) all such securities shall have ceased to be outstanding.

     "Registration Expenses" shall have the meaning specified in Section 3.2.

     "Sales Blackout Period" shall mean the number of days from a suspension of sales of the Members under Section 5.3(a) until the day when such sales may be resumed hereunder.

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Transaction Blackout" shall have the meaning specified in Section
5.3(a)(i).

     Section 2. Exercisability of Registration Rights.

     2.1 Effectiveness of Registration Rights. The registration rights set forth in Sections 3 and 4 hereof shall be effective on and from the Effective Time, provided that nothing herein shall affect the current Members' obligations to comply with the terms of the Lock-up Agreement.

     2.2 Joint Exercise of Rights. Except to the extent expressly set forth herein, the Members may jointly exercise the registration rights granted hereunder in such manner and in such proportion as they shall agree among themselves, provided that all Members who are transferees of Registrable Securities after the date hereof shall be subject to and bound by all of the terms and conditions hereof applicable to the Members transferring the Registrable Securities.

     Section 3. Demand Registrations.

     3.1 Notice. Subject to the terms and conditions set forth herein, upon written notice by the Member (or if there is more than one Member, the Member(s) holding a majority of Registrable Securities) requesting that CD effect the registration under the Securities Act of some or all of the Registrable Securities held by it, which notice shall specify the intended method or methods of disposition of such Registrable Securities, CD will use its best efforts to effect (at the earliest possible date) the registration, under the Securities Act, of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

          (a) if CD shall have previously effected a registration with respect to Registrable Securities pursuant to Sections 3 or 4 hereof, CD shall not be required to effect a registration pursuant to this Section 3 until the earlier of (i) 45 days from the effective date of the most recent such previous registration or (ii) the termination of any "black-out" or "lock-up" period required by the underwriters to be applicable to the Members in connection with such previous registration;

          (b) if, upon receipt of a registration request pursuant to this
     Section 3, CD is advised in writing (with a copy to the Members) by a recognized independent investment banking firm selected by CD and reasonably acceptable to each Member making such request that, in such firm's reasonable opinion, a registration at the time and on the terms requested would adversely affect in a significant manner any CD Offering that had been contemplated (as evidenced by resolutions of CD's Board of Managers duly adopted prior to the date of each Member's written notice requesting registration under this Section 3.1) by CD prior to the aforesaid written notice from such Member requesting registration, CD shall not be required to have declared effective a registration pursuant to this
     Section 3 until the earliest of (i) 90 days after the completion of such CD Offering, (ii) the termination of any "black-out" or "lock-up" period required by the underwriters, if any, to be applicable to Members of CD in connection with such CD Offering, or (iii) promptly after abandonment of such CD Offering;

          (c) if, within 10 days after the date of the aforesaid written notice from each Member requesting registration under this Section 3.1, CD determines (based on the advice of counsel to CD) that the filing of a registration statement would require the disclosure of material information, which disclosure would

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

     have a material adverse impact on CD's business or on a contemplated financing or strategic acquisition, CD shall not be required to effect a registration pursuant to this Section 3 until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) 60 days after CD makes such good faith determination, provided that this clause (c) may not be invoked by CD more than once in any consecutive 12 month period; and

          (d) subject to Section 5.3, CD shall not be obligated to effect more than three registrations pursuant to this Section 3.1.

     3.2 Registration Expenses.

     (a) As used in this Agreement, "Registration Expenses" shall include all expenses incident to CD's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements, and expenses of CD's counsel (United States and foreign, including local counsel) and accountants in connection with the registration of Registrable Securities to be disposed of under the Securities Act; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto (including SEC filing fees) and the mailing and delivering of copies thereof to the underwriters and dealers; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s), and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of; (iv) all expenses in connection with the qualification of Registrable Securities to be disposed of for offering and sale under state securities laws, (v) the filing fees incident to securing any required review by the NASD of the terms of the sale of Registrable Securities to be disposed of;
(vi) all fees and expenses incident to listing the Registrable Securities on the New York Stock Exchange or any national securities exchange or quotation system through or on which any equity securities of CD are then quoted or listed; and
(vii) all transfer taxes and other costs and expenses incidental to the transfer of Registrable Securities by the Members.

     (b) CD will pay, as incurred, all Registration Expenses in connection with any registration pursuant to this Section 3.

     (c) Members will be responsible for payment of any and all other expenses incurred by them in connection with the registration of their Registrable Securities pursuant to this Section 3, including, without limitation, underwriting discounts, brokerage and sales commissions, and fees and disbursements of Members' counsel.

     3.3 Third Person Shares. CD shall have the right to include securities for sale for the account of any Person in any registration of Registrable Securities requested pursuant to this Section 3; provided that if the Members requesting registration under this Section 3 are advised in writing (with a copy to CD) by a recognized independent investment banking firm selected by such Members and reasonably acceptable to CD that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering without adversely affecting the success of the distribution of the Registrable Securities being offered, then CD will include in such registration first, all the Registrable Securities and, second, the amount of other securities requested to be included in such registration that the Members are so advised can be sold in (or during the time of) such offering, allocated, if necessary, pro rata among the Persons requesting such registration on the basis of the number of the securities beneficially owned at the time by the Persons requesting inclusion of their securities and which are subject of such request for inclusion.

     3.4 Underwriting. Subject to the terms and conditions set forth herein, in connection with a registration with respect to Registrable Securities pursuant to this Section 3, the selling Members holding a majority of the Registrable Securities shall have the right to select the underwriter(s) of such Registrable Securities.

     Section 4. Piggyback Registration.

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

     4.1 Notice and Registration. If CD proposes to register for sale under the Securities Act (whether proposed to be offered for sale by CD or any other Person) Other Securities, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, CD will give prompt written notice to the Members of its intention to do so, and upon the written request of any Member delivered to CD within 20 Business Days after the giving of any such notice (which request shall specify Registrable Securities intended to be disposed of by the Member and the intended method of disposition thereof), CD will use its best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which CD has been so requested to register by such Member, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of Registrable Securities so to be registered; provided that:

          (a) If a registration pursuant to this Section 4 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of CD, and the sole underwriter or the lead managing underwriter, as the case may be, of such underwritten offering shall advise CD in writing (with a copy to the Members requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering without adversely affecting the success of the distribution of the securities being offered, then CD will include in such registration first, all the securities entitled to be sold pursuant to such Registration Statement without reference to the incidental registration rights of the Members and, second, the amount of other securities (including Registrable Securities) requested to be included in such registration that CD is so advised can be sold in (or during the time of) such offering, allocated, if necessary, pro rata among the holders thereof (including the Members) requesting such registration on the basis of the number of the securities (including Registrable Securities) beneficially owned at the time by the holders (including the Members) requesting inclusion of their securities and which are subject of such request for inclusion; provided, however, that in the event CD determines, by virtue of this paragraph, not to include in any such registration all of the Registrable Securities requested to be included in such registration, such holder(s) of Registrable Securities not included in such registration may, upon written notice to CD given within three days of the time such holder (including the Members) first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration.

          (b) CD shall not be required to effect any registration of Registrable Securities under this Section 4 on any registration statement filed on Form S-8 (or any successor form) in connection with a stock option or other employee benefit plan, or on Form S-4 (or any successor form) in connection with a merger.

     CD may withdraw any registration statement under this Section 4 at any time before it becomes effective, or postpone or cancel the offering of securities pursuant to such registration statement, without obligation or liability to the holders of Registrable Securities.

     No registration of Registrable Securities effected under this Section 4 shall relieve CD of its obligation to effect a registration of Registrable Securities pursuant to Section 3.

     4.2 Registration Expenses. CD will pay, as incurred, all Registration Expenses in connection with any registration pursuant to this Section 4. Members will be responsible for payment of any and all other expenses incurred by them in connection with the registration of their Registrable Securities pursuant to this Section 4, including, without limitation, underwriting discounts, brokerage and sales commissions, and fees and disbursements of Members' counsel.

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

     Section 5. Registration Procedures.

     5.1 Registration and Qualification. If and whenever CD is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3 and 4 hereof, CD will promptly as is practicable:

          (a) prepare, file and use its best efforts to cause to become effective a registration statement under the Securities Act with respect to the Registrable Securities to be offered;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by each selling Member set forth in such registration statement or, in the case of registration statements not governed by Rule 415 under the Securities Act, the expiration of nine months after such registration statement becomes effective, if earlier;

          (c) furnish to each selling Member and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus and such other documents as each selling Member or such underwriter may reasonably request;

          (d) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such United States jurisdictions as each selling Member or any underwriter of such Registrable Securities shall reasonably request and do any and all other acts and things which may be necessary or advisable to enable each selling Member or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided that CD shall not for any such purpose be required to register as a broker or dealer in any jurisdiction or qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

          (e) (i) furnish to each selling Member, addressed to it, an opinion of counsel for CD, dated the date of the closing under the underwriting agreement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel delivered to underwriters in underwritten public offerings of securities and such other matters as each selling Member may reasonably request and (ii) use its best efforts to furnish to each selling Member, addressed to it, a "cold comfort" letter signed by the independent public accountants who have certified CD's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein), and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as each selling Member may reasonably request; and

          (f) (i) immediately notify each selling Member at any time when a prospectus relating to a registration pursuant to Sections 3 or 4 hereof is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) at the request of each selling Member, prepare and furnish to each selling Member a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such Registrable

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

     Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

CD may require each selling Member to furnish to CD such information regarding the Member and the distribution of such securities as CD may from time to time reasonably request in writing and as shall be required by law or by the SEC or the NASD in connection with any registration.

     5.2 Underwriting.

          (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested hereunder, CD will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties and covenants by CD and such other terms and provisions as are customarily contained in underwriting agreement with respect to secondary distributions, including without limitation indemnities and contribution to the effect and to the extent provided in Section 7 hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 5.1(e). Each selling Member shall be a party to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, CD to and for the benefit of such underwriters shall also be made to and for the benefit of such Member.

          (b) In the event that any registration pursuant to Section 4 hereof shall involve, in whole or in part, an underwritten offering, CD may require Registrable Securities requested to be registered pursuant to
     Section 4 to be included in such underwriting on the same terms and conditions as shall be applicable to the Other Securities being sold through underwriters under such registration. In such case, each selling Member shall be a party to any such underwriting agreement. Such agreement shall contain such representations and warranties by each selling Member and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 7 hereof. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, CD to and for the benefit of such underwriters shall also be made to and for the benefit of each such selling Member.

     5.3 Blackout Periods. (a) Except as restricted below, at any time when a registration statement effected pursuant to Sections 3 or 4 hereunder relating to Registrable Securities is effective, upon written notice from CD to each selling Member that either:

          (i) CD has determined to engage in a CD Offering and has been advised in writing (with a copy to each selling Member) by a recognized independent investment banking firm selected by CD and reasonably acceptable to each selling Member that, in such firm's opinion, the selling Member's sale of Registrable Securities pursuant to the registration statement would adversely affect to a significant extent CD's own immediately planned CD Offering (a "Transaction Blackout"); or

          (ii) CD determines (based on advice of counsel to CD) that each selling Member's sale of Registrable Securities pursuant to the registration statement would require disclosure of material information, which disclosure would have a material adverse impact on CD's business or on a contemplated financing or strategic transaction (an "Information Blackout"), each selling Member shall suspend sales of Registrable Securities pursuant to such registration statement until the earlier of:

          (A) (1) in the case of a Transaction Blackout, the earliest of (a) 90 days after the completion of such CD Offering, (b) the termination of any "black-out" or "lock-up" period required by the underwriters, if any, to be applicable to members of CD in connection with CD Offering; or (c) promptly after abandonment of such CD Offering; or (2) in the case of an Information Blackout, the earlier of (a) the date upon which such material information is disclosed to the public or ceases to be material or (b) 60 days after CD makes such determination; or
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

          (B) such time as CD notifies each selling Member that sales pursuant to such registration statement may be resumed;

provided, that CD may not impose a Transaction Blackout during any underwritten public offering and CD shall only be permitted to deliver one notice of a Transaction Blackout within any consecutive 365 day period and, provided further, that the suspension of sales of Registrable Securities pursuant to Information Blackouts shall not exceed an aggregate of 90 days in any consecutive 365 day period.

     (b) Any delivery by CD of notice of a Transaction Blackout or Information Blackout during the 90 days immediately following effectiveness of any registration statement effected pursuant to Section 3 hereof shall give the Members the right, by notice to CD within 20 Business Days after the end of the applicable Sales Blackout Period, to cancel such registration and obtain one additional registration right for purposes of Section 3.1(d).

     (c) If there is a Transaction Blackout or an Information Blackout and each selling Member does not exercise its cancellation right, if any, pursuant to paragraph (b) of this Section 5.3, or if such cancellation right is not available, the nine-month time period set forth in Section 5.1(b), if applicable, shall be extended for a number of days equal to the number of days in the Sales Blackout Period.

     5.4 Public Trading. In connection with the registration of any offering of Registrable Securities under this Agreement, CD agrees to use its best efforts to effect the listing of such Registrable Securities on the New York Stock Exchange or any national securities exchange or quotation system through or on which any equity securities of CD are then quoted or listed.

     5.5 CD Lock-up. If any registration of Registrable Securities under the Securities Act pursuant to Section 3 or Section 4 involves an underwritten offering, CD agrees, if so required by the lead or managing underwriter, not to effect any public sale or distribution of any of its equity securities or securities convertible into or exchangeable or exercisable for any of such equity securities during a period commencing on the effective date of such registration and ending not more than 90 days thereafter, except (i) as part of and pursuant to such underwritten offering and (ii) pursuant to any registration statement that is effective as of the Effective Date.

     Section 6. Preparation; Reasonable Investigation.

     6.1 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, CD will give each selling Member and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of CD with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of each selling Member and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     Section 7. Indemnification and Contribution.

     7.1 Indemnification and Contribution.

     (a) In the event of any registration of any Registrable Securities hereunder, CD will enter into customary indemnification arrangements to indemnify and hold harmless each selling Member, its directors and officers, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter and each Person, if any, who controls such Member or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein, any amendment or supplement thereto or any document incorporated by reference therein or (ii) any omission or alleged omission to state therein a material fact
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

required to be stated therein or necessary to make the statements therein not misleading, and CD will reimburse each such Person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that CD shall not be liable in any such case to such selling Member or underwriter, as applicable, to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to CD by each selling Member or such underwriter, as applicable, for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of each selling Member or any such Person and shall survive the transfer of such securities by each selling Member. CD also shall agree to provide for contribution as shall be reasonably requested by each selling Member or any underwriters in circumstances where such indemnity is held unenforceable.

     (b) Each selling Member, by virtue of exercising its registration rights hereunder, agrees and undertakes to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Section 6) CD, each director of CD, each officer of CD who shall sign such registration statement, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls CD or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished by each selling Member to CD for inclusion in such registration statement or prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of CD or any such director, officer or controlling Person and shall survive the transfer of the Registrable Securities by each selling Member. Each selling Member also shall agree to provide for contribution as shall reasonably be requested by CD for any underwriters in circumstances where such indemnity is held unenforceable.

     (c) Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by CD and each selling Member with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

     Section 8. Miscellaneous.

     8.1 Governing Law. This agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

     8.2 Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

     8.3 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given:
(a) on the date of service if served personally on the party to whom notice is to be given; (b) on the day of transmission if sent by facsimile transmission to the facsimile number given below and telephonic confirmation of receipt is obtained promptly after completion of transmission; (c) on the day after delivery to FedEx or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (d) on the fifth day after mailing, if mailed to the party to

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

whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

         If to CD:

         Carey Diversified LLC
         50 Rockefeller Plaza
         New York, NY 10022
         Telecopy No.: (212) 997-3022
         Attention: Francis J. Carey

         If to any Member:

         William P. Carey
         50 Rockefeller Plaza
         New York, NY 10022
         Telecopy No.: (212) 997-3022

     Any party may change its address for the purpose of this Section 8.3 by giving the other party written notice of its new address in the manner set forth above.

     8.4 Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants or conditions hereof may be waived, only by a written instrument executed by or on behalf of the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term or covenant contained in this Agreement, in any one or more instances, shall not be deemed to be, nor construed as, a further or continuing waiver of any such condition, or of the breach of any other provision, term or covenant of this Agreement.

     8.5 Headings and Interpretation. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof," "hereunder" and "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. References in this Agreement to Sections shall be to Sections of this Agreement, unless otherwise indicated. Unless the context otherwise requires, (i) terms used in the plural include the singular, and vice versa, (ii) words in the masculine gender include the feminine and neuter, and vice versa, and (iii) the use of "or" is intended to be inclusive.

     8.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

     8.7 Transferability. Each Member may transfer the registration rights granted hereunder by transferring all or a portion of the Registrable Securities and sending a written notice thereof to CD. The written notice shall comply with
Section 8.3, be signed by both the Member transferring the registration rights and the transferee and include an undertaking by the transferee to comply with the terms and conditions of this Agreement applicable to the Member transferring the registration rights (or its transferee).

     8.8 No Inconsistent Agreements. CD will not on or after the date of this Agreement enter into any agreement which conflicts with the provisions of this Agreement or which grants registration or similar rights inconsistent with the rights herein. Without limiting the generality of the foregoing, CD will not grant incidental or piggyback registration rights to any Person giving such person priority over the Members for the purposes of the provisions of Section 4.1(a) hereof.

     The parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                          CAREY DIVERSIFIED LLC

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          By:
                                            ------------------------------------
                                              WILLIAM P. CAREY

                                                                     APPENDIX II

                                FAIRNESS OPINION

The Independent Committee of
  The Board of Directors of
Carey Diversified LLC
50 Rockefeller Plaza
New York, New York 10020

Gentlemen:

     We have been advised that Carey Diversified LLC ("CD", or the "Company") is entering into a transaction (the "Merger") in which Carey Management LLC ("CM"), a Delaware limited liability company into which certain assets and liabilities of certain affiliated companies (the "CM Affiliates") will be contributed as described in the Amended and Restated Agreement and Plan of Merger dated March 15, 2000 (the "Merger Agreement"), will be merged with and into WPC Acquisition LLC, a wholly owned subsidiary of the Company. In the Merger, the shareholders of the Company will be asked to approve the merger of CM into the Company and the issuance of common shares of CD ("CD Shares"), which will initially be subject to certain restrictions, to the holders of CM interests (the "CM Shareholders") in exchange for all the issued and outstanding limited liability company interests of CM (the "CM Company Interests"), as described below.

     We have been further advised that in connection with the Merger, the CM Company Interests will be converted into the right to receive an aggregate of eight million (8,000,000) CD Shares (the "Initial Shares") subject to certain downward adjustments relating to the audited 1999 net income of CM, and additional CD Shares ("Additional Shares" and together with the "Initial Shares" the "Merger Consideration"). We have been advised that the issuance of the Additional Shares is conditioned upon achievement of specific target levels of Funds From Operations per common share of CD as defined in the Merger Agreement ("FFO Targets") and the Total Return on CD Shares relative to the average Total Return produced by a defined group of twelve public real estate companies (the "Net-Lease REIT Total Return Index Companies") as defined in the Merger Agreement (the "Total Return Targets").

     With respect to the FFO Targets we have been advised that for each of four calendar years, including the year of the Merger (assuming the Merger takes place before July 1, 2000) and the three years following closing of the Merger in which CD's FFO Per Common Share, as defined in the Merger Agreement, exceeds the following FFO Targets for such year, four hundred thousand (400,000) additional CD Shares will be issued to the CM Shareholders: 2001 -- $2.41 per share; 2002 -- $2.45 per share, and 2003 -- $2.55 per share. In the event the Merger closes after April 30, 2000 but before July 1, 2000, the FFO Target for the year 2000 will be based on the closing date as follows: June 1 through June 15 -- $2.27; and June 16 through June 30 -- $2.26. In the event the Merger closes on or after July 1, 2000, the four annual FFO Targets will commence with the 2001 target and a 2004 FFO Target of $2.65 per share will be utilized. If CD fails to satisfy the FFO Targets with respect to any Target Year, the Additional Shares associated with that FFO Target will not be issued and will be permanently foregone.

     With respect to the Total Return Targets we have been advised that for each of four calendar years, including the year of the Merger (assuming the Merger takes place before July 1, 2000) and the three years following closing of the Merger in which CD's Total Return, as defined in the Merger Agreement, exceeds 105% of the average positive Total Return of the Net-lease REIT Total Return Index Companies (or 95% in the event the average Total Return of the Net Lease REIT Index Companies is negative), one hundred thousand (100,000) additional CD Shares will be issued to the CM Shareholders. In the event the Merger closes after July 1, 2000, the four annual Total Return Targets will commence with the calendar year 2001. If CD fails to satisfy the Total Return Target with respect to any Target Year, the Additional Shares associated with that Total Return Target will not be issued in that year, but will be issued in any subsequent year in which CD's cumulative compounded Total Return during the Target years exceeds 105% of the cumulative compounded Total Return during the Target years for the Net-lease REIT Total Return Index Companies.

     The Company has formed a Special Committee of the Board of Directors to consider certain matters relating to the Merger, and the Special Committee has requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to the fairness to the public shareholders of Carey Diversified, LLC (other than the shareholders and officers of CM), from a financial point of view, of the Merger Consideration.

     In the course of our review to render this opinion, we have, among other things:

     - Reviewed a draft of the Consent Solicitation Statement related to the Merger, which draft management of the Company and CM have indicated to be in substantially the form intended to be finalized and filed with the Securities and Exchange Commission;

     - Reviewed the Agreement and Plan of Merger and related schedules between the Company and CM dated December 21, 1999 and the Amended and Restated Agreement and Plan of Merger dated March 15, 2000;

     - Reviewed the Company's annual report to shareholders filed with the SEC on Form 10-K for the fiscal year ending December 31, 1998, and for the fiscal year ending December 31, 1999, which report the Company's management has indicated to be the most current financial statements available;

     - Reviewed the audited financial statements of W.P. Carey & Co., Inc. and Subsidiaries and Certain Affiliated Companies for the fiscal year ending December 31, 1998, interim financial statements prepared by management for the nine-month period ending September 30, 1999, pro forma financial statements prepared by management for the full year ending December 31, 1999, and audited financial statements for the year ending December 31, 1999, which report management has indicated to be the most current financial statements available;

     - Reviewed the proposal submitted to the Independent Committee of the Board of Directors of CD by W.P. Carey & Co., Inc. dated October 20, 1999 and related schedules thereto relating to the proposed Merger;

     - Reviewed summaries of the fee structures and key provisions of the advisory agreements between CM or the CM Affiliates and CD and four public real estate investment trusts (the "Advised Entities");

     - Reviewed summary internal historical and pro forma financial information and forecasts prepared by the management of the Company and management of CM of the results of operations of the Company and W.P. Carey & Co., Inc. and its subsidiaries and affiliates which will be contributed in the Merger, respectively (i) on a standalone basis without giving effect to the Merger, and (ii) on a consolidated basis pro forma the Merger;

     - Discussed with management of the Company conditions in the marketplace for net lease property transactions, conditions in current capital markets, current and projected operations and performance, financial condition, and future prospects of the Company and the combined company after the Merger;

     - Discussed with management of CM conditions in the marketplace for net leased investments, recent and prospective trends in fundraising and assets under management, the operations, financial condition, future prospects and projected operations and performance of CM and its affiliates and the combined company after the Merger;

     - Reviewed certain publicly available information relating to selected companies and/or transactions deemed relevant to our reviews regarding CD, CM and the Merger;

     - Reviewed historical market prices, trading volume and dividends for the CD Shares; and

     - Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In conducting our review and in rendering this fairness opinion, we have assumed that the definitive consent solicitation statement will not, when filed, differ in any material respect from the drafts thereof which we have reviewed. We have relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information that was publicly available, contained in the consent solicitation statement, or that was furnished or otherwise communicated to us by the Company and CM or the CM Affiliates, including without limitation the internal analyses and forecasts of the results of operations of the Company and CM on a standalone basis and giving effect to the Merger and we do not assume responsibility for such information. We have not performed an independent review or audit of these analyses and forecasts or of the assets and liabilities (contingent or otherwise) of CM or the CM Affiliates, and we have relied upon and assumed the accuracy of the internal analyses and forecasts. We have also relied on the assurance of the Company and CM and the CM Affiliates that any pro forma financial statements, projections, budgets, or information contained in the consent solicitation statement or otherwise provided to us were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments of the managements of the Company, CM and the CM Affiliates as to the future performance of the Company, CM and the CM Affiliates, and the Company pro forma the Merger; that the determination of all fees, charges and reimbursements earned or forecast to be earned by CM and or the CM Affiliates from the Advised Entities is consistent with the provisions of the Advisory/Management Agreements between CM or the CM Affiliates and the Advised Entities and the such agreements remain in full force and effect; that any material liabilities (contingent or otherwise) of the Company, CM and the CM Affiliates are as set forth in the consolidated financial statements of the Company, CM and the CM Affiliates respectively; that no material changes have occurred in the terms of the Advisory/Management Agreements, broker/dealer agreements, any other agreements material to the operations of CM or the CM Affiliates, or the information reviewed between the date of the information provided and the date of this letter; and that CD, CM and the CM Affiliates are not aware of any information or facts that would cause the information supplied to us to be inaccurate, incomplete or misleading in any material respect.

     We have not been requested to, and therefore did not: (i) select the method of determining the Consideration offered in the Merger; (ii) make any recommendation to the shareholders of CD or CM with respect to whether to approve or reject the Merger; or (iii) express any opinion as to: (a) the business decision to effect the Merger or alternatives to the Merger; (b) tax factors resulting from the Merger; (c) the price or trading range at which CD Shares may trade in the future on a stand-alone basis or following the Merger;
(d) the impact, if any, of the relative share ownership of the CM Shareholders on future business decisions of the Company or its shareholders; (e) the forecasts or the assumptions on which they were based; (f) the terms of employment agreements, grants or other compensation between CD and the officers of CM; or (g) any terms of the Merger other than the Merger Consideration. Although we evaluated the Merger Consideration and participated in discussions concerning the consideration to be paid, we did not propose the specific form or amount of Merger Consideration or terms related thereto. The Merger Consideration was determined by the Special Committee and CM in arms-length negotiations.

     Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that as of the date of our analysis the Merger Consideration is fair to the public shareholders of Carey Diversified LLC (other than the shareholders and officers of CM, to whom no opinion is being expressed), from a financial point of view.

     This letter does not purport to be a complete description of the analyses performed or the matters considered in rendering this opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. We have advised the Board of Directors of the Company that our entire analysis must be considered as a whole and that selecting any portions of our analysis and the factors considered by us, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made and the judgments applied in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to herein is not meant to indicate that such analysis was given greater weight than any other analysis. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the values of businesses may not reflect the prices at which businesses may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and Stanger does not assume responsibility for any future variations from such analyses or estimates.

     Our opinion is based on business, economic, real estate and securities markets, and other conditions as they existed and could be evaluated as of the date if our analysis and addresses the Merger Consideration in the context of information available as of the date of our analysis. Events occurring after that date may materially affect the financial results or values of the Company or CM or the assumptions used in preparing the opinion.

                                          Yours truly,

                                          /s/ ROBERT A. STANGER & CO., INC.

                                          Robert A. Stanger & Co., Inc.
                                          Shrewsbury, NJ
                                          May 5, 2000

                                REVOCABLE PROXY
                             CAREY DIVERSIFIED LLC

             Proxy for Annual Meeting of Shareholders June 28, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Carey Diversified LLC appoints John J. Park and Claude Fernandez, and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in Carey Diversified LLC at the Annual Meeting of Shareholders to be held on June 28, 2000 and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting, upon the following matters:

PROPOSAL ONE:

To Elect Directors for the Three-Year Term Expiring in 2003

[ ] FOR all nominees listed below           [ ] WITHHOLD AUTHORITY
--- (except as marked to the                --- (to vote for all nominees
    contrary below)                             listed below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

                            William P. Carey
                            Dr. Lawrence R. Klein
                            Charles C. Townsend, Jr.
                            Donald E. Nickelson


PROPOSAL TWO:

To approve the acquisition of the asset management    FOR   AGAINST     ABSTAIN
business of W.P. Carey & Co., Inc. and affiliates     [ ]     [ ]         [ ]
(which also serves as advisor to Carey
Diversified), and the issuance of up to 10,000,000
Listed Shares in connection therewith all as described in the Proxy.

PROPOSAL THREE:

To approve the amendment to the 1997 Listed Share     FOR   AGAINST     ABSTAIN
Incentive Plan of Carey Diversified (the "Plan")      [ ]     [ ]         [ ]
to increase the number of Listed Shares eligible to be awarded under the Plan from 700,000 to 2,600,000 Listed Shares, as described in the Proxy.


To approve such other matters as may properly come before the meeting at the discretion of the proxy holders

PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF THIS PROXY CARD IS SIGNED AND RETURNED, THIS PROXY WILL BE VOTED FOR NOMINEES, FOR PROPOSALS TWO AND THREE, AND FOR OR AGAINST ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY HOLDER. IF YOU DO NOT SIGN AND RETURN THIS PROXY CARD, YOUR INACTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST PROPOSALS TWO AND THREE.

You are not required to vote for all proposals, nor are you required to vote the same way for each proposal. The results of the voting on one proposal is not conditioned upon the success or failure of any other proposal.

Please note our records indicate you have the ownership position as indicated to the right of your name and address below.


SIGNATURE_____________________________________________ Dated__________, 2000
Please sign exactly as your name appears above. PLEASE MARK, SIGN, DATE AND MAIL THIS CONSENT CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.


                        DATED: ________________________ , 2000


                        ______________________________________
                        Signature of Shareholder

                        ______________________________________
                        Signature of Shareholder

                        SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

                            CONSENT CARD INSTRUCTIONS
                 (Please read carefully and follow instructions)

How to vote:
There are three easy ways to vote:

By Telephone:
1. Call the toll free number listed on your proxy card 24 hours a day, 7 days a week.
2. You will be asked to enter a Control Number, which is located on your proxy card.
3.  Follow the simple recorded instructions.
There is no charge for this call--Have your proxy card in hand.

By Internet:
1.  Follow the instructions at the Website address on your proxy card.
2. You will be asked to enter a Control Number, which is located on your proxy card.
3.  Follow the simple instructions.

By Mail:
Please complete, sign and date the accompanying proxy card and return it in the enclosed postage-paid return envelope.

By marking the proxy card, you may:
     - vote "FOR" or "WITHHOLD AUTHORITY" for all four director nominees as Directors of Carey Diversified LLC
     - "WITHHOLD AUTHORITY" as to any one or more individual director nominees by striking through the name of the nominee for which you wish to withhold authority
     - vote either "FOR", "AGAINST" or "ABSTAIN" as to the merger of Carey Diversified LLC with W.P. Carey & Co., Inc.
     - vote either "FOR", "AGAINST" or "ABSTAIN" as to the amendment to the 1997 Listed Share Incentive Plan

If you sign and return your proxy card without indicating your choices, you will be deemed to have voted as follows:

     - unmarked proxy cards will be counted as votes "FOR" all four director nominees, merger and plan amendment; and
     - if you vote "ABSTAIN" with respect to the merger or plan amendment, you will be deemed to have voted "AGAINST" them.

IF YOU FAIL TO VOTE ON THE MERGER AND PLAN AMENDMENT, YOUR INACTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THEM.

Additional detailed information about the election of directors, merger and the plan amendment is available by reference to the accompanying Proxy Statement.

If you have any questions or need assistance in completing your proxy card, please call Shareholder Communications Corporation, the Information Agent for the merger, toll-free at 1-800-611-9976.

YOUR VOTE IS IMPORTANT. PLEASE ACT PROMPTLY.

Carey Diversified LLC
50 Rockefeller Plaza
New York, NY 10020

Information Agent:
1-800-611-9976

                               [W.P. CAREY LOGO]

                            [CAREY DIVERSIFIED LOGO]

- America West Holdings Corp. [Photo of Building]

- Bell South Telecommunications, Inc. [Photo of Building]

- United Space Alliance LLC [Photo of Building]


W.P. CAREY FAMILY OF PROPERTIES

- PROPERTIES OWNED BY CDC
- PROPERTIES OWNED BY CPA(R) REITs (managed by Carey Management)


                                  [MAP OF USA]

DEAR FELLOW SHAREHOLDERS,


The board of directors requests your approval of a proposal to acquire the management businesses of W.P. Carey & Co., Inc. and its affiliates, which consists primarily of the management business of our investment advisor, Carey Management LLC, and the business of managing four real estate investments trusts. If the transaction is completed, the combined entity, which will be renamed W.P. Carey & Co. LLC, will be a fully integrated investment company and one of the nation's premier net lease firms. Changing the company's name to W.P. Carey & Co. LLC will capitalize on the strong corporate identity that W.P. Carey has built amount its clients and the investment community for over 25 years. The acquisition will be achieved through the merger of Carey Management LLC and a wholly-owned subsidiary of Carey Diversified LLC. W.P. Carey & Co., Inc. (and certain of its affiliates) has transferred to Carey Management LLC, all of the assets used for the management of Carey Diversified and the four real estate investment trusts. This merger is described in detail in the accompanying proxy solicitation statement, which you are urged to read carefully.

Carey Diversified's board of directors voted unanimously in favor of this transaction because it believes the proposed merger will provide many benefits to shareholders, including an immediate increase in funds from operations (FFO), increased access to capital, enhanced growth from the asset management business, a strengthened credit profile and future growth potential.

A special committee consisting of three independent members of Carey Diversified's board of directors carefully reviewed, considered and negotiated the terms of the proposed merger. Based on its review, the special committee has unanimously determined that the terms of the merger agreement, the related agreements and the merger are fair to and in the best interests of Carey Diversified and its public shareholders. In making this determination, the special committee considered, among other things, an opinion received from Robert A. Stanger & Co., Inc., the special committee's independent financial advisor, as to the fairness, from a financial point of view, of the consideration to be paid by Carey Diversified in the merger from the perspective of Carey Diversified's public shareholders.

                           PROPOSED COMPANY STRUCTURE
--------------------------------------------------------------------------------
           PRE-MERGER                                   PRE-MERGER
           ----------                                   ----------
 W.P. Carey & Co., Inc. (Private)              W.P. Carey & Co., LLC (Public)
             manages                                 owns and manages
        net lease assets                             net lease assets
---------------------------------            ---------------------------------
   MANAGES            MANAGES                     OWNS              MANAGES
   -------            -------                    -------            -------
                        CDC                    $850 million      $1.6 billion
   CPA (R)            (Public)               net lease assets   net lease assets
    REITs                                          CDC            CPA (R)/CIP
                                                  assets             assets




Information Agent: 1-800-611-9976                                   (continued)

REVENUES

The exhibit below shows
actual revenues and pro forma
revenues for the year ended
December 31, 1999. These
results would not necessarily
have occurred even if the
merger had occurred last year.


     - MANAGEMENT REVENUES
       FROM CAREY MANAGEMENT
       (excluding fees for CDC)
     - RENTAL REVENUES FROM
       PROPERTIES OWNED BY CDC
     (in millions)

[Bar Graph showing Pre-Merger of $81
 and Post-Merger (pro forma) of $120]



Taking into account the unanimous recommendation of the special committee, the board of directors of Carey Diversified has unanimously determined (with two directors affiliated with Carey Management, Messrs. Wm. Polk Carey and DuGan, abstaining) that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of Carey Diversified and its unaffiliated shareholders and has approved the merger agreement and the transactions contemplated by the merger agreement.

The merger is expected to reduce Carey Diversified's operating expenses by eliminating the management fees it currently pays to Carey Management and is expected to provide Carey Diversified with an additional source of revenue through fees for the management of four real estate investment trusts currently managed by Carey Management. These REITs own 201 properties with a total of over 18 million square feet of space. These additional management fees will be accretive during the first year of combined operations.

In effect, we will be uniting the business functions that are integral to the operation of the company. Carey Management personnel will become employees of the merged entity and will be responsible for acquisitions, financing, investment analysis, asset management, accounting and shareholder relations functions. In addition, we believe the merger will eliminate any actual or perceived conflicts of interest between Carey Diversified and Carey Management in the management of Carey Diversified, and potentially improve the company's valuation, as the investment community generally views internally managed companies more favorably.

In the merger, the shareholders of Carey Management will receive eight million shares ($133,000,000 based on a share price of $16.625) of W.P. Carey & Co. LLC. Carey Management shareholders may earn up to an additional two million shares of W.P. Carey & Co. LLC over a period of four years, if W.P. Carey & Co. LLC meets certain performance criteria. Wm. Polk Carey will receive 7,275,514 shares $120,955,420). Mr. Carey and Mr. DuGan, who will also receive shares, are directors of Carey Diversified.

While there can be no assurance that shareholders will ultimately benefit from the merger, the board believes the transaction is in the best interest of the shareholders. There are also potential conflicts of interests in the operation of W.P. Carey & Co. LLC as a result of the contingent consideration. Furthermore, current officers of Carey Diversified will receive all of the consideration being paid for W.P. Carey & Co., Inc.

W.P. Carey & Co. LLC will trade publicly on the New York Stock Exchange and on the Pacific Stock Exchange under the symbol "WPC". There will be no change in the total number of shares currently owned by each Carey Diversified shareholder. Immediately after the merger, public shareholders of Carey Diversified will own approximately 72% of the combined company. In general, the merger will not be a taxable event for Carey Diversified shareholders; however investors will have a lower tax basis than they had before the transaction. The change in tax basis will only effect the tax treatment of distributions from W.P. Carey & Co. LLC, and will not affect the gain or loss recognized on the sale of shares.

You are also being asked to approve an amendment to the 1997 Listed Share Incentive Plan to increase the number of shares eligible for issuance from 700,000 to 2,600,000 shares. This increase is necessary to allow for the granting of awards under the plan to the new employees of W.P. Carey & Co. LLC following the merger, to attract and retain executive officers and employees, to provide for management continuity and to create incentives for management performance and to align the interests of management and the shareholders.

In addition, you are being asked to re-elect directors for the three-year term expiring in 2003. The directors nominated for re-election are William P. Carey, Dr. Lawrence R. Klein, Charles C. Townsend, Jr. and Donald E. Nickelson.

We have been committed over the years to serving the best interests of our shareholders. We believe that this new structure will insure our ability to generate increasing growth and shareholder value.

Your board urges you to evaluate carefully the proposed merger, plan amendment and the directors nominated for re-election and to vote FOR the merger, plan amendment and the nominated directors.

Please vote for the proposals and return your election card today or vote by phone or on the internet. We have attempted to anticipate any questions you may have and to answer them in the pages that follow. However, if you have any additional questions regarding this proxy solicitation statement or the proposed merger, or if you need assistance with completing the proxy card, please feel free to contact Shareholder Communications Corporation, which has been retained to answer any questions you may have, at 1-800-611-9976.


     With best regards,

     /s/ Gordon F. DuGan                /s/ Francis J. Carey
     ----------------------             -----------------------
     Gordon F. DuGan                    Francis J. Carey
     President                          Chairman and Chief Executive Officer




Information Agent: 1-800-611-9976

FUNDS FROM OPERATIONS

The exhibit below shows the per share accretion resulting from the merger:

(per share)




[BAR GRAPH showing Pre-Merger of $2.08 and Post-Merger of $2.26]



The Benefits

The merger will enable Carey Diversified to control all of the functions necessary for its operation and growth. Carey Diversified believes this will enable it to provide better service to its clients and provide its shareholders with substantial benefits. These benefits may include:

IMMEDIATE INCREASE IN FFO. Expected to increase the company's per share FFO during the first year of combined operations and thereafter;

UNIQUE ACCESS TO CAPITAL.   Capitalize on W.P. Carey's ability to raise funds
in the private equity sector;

ENHANCED GROWTH THROUGH ASSET MANAGEMENT. Add the greater growth potential of W.P. Carey's asset management business to the stability of CDC's net lease investment revenues;

STRENGTHENED CREDIT PROFILE. By acquiring W.P. Carey without indebtedness, the credit-worthiness of the company will improve; and

FUTURE GROWTH POTENTIAL. Leverage the W.P. Carey's solid brand image to provide new means of growth in the future.


and the risks of the Merger


CONTROL BY WILLIAM P. CAREY. William P. Carey will exercise significant control over W.P. Carey & Co. LLC as owner of 26% of its shares.

COST OF MANAGEMENT SERVICES. The cost of internalizing the management function may exceed the cost of the fees and expense reimbursements previously payable to the advisor.

VOLATILITY OF PERFORMANCE. The management business may increase the volatility of Carey Diversified's financial performance and stock price.

NO APPRAISAL RIGHTS.   Shareholders will not be entitled to appraisal or
similar rights.


The above is a summary of the potential disadvantages, risks and benefits of the Merger. This summary is qualified in its entirety by the more detailed discussions in the section entitled "RISK FACTORS" and "BACKGROUND AND REASONS FOR THE MERGER" contained in the Proxy Solicitation Statement.


Information Agent: 1-800-611-9976

- Eagle Hardware & Garden, Inc. [Photo]

- Sprint Spectrum, Inc. [Photo]

- Federal Express Corporation [Photo]

Q: What vote is required to approve the merger?

The merger must be approved by the affirmative vote of shareholders owning a majority of Carey Diversified shares. You are being asked to approve the merger, the issuance of up to 10,000,000 shares of Carey Diversified as consideration for the merger and an amendment to the 1997 Listed Share Plan. If any material amendment to the terms of the merger is made, we will re-solicit your consent to the merger.

Q: When do you expect the merger to be completed?

We are working towards completing the merger as quickly as possible. We hope to complete the merger in June 2000 or thereafter, assuming shareholders approve the merger.

Q: What do I need to do now?

You may register your vote by telephone or you may vote on the Internet using the telephone number or web address on your proxy card. You may also fill out and sign your proxy solicitation card and mail it to us in the enclosed return envelope. THE BOARD OF DIRECTORS OF CAREY DIVERSIFIED UNANIMOUSLY RECOMMENDS VOTING IN FAVOR OF THE PROPOSED MERGER AND THE AMENDMENT TO THE 1997 LISTED SHARE INCENTIVE PLAN. If you fail to vote on the merger or the amendment to the incentive plan, your inaction will have the same effect as a vote against each proposal. If you sign and return your proxy without indicating your vote, you will be treated as having voted for the merger and for the amendment of the incentive plan.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

No. Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares by following the directions provided by your broker. Without instructions, your shares will not be voted.

Q: May I revoke or change my vote?

Yes. You may change or revoke your vote at any time before the end of the solicitation period. To do so, you must advise the Secretary of Carey Diversified in writing before June 15, 2000; or deliver later dated instructions.

                       Who Can Help Answer My Questions?
If you have more questions about the merger or if you need additional copies of this proxy solicitation statement, please contact:

          Carey Diversified LLC
          50 Rockefeller Plaza
          New York, NY 10020
          Attention: Investor Relations
          Telephone Number: 1-800-611-9976

How to vote.

There are three easy ways to vote:

BY TELEPHONE:

1. Call the toll free number listed on your proxy card 24 hours a day, 7 days a week.

2. You will be asked to enter a Control Number, which is located on your proxy card.

3. Follow the simple recorded instructions.

There is no charge for this call-Have your proxy card in hand.

BY INTERNET:

1. Follow the instructions at the Web address on your proxy card.

2. You will be asked to enter a Control Number, which is located on your proxy card.

3. Follow the simple instructions.

BY MAIL:

Please complete, sign and date the accompanying proxy card and return it in the enclosed postage-paid return envelope.

By marking the proxy card, you may:

     - vote "FOR" or "WITHHOLD AUTHORITY" for all four director nominees as Directors of Carey Diversified LLC

     - "WITHHOLD AUTHORITY" as to any one or more individual director nominees by striking through the name of the nominee for which you wish to withhold authority

     - vote either "FOR", "AGAINST" or "ABSTAIN" as to the merger of Carey Diversified LLC with W.P. Carey & Co., Inc.

     - vote either "FOR", "AGAINST" or "ABSTAIN" as to the amendment to the 1997 Listed Share Incentive Plan

If you sign and return your proxy card without indicating your choices, you will be deemed to have voted as follows:

     - unmarked proxy cards will be counted as votes "FOR" all four director nominees, merger and plan amendment; and

     - If you vote "ABSTAIN" with respect to the merger or plan amendment, you will be deemed to have voted "AGAINST" them.

IF YOU FAIL TO VOTE ON THE MERGER AND PLAN AMENDMENT, YOUR INACTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THEM.

Additional detailed information about the election of directors, merger and the plan amendment is available by reference to the accompanying Proxy Statement.

If you have any questions or need assistance in completing your proxy card, please call Shareholder Communications Corporation, the Information Agent for the merger, toll-free at 1-800-611-9976.

                 YOUR VOTE IS IMPORTANT. PLEASE ACT PROMPTLY.

                             Carey Diversified LLC
[CAREY DIVERSIFIED LOGO]      50 Rockefeller Plaza          [W.P. CAREY LOGO]
                               New York, NY 10020

                       Information Agent: 1-800-611-9976